UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.)
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☑	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12
H&R BLOCK, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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PRELIMINARY PROXY STATEMENT
SUBJECT TO COMPLETION

One H&R Block Way
Kansas City, Missouri 64105

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD SEPTEMBER 30, 2010

The annual meeting of shareholders of H&R Block, Inc., a Missouri corporation (the “Company”), will be held at the Copaken Stage of the Kansas City Repertory Theatre in the H&R Block Center located at One H&R Block Way (corner of 13th Street and Walnut), Kansas City, Missouri, on Thursday, September 30, 2010, at 9:00 a.m. central time. Shareholders attending the meeting are asked to park in the H&R Block Center parking garage located beneath the H&R Block Center (enter the parking garage from Walnut or Main Street). The meeting will be held for the following purposes:

1.	The election of nine directors to serve until the 2011 annual meeting or until their successors are elected and qualified (See page 4);

2.	The approval of an advisory proposal on the Company’s executive pay-for-performance compensation policies and procedures (See page 13);

3.	The approval of an amendment to the 2003 Long-Term Executive Compensation Plan to increase the aggregate number of shares of Common Stock issuable under the Plan by 10,000,000 shares (from 14,000,000 shares to 24,000,000 shares) (See page 14);

4.	The approval of the material terms of performance goals under the Executive Performance Plan (See page 19);

5.	A shareholder proposal to adopt a simple majority voting standard (See page 21);

6.	The approval of an amendment to the Company’s Amended and Restated Articles of Incorporation to reduce the supermajority voting requirement to call a special meeting of the Company’s shareholders (See page 23);

7.	The approval of an amendment to the Company’s Amended and Restated Articles of Incorporation to reduce the supermajority voting requirement related to the removal of directors (See page 23);

8.	The approval of an amendment to the Company’s Amended and Restated Articles of Incorporation to reduce the supermajority voting requirement related to amendments to the Company’s Articles of Incorporation and Bylaws (See page 24);

9.	The approval of an amendment to the Company’s Amended and Restated Articles of Incorporation to reduce the supermajority voting requirement regarding the related person transaction provision (See page 25);

10.	The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent accountants for the fiscal year ending April 30, 2011 (See page 27); and

11.	The transaction of any other business as may properly come before the meeting or any adjournments thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. The Board of Directors has fixed the close of business on July 27, 2010 as the record date for determining shareholders of the Company entitled to notice of and to vote at the meeting.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS PROVIDED IN THE ENCLOSED MATERIALS. IF YOU REQUESTED A PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENVELOPE PROVIDED.

By Order of the Board of Directors
ANDREW J. SOMORA
Secretary

Kansas City, Missouri
August   , 2010

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD SEPTEMBER 30, 2010
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
ELECTION OF DIRECTORS
THE APPROVAL OF AN ADVISORY PROPOSAL ON THE COMPANY’S EXECUTIVE PAY-FOR-PERFORMANCE COMPENSATION POLICIES AND PROCEDURES
ADOPTION OF AMENDMENT TO THE 2003 LONG-TERM EXECUTIVE COMPENSATION PLAN
APPROVAL OF THE MATERIAL TERMS OF PERFORMANCE GOALS UNDER THE EXECUTIVE PERFORMANCE PLAN
SHAREHOLDER PROPOSAL REQUESTING THAT OUR BOARD TAKE THE STEPS NECESSARY TO CHANGE EACH SHAREHOLDER VOTING REQUIREMENT IN THE COMPANY’S CHARTER AND BYLAWS THAT CALLS FOR A GREATER THAN SIMPLE MAJORITY VOTE TO A SIMPLE MAJORITY VOTE
“5 -- Adopt Simple Majority Vote”
INTRODUCTION TO ITEMS 6 THROUGH 9
ADOPTION OF AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION TO REDUCE THE SUPERMAJORITY REQUIREMENT TO CALL A SPECIAL MEETING
ADOPTION OF AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION TO REDUCE THE SUPERMAJORITY REQUIREMENT RELATING TO THE REMOVAL OF DIRECTORS
ADOPTION OF AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION TO REDUCE THE SUPERMAJORITY REQUIREMENT RELATING TO AMENDMENTS TO THE ARTICLES AND BYLAWS
ADOPTION OF AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION TO REDUCE THE SUPERMAJORITY REQUIREMENT RELATING TO THE RELATED PERSON TRANSACTION PROVISION
RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
RISK ASSESSMENT IN COMPENSATION PROGRAMS
EQUITY COMPENSATION PLANS
INFORMATION REGARDING SECURITY HOLDERS
PRINCIPAL SECURITY HOLDERS
OTHER MATTERS
REVIEW OF RELATED PERSON TRANSACTIONS
SHAREHOLDER PROPOSALS AND NOMINATIONS
APPENDIX B
APPENDIX C
APPENDIX D
APPENDIX E
APPENDIX F
APPENDIX G
APPENDIX H
APPENDIX I
APPENDIX J

H&R BLOCK, INC.
PROXY STATEMENT
FOR THE 2010 ANNUAL MEETING OF SHAREHOLDERS

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING –

The Board of Directors (the “Board of Directors” or “Board”) of H&R Block, Inc., a Missouri corporation (“H&R Block” or the “Company”) solicits the enclosed proxy for use at the annual meeting of shareholders of the Company to be held at 9:00 a.m. central time, on Thursday, September 30, 2010, at the Copaken Stage of the Kansas City Repertory Theatre in the H&R Block Center located at One H&R Block Way (corner of 13th Street and Walnut), Kansas City, Missouri. This proxy statement contains information about the matters to be voted on at the meeting and the voting process, as well as information about our directors and executive officers.

WHY DID I RECEIVE A NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PRINTED PROXY MATERIALS?

Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”) in 2007, the Company is making this Proxy Statement and its 2010 Annual Report available to shareholders electronically via the Internet. On or before August   , 2010, we mailed to our shareholders of record the “Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on September 30, 2010” (the “Notice”). All shareholders will be able to access this Proxy Statement and our 2010 Annual Report on the website referred to in the Notice or request to receive printed copies of the proxy materials. Instructions on how to access the proxy materials on the Internet or to request a printed copy may be found in the Notice.

HOW CAN I ELECTRONICALLY ACCESS THE PROXY MATERIALS?

The Notice will provide you with instructions on how to view our proxy materials for the annual meeting on the Internet. The website on which you will be able to view our proxy materials will also allow you to choose to receive future proxy materials electronically by email, which will save us the cost of printing and mailing documents to you. If you choose to receive future proxy statements by email, you will receive an email next year with instructions containing a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

HOW CAN I OBTAIN A FULL SET OF PRINTED PROXY MATERIALS?

The Notice will provide you with instructions on how to request to receive printed copies of the proxy materials. You may request printed copies up until one year after the date of the meeting.

WHAT AM I VOTING ON?

You are voting on ten items of business at the annual meeting:

■	The election of nine directors to serve until the 2011 annual meeting or until their successors are elected and qualified;

■	The approval of an advisory proposal on the Company’s executive pay-for-performance compensation policies and procedures;

■	The approval of an amendment to the 2003 Long-Term Executive Compensation Plan to increase the aggregate number of shares of Common Stock issuable under the Plan by 10,000,000 shares (from 14,000,000 shares to 24,000,000 shares);

■	The approval of the material terms of the performance goals under the Executive Performance Plan;

■	A shareholder proposal to adopt a simple majority voting standard;

■	The approval of an amendment to the Company’s Amended and Restated Articles of Incorporation to reduce the supermajority voting requirement to call a special meeting of the Company’s shareholders;

■	The approval of an amendment to the Company’s Amended and Restated Articles of Incorporation to reduce the supermajority voting requirement related to the removal of directors;

■	The approval of an amendment to the Company’s Amended and Restated Articles of Incorporation to reduce the supermajority voting requirement related to amendments to the Company’s Articles of Incorporation and Bylaws;

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■	The approval of an amendment to the Company’s Amended and Restated Articles of Incorporation to reduce the supermajority voting requirement regarding the related person transaction provision; and

■	The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent accountants for the fiscal year ending April 30, 2011.

WHO IS ENTITLED TO VOTE?

Shareholders of record as of the close of business on July 27, 2010 are entitled to vote at the annual meeting. Each share of H&R Block Common Stock is entitled to one vote.

WHAT ARE THE VOTING RECOMMENDATIONS OF THE BOARD OF DIRECTORS?

Our Board of Directors recommends that you vote your shares “FOR” the proposed slate of directors named in this proxy standing for election to the Board, “FOR” the advisory proposal on executive pay-for — performance compensation policies and procedures, “FOR” the amendment to the 2003 Long-Term Executive Compensation Plan, “FOR” the approval of the material terms of the performance goals under the Executive Performance Plan, “FOR” the shareholder proposal, “FOR” the amendments to the Company’s Amended and Restated Articles of Incorporation, and “FOR” the ratification of Deloitte & Touche LLP as our independent accountants.

WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

If your shares are registered directly in your name with the Company’s transfer agent, Wells Fargo Shareowner Services (known as a “registered shareholder”), you are considered, with respect to those shares, the “shareholder of record”, and the Notice was sent to you directly by the Company. If you are a shareholder of record, you may vote in person at the annual meeting.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name, and that organization forwarded the Notice to you. As the beneficial owner, you have the right to direct your broker, bank or nominee holding your shares how to vote and are also invited to attend the annual meeting. However, since you are not a shareholder of record, you may not vote these shares in person at the annual meeting unless you bring with you a legal proxy from the shareholder of record.

HOW DO I VOTE?

If you are a registered shareholder, there are four ways to vote:

■	By going to the Internet Website www.proxyvote.com and following the instructions provided (you will need the Control Number from the Notice you received);

■	By calling the toll-free telephone number indicated on your proxy card or voting instruction card (you will need the Control Number from the Notice you received);

■	If you requested printed copies of the proxy materials by mail, you can vote by signing, dating and returning the accompanying proxy card; or

■	In person by written ballot at the annual meeting.

Your shares will be voted as you indicate. If you do not indicate your voting preferences, the appointed proxies (Richard C. Breeden, David Baker Lewis and L. Edward Shaw, Jr.) will vote your shares FOR items 1 through 10. If your shares are owned in joint names, all joint owners must vote by the same method and if joint owners vote by mail, all of the joint owners must sign the proxy card.

If your shares are held in a brokerage account in your broker’s name (this is called street name), you may also vote as set forth above, and your broker or nominee should vote your shares as you have directed. Again, you must have a legal proxy from the shareholder of record in order to vote the shares in person at the annual meeting.

If your shares are held through the H&R Block Retirement Savings Plan, you may also vote as set forth above, except that Plan participants may not vote their Plan shares in person at the Annual Meeting. If you provide voting instructions by Internet, telephone or written proxy card, Fidelity Management Trust Company, the Plan’s Trustee, should vote your shares as you have directed. If you do not provide specific voting instructions, the Trustee will vote your shares in the same proportion as shares for which the Trustee has received instructions. Please note that you must submit voting instructions to the Trustee by no later than September 27, 2010 at 11:59 p.m. Eastern time in order for your shares to be voted by the Trustee at the Annual Meeting.

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MAY I ATTEND THE MEETING?

All shareholders, properly appointed proxy holders, and invited guests of the Company may attend the annual meeting. Shareholders who plan to attend the meeting must present a valid photo identification. If you hold your shares in street name, please also bring proof of your share ownership, such as a broker’s statement showing that you owned shares of the Company on the record date of July 27, 2010, or a legal proxy from your broker or nominee (a legal proxy is required if you hold your shares in street name and you plan to vote in person at the annual meeting). Shareholders of record will be verified against an official list available at the registration area. The Company reserves the right to deny admittance to anyone who cannot adequately show proof of share ownership as of the record date.

WHAT ARE BROKER NON-VOTES AND HOW ARE THEY COUNTED?

Broker non-votes occur when nominees, such as brokers and banks holding shares on behalf of the beneficial owners, are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions at least ten days before the annual meeting date. If no instructions are given within that time frame, the nominees may vote those shares on matters deemed “routine” by the New York Stock Exchange. On non-routine matters, nominees cannot vote without instructions from the beneficial owner, resulting in so-called “broker non-votes.” Broker non-votes are not counted for the purposes of determining the number of shares present in person or represented by proxy on a voting matter.

MAY I CHANGE MY VOTE?

You may revoke your proxy and change your vote at any time before the final vote at the annual meeting. You may vote again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the annual meeting will be counted), or by signing and returning a new proxy card or voting instruction form with a later date, or by attending the annual meeting and voting in person. However, your attendance at the annual meeting will not automatically revoke your proxy unless you vote again at the annual meeting or specifically request in writing that your prior proxy be revoked.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

For all matters to be voted upon at the annual meeting, shareholders may vote “for,” “against,” or “abstain” on such matters.

For Items 1, 2, 3, 4, 5 and 10 on the form of proxy, the affirmative vote of a majority of shares present in person or represented by proxy, and entitled to vote on the matter, is necessary for election or approval. Shares represented by a proxy that directs that the shares abstain from voting or that a vote be withheld on a matter are deemed to be represented at the meeting as to that matter, and have the same effect as a vote against the proposal.

For Items 6-9 on the form of proxy (amendments to the Company’s Amended and Restated Articles of Incorporation), the affirmative vote of a majority of the outstanding shares entitled to vote at the annual meeting of shareholders is necessary for approval. Shares represented by a proxy that directs that the shares abstain from voting or that a vote be withheld on a matter are deemed to be represented at the meeting as to that matter, and have the same effect as a vote against the proposal. Shares not voted are not deemed to be represented at the meeting as to that matter, and have the same effect as a vote against the proposal.

DO SHAREHOLDERS HAVE CUMULATIVE VOTING RIGHTS WITH RESPECT TO THE ELECTION OF DIRECTORS?

No. Shareholders do not have cumulative voting rights with respect to the election of directors.

WHAT CONSTITUTES A QUORUM?

As of the record date, 313,298,569 shares of the Company’s Common Stock were issued and outstanding. A majority of the outstanding shares entitled to vote at the annual meeting, represented in person or by proxy, will constitute a quorum. Shares represented by a proxy that directs that the shares abstain from voting or that a vote be withheld on a matter will be included at the annual meeting for quorum purposes. Shares represented by proxy as to which no voting instructions are given will also be included at the annual meeting for quorum purposes.

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WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE “IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON SEPTEMBER 30, 2010”?

It means your shares are held in more than one account. You should vote all your proxy shares.

HOW MUCH DID THIS PROXY SOLICITATION COST?

The Company has retained Mellon Investor Services LLC to assist in the solicitation of proxies on behalf of the Board of Directors for a fee of $8,500 plus reimbursement of reasonable expenses. Further, brokers and other custodians, nominees and fiduciaries will be requested to forward the Notice and printed proxy materials to their principals, and the Company will reimburse them for the expense of doing so.

WHAT IS THE COMPANY’S WEB ADDRESS?

The Company’s home page is www.hrblock.com. The Company’s filings with the Securities and Exchange Commission are available free of charge via a link from this website.

WILL ANY OTHER MATTERS BE VOTED ON?

As of the date of this proxy statement, our management knows of no other matter that will be presented for consideration at the meeting other than those matters discussed in this proxy statement. If any other matters properly come before the meeting and call for a vote of the shareholders, validly executed proxies in the enclosed form will be voted in accordance with the recommendation of the Board of Directors.

ITEM 1 –

ELECTION OF DIRECTORS –

The Company’s Amended and Restated Articles of Incorporation (the “Articles”) and Amended and Restated Bylaws (the “Bylaws”) provide that the number of directors to constitute the Board of Directors shall not be fewer than 7 nor more than 12, with the exact number to be fixed by a resolution adopted by the affirmative vote of a majority of the entire Board. The Articles and Bylaws also provide that all of the directors shall be elected at each annual meeting of shareholders to hold office until the next succeeding annual meeting of shareholders or until such director’s successor has been elected and qualified, and subject to prior death, resignation, retirement or removal from office of a director. Any vacancy on the Board may be filled by a majority of the surviving or remaining directors then in office.

The Board has nominated Alan M. Bennett, Richard C. Breeden, Robert A. Gerard, Len J. Lauer, David Baker Lewis, Bruce C. Rohde, Tom D. Seip, L. Edward Shaw, Jr. and Christianna Wood for election as directors of the Company to hold office until the next annual meeting of shareholders or until their successors are elected and qualified. In July 2010 one of our current directors, Thomas M. Bloch, advised us that he had decided not to stand for reelection when his term expires at the 2010 annual meeting. As a result, the Board has recommended fewer nominees for the directorships than the number last fixed by resolution of the Board pursuant to our Bylaws. If all of the nominated directors are elected, the Board of Directors shall be comprised of 9 members, leaving one vacancy on the Board. The Board of Directors will consider whether to fill the current vacancy and will work with the Governance and Nominating Committee to identify one or more suitable candidates for such position and may consider reducing the size of the Board of Directors to eliminate the vacancy. Proxies cannot be voted for a greater number of persons than the number of nominees.

Information with respect to each nominee for election as a director of the Company is set forth below. The number of shares of Common Stock beneficially owned by each nominee for director is listed under the heading “Security Ownership of Directors and Management” on page 54 of this proxy statement.

NOMINEES FOR ELECTION AT THIS MEETING:

Alan M. Bennett Director since 2008 Age 60	Mr. Bennett has served as the President and Chief Executive Officer of the Company since July 7, 2010, and as a Director since 2008. Mr. Bennett previously served as the Company’s Interim Chief Executive Officer from November 2007 through August 2008. Prior to that, he was Senior Vice President and Chief Financial Officer, Aetna, Inc. (a leading provider of health, dental, group life, disability and long-term care benefits), 2001- 2007; Vice President and

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Corporate Controller, Aetna, Inc., 1998-2001; Vice President and Director of Internal Audit, Aetna, Inc., 1997-1998; and Chief Financial Officer, Aetna Business Resources, 1995-1997. Mr. Bennett graduated from Susquehanna University in Selinsgrove, Pennsylvania in 1972. He is also a Director of Halliburton Company and TJX Companies, Inc. He is a member of the Finance Committee of the Board of Directors of the Company. Mr. Bennett brings to the Board intimate knowledge of the Company’s daily operations as the Company’s Chief Exeuctive Officer. In addition, Mr. Bennett’s extensive senior leadership experience, including from his prior service as the Company’s interim Chief Executive Officer, gives him a broad understanding of the types of operational, financial and strategic issues that affect the Company.

Richard C. Breeden Director since 2007 Age 60	Mr. Breeden has served since 2005 as Chairman and Chief Executive Officer of Breeden Capital Management LLC, the manager of a series of affiliated investment funds. He has also served since 1996 as Chairman of Richard C. Breeden & Co., LLC, a professional services firm specializing in strategic consulting, financial restructuring and corporate governance advisory services. Mr. Breeden graduated from Stanford University in 1972, and the Harvard Law School in 1975. After practicing law in the field of corporate financial transactions, Mr. Breeden worked in several senior government positions in the Administrations of Presidents Ronald W. Reagan, George H.W. Bush (41) and William Clinton. In 1989, Mr. Breeden served as Assistant to the President, and in that capacity he led successful efforts to develop a restructuring program for the U.S. savings and loan industry. From 1989-1993 Mr. Breeden served as Chairman of the U.S. Securities and Exchange Commission, after nomination by President Bush and unanimous confirmation by the U.S. Senate. Mr. Breeden is also a Director of Steris Corp. and Zale Corporation, and he has previously served as a director of numerous other companines, including Banco Bilbao Vizcaya Argentaria, S.A. and Applebee’s International, Inc., as well as corporate monitor of WorldCom, Inc. and KPMG LLP. Mr. Breeden has served as Chairman of the Board of the Company since November 2007. He is a member of the Finance Committee and the Governance and Nominating Committee of the Board of Directors of the Company. Mr. Breeden brings to the Board insight and leadership based on his experience as an investor in more than 40 companies, his experience assisting numerous companies in restructuring or strategic change, his direct involvement in restructuring the Company’s balance sheet and disposition of its mortgage and securities brokerage subsidiaries, his experience serving as Chairman of the U.S. Securities and Exchange Commission and his experience as a director of several public companies.

Robert A. Gerard Director since 2007 Age 65	Mr. Gerard is the General Partner and investment manager of GFP, L.P., a private investment partnership. Since 2004, Mr. Gerard has been Chairman of the Management Committee and Chief Executive Officer of Royal Street Communications, LLC, a licensee, developer and operator of telecommunications networks in Los Angeles and Central Florida. From 1974 to 1977, Mr. Gerard served in the United States Department of the Treasury, completing his service as Assistant Secretary for Capital Markets and Debt Management. From 1977 until his retirement in 1991, he held senior executive positions with the investment banking firms Morgan Stanley & Co., Dillon Read & Co., and Bear Stearns. Mr. Gerard is a Director of

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Gleacher & Company, Inc. He is Chairman of the Governance and Nominating Committee and a member of the Finance Committee of the Board of Directors of the Company. Mr. Gerard brings to the Board extensive experience in the financial services industry and many years of business experience in senior management and finance.

Len J. Lauer Director since 2005 Age 53	Mr. Lauer is the President and Chief Executive Officer and a director of Memjet, a color printing technology company. Prior to that, he was Executive Vice President and Chief Operating Officer of Qualcomm, Inc., San Diego California, from August 2008 through December 2009; he was Executive Vice President and Group President from December 2006 to July 2008. He was the Chief Operating Officer of Sprint Nextel Corp. from August 2005 to December 2006; he was President of Sprint Corp. from September 2003 until the Sprint-Nextel merger in August 2005. Prior to that, he was President-Sprint PCS from October 2002 until October 2004, and was President-Long Distance (formerly the Global Markets Group) from September 2000 until October 2002. Mr. Lauer also served in several executive positions at Bell Atlantic Corp. from 1992 to 1998. Prior to this, Mr. Lauer spent the first 13 years of his business career at IBM in various sales and marketing positions. Mr. Lauer holds a Bachelor of Science degree in Managerial Economics from the University of California, San Diego. Mr. Lauer was previously a Director of Verisign, Inc. He is Chairman of the Finance Committee and a member of the Compensation Committee of the Board of Directors of the Company. Mr. Lauer brings to the Board senior executive leadership experience from not only large public companies but also from his current position as the Chief Executive Officer of a technology company, which enables him to contribute signficantly to the Board.

David B. Lewis Director since 2004 Age 65	Mr. Lewis is Chairman of Lewis & Munday, a Detroit-based legal firm with offices in New York City, Washington, D.C. and Seattle. He received a Bachelor of Arts from Oakland University, a Master of Business Administration from the University of Chicago and a Juris Doctor from the University of Michigan School of Law. Mr. Lewis is also a Director of The Kroger Company, and was previously a Director of Conrail, Inc., LG&E Energy Corp., M.A. Hanna, TRW, Inc., and Comerica, Inc. Mr. Lewis is Chairman of the Audit Committee and a member of the Governance and Nominating Committee of the Board of Directors of the Company. Mr. Lewis brings to the Board prior experience as the chairman of four public company audit committees, a legal background, experience on the boards of other public companies, and knowledge of financial services obtained while earning his MBA in Finance.

Bruce C. Rohde Director since 2010 Age 61	Mr. Rohde has served in multiple roles with ConAgra Foods, Inc. since 1984, including General Counsel, President, Vice Chairman, Chairman and Chief Executive Officer, retiring from that role in 2005 as Chairman and CEO Emeritus. Mr. Rohde is the Managing Partner of Romar Capital Group and Of Counsel to Jones, Jones, Vines & Hunkins. Mr. Rohde holds two degrees from Creighton University, a Bachelor of Science degree in Business Administration, and a Juris Doctor, cum laude. He also serves as Vice Chairman of Creighton University Board of Directors, on Harvard University’s Private and Public, Scientific, Academic and Consumer Food Policy Committee, as a Presidential Appointee to the National Infrastructure Advisory Council and a Director of Preventive Medicine Research Institute and Gleacher & Company, Inc. Mr. Rohde holds many court admissions and also holds a certified public accountant certificate. Mr. Rohde

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brings to the Board senior executive leadership experience from a large public company, a diverse background in law, finance, accounting and operational management, and experience as board member of other public companies.

Tom D. Seip Director since 2001 Age 60	Mr. Seip currently serves as managing partner of Seip Investments LP and the managing member of Way Too Much Stuff LLC and Ridgefield Farm LLC, all private investment vehicles. He served as the President, Chief Executive Officer and Director of Westaff, Inc., Walnut Creek, California, a temporary staffing services company, from May 2001 until January 2002. Mr. Seip was employed by Charles Schwab & Co., Inc., San Francisco, California, from January 1983 until June 1998 in various positions, including Chief Executive Officer of Charles Schwab Investment Management, Inc. from 1997 until June 1998 and Executive Vice President — Retail Brokerage from 1994 until 1997. Mr. Seip is also Chairman of the Board of Trustees of the Neuberger Berman Mutual Funds, New York. He received a Bachelor of Arts degree from Pennsylvania State University and participated in the Doctoral Program in Developmental Psychology at the University of Michigan. Mr. Seip is Chairman of the Compensation Committee and a member of the Audit Committee of the Board of Directors of the Company. Mr. Seip brings to the Board useful financial insight and skills based on his extensive experience in investment management, financial product development, and management of branch office networks.

L. Edward Shaw, Jr. Director since 2007 Age 66	Mr. Shaw is a non-employed senior consultant to Richard C. Breeden & Co., or affiliated companies engaged in investment management, strategic consulting, and governance matters (“Breeden Companies”). From March 1, 2006 through July 30, 2010, Mr. Shaw served as a senior managing director of the Breeden Companies. From September 2004 to January 2006, Mr. Shaw was Of Counsel with the international law firm of Gibson Dunn & Crutcher LLP. He has served as General Counsel of both Aetna, Inc. (1999 to 2003) and The Chase Manhattan Bank (1983 to 1996), where, in addition to his legal role, his responsibilities included a wide range of risk management, compliance and public policy issues. In 2004, Mr. Shaw was appointed Independent Counsel to the Board of Directors of the New York Stock Exchange dealing with regulatory matters. Mr. Shaw is also a Director of Mine Safety Appliances Co., HealthSouth Corporation, and Covenant House, the nation’s largest privately funded provider of crisis care to children. He is a member of the Compensation and Governance and Nominating Committees of the Board of Directors of the Company. Mr. Shaw brings to the Board a wide ranging legal and business background, including senior leadership roles, in the context of large public companies as described above with particular experience in corporate governance, risk management and compliance matters.

Christianna Wood Director since 2008 Age 50	Ms. Wood is the Chairman of the Board of the International Corporate Governance Network (“ICGN”). Ms. Wood served as the Chief Executive Officer of Capital Z Asset Management, the largest dedicated sponsor of hedge funds, from 2008 through July 2009. Previously, Ms. Wood was the Senior Investment Officer for the Global Equity unit of the California Public Employees’ Retirement System (CalPERS) for five years. Prior to CalPERS, Ms. Wood served as a Principal of several investment management organizations. She is a Trustee of Vassar College and on the Investment, Audit and Social Responsibility Committees of the Vassar College Board of Trustees.

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Ms. Wood is a member of the Board of the International Securities Exchange. She was previously a member of the Public Company Accounting Oversight Board (PCAOB) Standard Advisory Group (2006-2008) and the International Auditing and Assurance Standards Board (IAASB) Consultative Advisory Group (2006-2009). Ms. Wood obtained a Bachelor of Arts degree from Vassar College and a Masters of Business Administration degree in Finance from New York University. She is a member of the Audit and Compensation Committees of the Board of Directors of the Company. Ms. Wood brings to the Board a broad finance and corporate governance background, including experience as a senior investment officer for a large retirement fund and as Chairman of the ICGN.

Unless otherwise instructed, the proxy holders will vote the proxy cards received by them for each of the nominees named above. All nominees have consented to serve if elected. The Board of Directors has no reason to believe that any of the nominees would be unable to accept the office of director. If such contingency should arise, it is the intention of the proxies to vote for such person or persons as the Board of Directors may recommend.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINEES NAMED ABOVE, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY.

ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

BOARD OF DIRECTORS’ MEETINGS AND COMMITTEES – The Board of Directors is responsible for managing the property and business affairs of the Company. The Board of Directors reviews significant developments affecting the Company and acts on matters requiring Board approval. During the 2010 fiscal year, the Board of Directors held 7 meetings and the standing Board committees held 27 meetings. Each of the incumbent directors attended at least 75% of the aggregate total number of meetings of the Board of Directors and Board committees of which he or she was a member.

The standing committees of the Board are the Audit Committee, the Compensation Committee, the Finance Committee and the Governance and Nominating Committee. The Company’s Corporate Governance Guidelines, Code of Business Ethics and Conduct, the Board of Directors Independence Standards and charters for the Audit, Compensation, and Governance and Nominating Committees are available on the Company’s website at www.hrblock.com under the “Company” link and then under the heading “Investor Relations” and then under “Corporate Governance.” These documents are also available in print to shareholders upon written request to: Corporate Secretary, H&R Block, Inc., One H&R Block Way, Kansas City, Missouri 64105. Set forth below is a description of the duties of each committee and its members.

The members of the Audit Committee are Mr. Lewis (Chairman), Mr. Seip and Ms. Wood. Mr. Bennett was a member of the Audit Committee during fiscal year 2010 and until his appointment as President and Chief Executive Officer of the Company on July 7, 2010. On that date Mr. Bennett ceased to be independent, and hence was no longer eligible to serve as a member of the Audit Committee. The Board of Directors adopted a revised charter for the Audit Committee on April 22, 2010, a copy of which is available on the Company’s website as described above. The functions of the Committee are described in the Audit Committee Charter and include making recommendations to the Board of Directors with respect to the appointment of the Company’s independent accountants, evaluating the independence and performance of such accountants, reviewing the scope of the annual audit, and reviewing and discussing with management and the independent accountants the audited financial statements and accounting principles. See the “Audit Committee Report” on page 28. All of the members of the Audit Committee are independent under regulations adopted by the Securities and Exchange Commission, New York Stock Exchange listing standards and the Board of Directors Independence Standards. The Board has determined that Mr. Lewis and Ms. Wood are audit committee financial experts, pursuant to the criteria prescribed by the Securities and Exchange Commission. The Audit Committee held nine meetings during fiscal year 2010.

The members of the Compensation Committee are Mr. Seip (Chairman), Ms. Wood and Messrs. Lauer and Shaw. The Board of Directors adopted a revised charter for the Compensation Committee on June 12, 2010, a copy of which is available on the Company’s website as described above. The functions of the Committee primarily include reviewing and approving the compensation of the executive officers of the Company and its subsidiaries,

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recommending to the Board of Directors the compensation of the Company’s chief executive officer, and administering the Company’s long-term incentive compensation plans. See the “Compensation Discussion and Analysis” beginning on page 29. All of the members of the Compensation Committee are independent under the New York Stock Exchange listing standards and the Board of Directors Independence Standards. The Compensation Committee held 11 meetings during fiscal year 2010.

The members of the Finance Committee are Mr. Lauer (Chairman) and Messrs. Breeden, Bennett, Bloch and Gerard. The primary duties of the Finance Committee are to provide advice to management and the Board of Directors concerning the financial structure of the Company, the funding of the operations of the Company and its subsidiaries, and the investment of Company funds. The Finance Committee held four meetings during fiscal year 2010.

The members of the Governance and Nominating Committee are Mr. Gerard (Chairman) and Messrs. Breeden, Lewis and Shaw. The Governance and Nominating Committee is responsible for corporate governance matters, the initiation of nominations for election as a director of the Company, the evaluation of the performance of the Board of Directors, and the determination of compensation of outside directors of the Company. All of the members of the Governance and Nominating Committee are independent under the New York Stock Exchange listing standards and the Board of Directors Independence Standards. The Governance and Nominating Committee held three meetings during fiscal year 2010.

DIRECTOR COMPENSATION – The Board considers and determines outside director compensation each year, taking into account recommendations from the Governance and Nominating Committee. The Governance and Nominating Committee formulates its recommendation based on its review of director compensation practices at other companies. The Governance and Nominating Committee may delegate its authority to such subcommittees as it deems appropriate in the best interest of the Company and its shareholders. Management assists the Governance and Nominating Committee in its review by accumulating and summarizing market data pertaining to director compensation levels and practices.

During fiscal year 2010, directors who were not employed by the Company or its subsidiaries were paid a retainer at an annual rate of $40,000. In addition, non-employee directors received meeting fees of $2,000 for each Board meeting attended (subject to a maximum of 10 Board meetings per fiscal year) and $1,200 for each committee meeting attended (subject to a maximum of 10 committee meetings per fiscal year for each committee). The chairman of each Board committee receives an annual committee chairman’s fee as follows: Audit Committee — $15,000 (or $7,500 per co-chairman); Compensation Committee — $10,000 (or $5,000 per co-chairman); Governance and Nominating Committee — $10,000 (or $5,000 per co-chairman); and Finance Committee — $10,000 (or $5,000 per co-chairman). The non-executive Chairman of the Board receives an annual retainer in the form of deferred stock units valued at $150,000 under the 2008 Deferred Stock Unit Plan for Outside Directors, as more fully described below.

The 2008 Deferred Stock Unit Plan for Outside Directors (the “2008 Stock Unit Plan”) was approved by the Governance and Nominating Committee and the Board of Directors on June 11, 2008, and was approved by the Company’s shareholders on September 4, 2008. The 2008 Stock Unit Plan provides for the grant of deferred stock units to directors of the Company or its subsidiaries who are not employees of the Company or any of its subsidiaries. The Plan specifies that the Board of Directors may make grants of deferred stock units to outside directors in its sole discretion. The number of deferred stock units credited to an outside director’s account pursuant to an award is determined by dividing the dollar amount of the award by the average current market value per share of the Company’s Common Stock for the ten consecutive trading dates ending on the date the deferred stock units are granted to the outside director. The current market value generally is the closing sales price as reported on the New York Stock Exchange. If an outside director terminates service with the Company for reason other than death, deferred stock units will be paid to such outside director, in shares of Common Stock, in one lump sum on the six month anniversary date of the termination of service. If an outside director dies prior to the payment in full of all amounts due such outside director under the Plan, the balance of the outside director’s deferred stock unit account will be paid to the outside director’s beneficiary, in shares of Common Stock, in a lump sum within 90 days following the outside Director’s death. The maximum number of shares of Common Stock that may be paid out under the Plan is 300,000.

On September 24, 2009, $100,000 in value of deferred stock units for the one-year period beginning September 24, 2009, were approved for Ms. Wood and Messrs. Bennett, Bloch, Breeden, Gerard, Lauer, Lewis, Seip and Shaw. The grant date of these awards was November 2, 2009. On June 8, 2009, $150,000 in value of

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deferred stock units was approved for Mr. Breeden for serving as the non-executive Chairman of the Board. The grant date of this award was July 1, 2009.

The Company also offers to its non-employee directors free business travel insurance in connection with Company-related travel. In addition, the H&R Block Foundation will match gifts by non-employee directors to any 501(c)(3) organization up to an annual aggregate limit of $5,000 per director per calendar year.

The Board has adopted stock ownership guidelines regarding stock ownership by Board members. The Board member ownership guidelines provide for non-employee directors to own shares of Company stock with an aggregate value generally exceeding five times the annual retainer paid to them.

DIRECTOR COMPENSATION TABLE –

The following table sets forth director compensation for non-employee directors for fiscal year 2010.

	Fees Earned
	or Paid	Stock	Option	All Other
	in Cash	Awards	Awards	Compensation
Name	($)(1)	($)(2)	($)(3)	($)(4)	Total ($)

Alan M. Bennett(5)	68,400	97,068	-0-	5,000	170,468

Thomas M. Bloch(6)	58,800	97,068	-0-	1,750	157,618

Richard C. Breeden(7)	62,500	264,065	-0-	5,000	331,565

Robert A. Gerard	72,400	97,068	-0-	2,415	171,883

Len J. Lauer	78,300	97,068	-0-	-0-	175,368

David B. Lewis	80,200	97,068	-0-	5,000	182,268

Tom D. Seip	84,400	97,068	-0-	4,000	185,468

L. Edward Shaw, Jr.(7)	72,000	97,068	-0-	5,000	174,068

Christianna Wood	73,200	97,068	-0-	-0-	170,268

NOTES:

(1)	This column includes, as applicable, the annual director’s fee, meeting fees for each Board and committee meeting attended and committee chairman fees for fiscal year 2010.

(2)	The dollar amounts represent the grant date fair value under FASB ASC Topic 718, “Stock Compensation” (“FASB 718”) for deferred stock units awarded during fiscal year 2010 to the outside director. These deferred stock unit awards are fully vested in that they are not subject to forfeiture; however, no shares underlying a particular award will be issued until six months following the date the Director ends his or her service on the Board. The grant date fair value of an award is computed in accordance with FASB 718 utilizing assumptions discussed in Item 8, Note 13 “Stock-Based Compensation” to the Company’s consolidated financial statements in the Form 10-K for the year ended April 30, 2010, as filed with the SEC. As of April 30, 2010, the following deferred stock units were outstanding: Mr. Bennett – 9,791; Mr. Bloch – 14,269; Mr. Breeden — 24,161; Mr. Gerard – 14,269; Mr. Lauer – 14,269; Mr. Lewis – 14,269; Mr. Seip – 14,269; Mr. Shaw – 14,269; and Ms. Wood – 10,538.

(3)	No stock options to purchase the Company’s Common Stock were granted to individuals serving as outside directors during fiscal year 2010. As of April 30, 2010, the following stock options were outstanding: Mr. Bennett – 150,000 (granted to Mr. Bennett when he was serving as interim Chief Executive Officer of the Company); Mr. Bloch – 60,000; Mr. Breeden – 37,595; Mr. Gerard – 0; Mr. Lauer – 16,000; Mr. Lewis – 24,000; Mr. Seip – 48,000; Mr. Shaw – 0; and Ms. Wood – 0.

(4)	This column includes, as applicable, the cost of business travel insurance and the H&R Block Foundation matching amount on contributions to 501(c)(3) organizations.

(5)	Mr. Bennett was a non-employee director of the Company during fiscal year 2010.

(6)	Mr. Bloch is not standing for re-election at the Company’s 2010 Annual Meeting.

(7)	Pursuant to the governing documents of Breeden Partners and related investment funds, compensation received by Messrs. Breeden and Shaw for service as directors of the Company is turned over to the investment funds. Messrs. Breeden and Shaw have no interest in such compensation other than to the extent of their pro rata ownership interest in the investment funds. From July 30, 2010 forward, Mr. Shaw is a non-employed senior consultant to Richard C. Breeden & Co., or affiliated companies and is no longer required to turn over to Breeden Partners and related investment funds compensation received from the Company for service as a director.

CORPORATE GOVERNANCE – Our Board of Directors operates under Corporate Governance Guidelines (the “Guidelines”) to assist the Board in exercising its responsibilities. The Guidelines reflect the Board’s commitment to monitor the effectiveness of policy and decision-making both at the Board level and management level, with a view to enhancing shareholder value over the long term. The Guidelines also assure that the Board will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed

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and to make decisions that are independent of the Company’s management. The Guidelines are not intended to be a static statement of the Company’s policies, principles and guidelines, but are subject to continual assessment and refinement as the Board may determine advisable or necessary in the view of the best interests of the Company and its shareholders.

It is the Board’s policy, and the Company’s Articles require, that the Chairman of the Board be an independent director who has not previously served as an executive officer of the Company. As Chairman, Mr. Breeden leads all meetings of the Board, including executive sessions of the non-employee directors held at each regular meeting of the Board.

As further described in the Guidelines, the Board believes that a substantial majority of the Board should consist of directors who are independent under the New York Stock Exchange listing standards. As described below, eight of the Board’s ten current directors are independent directors within the meaning of the Company’s Board of Directors Independence Standards (the “Independence Standards”) and the New York Stock Exchange listing standards.

The New York Stock Exchange listing standards provide that a director does not qualify as independent unless the Board affirmatively determines that the director has no material relationship with the Company. The listing standards permit the Board to adopt and disclose standards to assist the Board in making determinations of independence. Accordingly, the Board has adopted the Independence Standards to assist the Board in determining whether a director has a material relationship with the Company.

In June 2010, the Board conducted an evaluation of director independence regarding the current directors and nominees for director, based on the Independence Standards and the New York Stock Exchange listing standards. In connection with this review, the Board evaluated commercial, charitable, consulting, familial and other relationships between each director or immediate family member and the Company and its subsidiaries. As a result of this evaluation, the Board affirmatively determined that Messrs. Breeden, Gerard, Lauer, Lewis, Seip and Shaw and Ms. Wood are independent and that Mr. Bloch was not independent. At that time, the Board also determined that Mr. Bennett was independent; however, Mr. Bennett ceased to be independent upon his appointment as President and Chief Executive Officer of the Company on July 7, 2010.

Finally, all directors, officers and employees of the Company must act ethically and in accordance with the policies comprising the H&R Block Code of Business Ethics and Conduct (the “Code”). The Code includes guidelines relating to the ethical handling of actual or potential conflicts of interest, compliance with laws, accurate financial reporting, and procedures for promoting compliance with, and reporting violations of, the Code. The Company intends to post any amendments to or waivers of the Code (to the extent applicable to the Company’s Chief Executive Officer, Chief Financial Officer or Principal Accounting Officer) on our website.

BOARD LEADERSHIP STRUCTURE – The Company’s Articles require that the Chairman of the Board not simultaneously be Chief Executive Officer or President of the Company, not have previously served as an executive officer of the Company, and be an independent director pursuant to the New York Stock Exchange listing standards. As such, the Board is led by an independent Chairman, Mr. Breeden. In addition, the Company’s Corporate Governance Guidelines require that independent directors constitute a substantial majority of the Board. Our Chief Executive Officer, Mr. Bennett, and Mr. Bloch, are the only two members of the Board who are not independent.

We strongly believe that this structure creates a better balance in leadership and accountability, as the functions of Chief Executive Officer and Board Chairman are significantly different. In addition to balancing responsibilities, this structure enhances the accountability of the Chief Executive Officer to the Board and strengthens the Board’s independence from management. In addition, separating the roles of Board Chairman and Chief Executive Officer allows the Chief Executive Officer to focus his efforts on running our business and managing the Company in the best interests of our shareholders. At the same time, Mr. Breeden as Chairman handles the separate responsibilities of Board and Committee scheduling, Board agendas and other Board organizational tasks, as well as serving on occasion as spokesman for the Board. Mr. Breeden’s experience on other public company boards helps him fulfill his Board leadership duties.

BOARD’S ROLE IN RISK OVERSIGHT – Management is responsible for the Company’s day to day risk management activities, and the Board has oversight responsibility for managing risk, focusing on the adequacy of the Company’s risk management and mitigation processes. In fulfilling this oversight role, the Board works with the Company’s Chief Executive Officer and Chief Financial Officer to determine the Company’s

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risk tolerance and works to ensure that management is identifying, evaluating, and managing the overall risk profile of the Company.

In addition to the discussion of risk at the Board level, the Board’s standing committees also focus on risk exposure as part of their on-going responsibilities:

■	The Audit Committee is responsible for the oversight of risk policies and processes relating to the Company’s financial statements and financial reporting processes. The Company’s Internal Audit Department assists the Audit Committee and the Board in its oversight of risk management by ensuring key risks are included in the audit plan, providing objective assurance to the Board on the effectiveness of risk management processes, and reviewing the management of key risks.

■	The Finance Committee is responsible for reviewing and approving the plans and strategies with respect to financing transactions, acquisitions and dispositions, and other transactions involving financial risks. It regularly reviews the Company’s earnings and free cash flow, its sources and uses of liquidity, compliance with financial covenants and applicable regulatory capital requirements, and uses of the Company’s cash. The Finance Committee also reviews contingent risks that could lead to financial obligations, including litigation or other forms of contingent risk.

■	The Compensation Committee is responsible for reviewing the Company’s compensation policies and practices and the relationship between the Company’s risk management policies and practices, corporate strategy and compensation policies and practices.

Each of the committee chairs regularly reports to the full Board concerning the activities of the committee, the significant issues it has discussed, and the actions taken by that committee.

The Company has also established a Risk Management Committee to support the Board and senior management in fulfilling their oversight responsibilities. The Risk Management Committee reports to the Chief Financial Officer and is made up of key management-level employees. The Company’s risk management team and Risk Management Committee assists the Board in its oversight of risk management by creating and facilitating a process to identify, prioritize, monitor and report on risks and mitigation strategies, overseeing regular reporting of risks to the Board, identifying additional risk mitigation strategies as appropriate, and monitoring emerging risks.

DIRECTOR NOMINATION PROCESS – The entire Board of Directors is responsible for nominating members for election to the Board and for filling vacancies on the Board that may occur between annual meetings of the shareholders. The Governance and Nominating Committee is responsible for identifying, screening and recommending candidates to the entire Board for Board membership. The Governance and Nominating Committee works with the Board to determine the appropriate characteristics, skills and experience for the Board as a whole and its individual members. In evaluating the suitability of individual Board members, the Board takes into account many factors such as general understanding of various business disciplines (e.g., marketing, finance, information technology), the Company’s business environment, educational and professional background, ability to work well with other Board members, analytical ability and willingness to devote adequate time to Board duties. The Board evaluates each individual in the context of the Board as a whole with the objective of retaining a group with diverse and relevant experience that can best perpetuate the Company’s success and represent shareholder interests through sound judgment.

Although there is no formal policy on diversity of director nominees, both the Board of Directors and the Governance and Nominating Committee believe that diversity of skills, perspectives and experiences among Board members, in addition to the factors discussed above, promotes improved monitoring and evaluation of management on behalf of the shareholders and produces more creative thinking and solutions by the Board. The Governance and Nominating Committee considers, though not exclusively, the distinctive skills, perspectives and experiences that candidates who are diverse in gender, ethnic background, geographic origin and professional experience have to offer.

The Governance and Nominating Committee may seek the input of the other members of the Board and management in identifying candidates who meet the criteria outlined above. In addition, the Governance and Nominating Committee may use the services of consultants or a search firm. The Committee will consider recommendations by the Company’s shareholders of qualified director candidates for possible nomination by the Board. Shareholders may recommend qualified director candidates by writing to the Company’s Corporate Secretary, H&R Block, Inc., One H&R Block Way, Kansas City, Missouri 64105. Submissions should include information regarding a candidate’s background, qualifications, experience, and willingness to serve as a director. Based on a preliminary assessment of a candidate’s qualifications, the Governance and Nominating Committee

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may conduct interviews with the candidate and request additional information from the candidate. The Committee uses the same process for evaluating all candidates for nomination by the Board, including those recommended by shareholders. The Company’s Bylaws permit persons to be nominated as directors directly by shareholders under certain conditions. To do so, shareholders must comply with the advance notice requirements outlined in the “Shareholder Proposals and Nominations” section of this proxy statement.

COMMUNICATIONS WITH THE BOARD – Shareholders and other interested parties wishing to communicate with the Board of Directors, the non-management directors, or with an individual Board member concerning the Company may do so by writing to the Board, to the non-management directors, or to the particular Board member, and mailing the correspondence to: Corporate Secretary, H&R Block, Inc., One H&R Block Way, Kansas City, Missouri 64105. Please indicate on the envelope whether the communication is from a shareholder or other interested party. All such communications will be forwarded to the director or directors to whom the communication is addressed.

DIRECTOR ATTENDANCE AT ANNUAL MEETINGS – Although the Company has no specific policy regarding director attendance at its annual meeting, all directors are encouraged to attend. Board and Committee meetings are held immediately preceding and following the annual meeting. All of the Company’s then current directors attended last year’s annual meeting.

ITEM 2 –

THE APPROVAL OF AN ADVISORY PROPOSAL ON THE COMPANY’S EXECUTIVE PAY-FOR-PERFORMANCE COMPENSATION POLICIES AND PROCEDURES –

We believe that our compensation programs and policies reflect an overall pay for performance culture which is strongly aligned to the interests of our shareholders. We are committed to developing a mix of incentive compensation programs that will reward success in achieving the Company’s financial objectives and growing value for shareholders. In accordance with the Company’s Amended and Restated Bylaws, the Board is providing H&R Block’s shareholders with an annual opportunity to endorse or not endorse our executive compensation program, commonly known as a “Say on Pay” proposal.

The Compensation Committee of the Board has overseen the development of a compensation program designed to achieve pay-for-performance and alignment with shareholder interests, as described more fully in the “Compensation Discussion and Analysis” beginning on page 29. The compensation program was designed in a manner that we believe delivers appropriate recognition in compensation for contributing to current business results, while at the same time motivating and retaining executives to enhance future business results.

As further evidence of our commitment to a pay-for-performance compensation philosophy and to recognize our failure to meet our pre-established performance targets for fiscal year 2010, we implemented the following actions in our executive compensation program:

■	No base pay merit increases were awarded to any of our Named Executive Officers who are current executive officers; and

■	No short-term incentive awards were provided to any of our Named Executive Officers who are current executive officers (other than a portion of C.E. Andrews’ target short-term incentive award, which was guaranteed by the Board, as discussed more fully in the Compensation Discussion and Analysis on page 33).

These actions are not a one-time event; the Company will continue to take the necessary steps to link executive compensation awards to annual business performance to exemplify our full commitment to a pay-for-performance compensation philosophy.

In addition, the Compensation Committee continually reviews best practices in executive compensation in order to insure that H&R Block’s executive compensation program achieves the desired goals of pay-for-performance and alignment with shareholder interests. As a result of this review process, the Compensation Committee and the Board revised H&R Block’s executive compensation practices during the Company’s 2010 and 2011 fiscal years by:

■	Increasing the standard equity vesting period for stock options and restricted stock from three to four years;

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■	Changing the Company’s stock ownership guidelines to reflect the more common practice of determining ownership levels as a multiple of base pay; additionally, executives are now required to hold any net equity that vests or is exercised until ownership requirements are achieved; and

■	Agreeing to eliminate employment contracts with senior executives other than the CEO, thereby creating uniform severance arrangements for senior executives with consistent limits on maximum remuneration. In general the Company’s severance plans are less generous than the employment contracts they are replacing.

For the reasons discussed above, the Board recommends that shareholders vote in favor of the following “Say on Pay” resolution:

“Resolved, that the shareholders approve the overall executive pay-for-performance compensation policies and procedures employed by the Company, as described in the Compensation Discussion and Analysis and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement.”

Because your vote is advisory, it will not be binding upon the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE PAY-FOR-PERFORMANCE COMPENSATION POLICIES AND PROCEDURES EMPLOYED BY THE COMPENSATION COMMITTEE, AS DESCRIBED IN THE COMPENSATION DISCUSSION AND ANALYSIS, AND THE TABULAR DISCLOSURE REGARDING NAMED EXECUTIVE OFFICER COMPENSATION (TOGETHER WITH THE ACCOMPANYING NARRATIVE DISCLOSURE) IN THIS PROXY STATEMENT, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY.

ITEM 3 –

ADOPTION OF AMENDMENT TO THE 2003 LONG-TERM EXECUTIVE COMPENSATION PLAN –

THE PROPOSAL – The Board of Directors has adopted an amendment to the 2003 Long-Term Executive Compensation Plan, as amended (the “2003 Plan”), to increase by 10,000,000 the aggregate number of shares the Company is authorized to issue under such Plan. As more fully described below this would increase the number of shares authorized to be issued under the 2003 Plan from 14,000,000 to 24,000,000.

BACKGROUND – The 2003 Plan was adopted by the Board of Directors of the Company on July 1, 2002 to replace the 1993 Long-Term Executive Compensation Plan. The 2003 Plan was approved by the shareholders of the Company on September 11, 2002 and became effective on July 1, 2003.

The purpose of the 2003 Plan is to provide long-term incentives and rewards to senior executives and key employees responsible for the growth of the Company and creation of value for shareowners. The Board of Directors believes that incentive stock options, nonqualified stock options, restricted shares of the Company’s Common Stock (“Common Stock”) and other awards available for grant under the 2003 Plan provide a form of incentive that, if properly designed, can align the economic interests of management and other key employees with those of the Company’s shareholders.

Currently, the 2003 Plan authorizes the Company to issue up to 14,000,000 shares of Common Stock pursuant to awards made under the Plan. The Board may make equitable adjustments to such aggregate number in the event of any changes to the capital structure of the Company, including but not limited to a change resulting from a stock dividend or split-up, or combination or reclassification of shares. The aggregate number of shares of Common Stock authorized for issuance reflects the two-for-one Common Stock split effected August 22, 2005. Additionally, at the Company’s annual meeting of shareholders held on September 24, 2009, the shareholders approved an amendment to increase the aggregate number of shares of Common Stock issuable under the 2003 Plan by 4,000,000 (from 10,000,000 to 14,000,000).

MATERIAL FEATURES OF THE 2003 PLAN – The material features of the 2003 Plan are summarized below. The only aspect of the Plan being changed by the proposed amendment is the number of shares available for issuance. All other provisions of the Plan described herein would remain as already in effect. The summary is qualified in its entirety by reference to the specific provisions of the 2003 Plan, as proposed to be amended, the full text of which is set forth as Appendix A to this proxy statement.

ADMINISTRATION – The 2003 Plan is administered by the Compensation Committee of the Board of Directors of the Company (the “Committee”). All members of the Committee are non-employee directors of the Company

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and such members are not eligible to participate in the 2003 Plan. The Committee has the authority to determine, within the limits of the express provisions of the 2003 Plan, the individuals to whom awards will be granted, the nature, amount and terms of such awards and the objectives and conditions for earning such awards. The Committee may delegate to the Chief Executive Officer of the Company the authority to make such determinations, provided that any authority so delegated may not apply to awards to executive officers of the Company and may be exercised only in accordance with the 2003 Plan and any guidelines, rules and limitations which the Committee may prescribe.

ELIGIBLE PARTICIPANTS AND PLAN SHARES – The Committee may grant awards to any employee of the Company or its direct or indirect subsidiaries, or to the Company’s non-executive Chairman of the Board. The highest number of persons employed by subsidiaries of the Company during the fiscal year ended April 30, 2010, including seasonal employees, was approximately 105,739. The Company anticipates that for the foreseeable future participation in the 2003 Plan will not include part time or seasonal employees. There are today approximately 8,000 full time employees. Such number may increase with acquisitions by the Company or through internal growth. No ISO may be granted to an employee owning more than 10% of the combined voting power of all classes of stock of the Company.

Currently, an aggregate of 14,000,000 shares of Common Stock is authorized for issuance under the 2003 Plan. Under the proposed amendment, the aggregate number of shares authorized for issuance under the 2003 Plan would be increased by 10,000,000 shares, to a total of 24,000,000 shares. Shares of Common Stock not actually issued (as a result, for example, of the lapse of an option, the failure of a recipient to earn an award, the payment of an award in cash or a combination of cash and Common Stock or the payment in respect of an award through cashless exercise) are available for issuance pursuant to further grants. Each year, some awards made under 2003 Plan in previous years expire, are cancelled or are forfeited, and the shares of Common Stock underlying those awards again become available for issuance under the Plan. If the amendment to the 2003 Plan to increase by 10,000,000 the number of shares authorized for issuance is passed by the shareholders, this increase should provide sufficient shares for grants through fiscal year 2013 based on past and anticipated grants.

TYPES OF AWARDS – Awards under the 2003 Plan may include shares of Common Stock, Restricted Shares, nonqualified stock options, incentive stock options (“ISOs”), stock appreciation rights (“SARs”), performance shares, performance units, performance cash, as well as other types of awards that the Committee in its discretion may determine are consistent with the objectives and limitations of the 2003 Plan. Shares of Common Stock to be delivered or purchased under the 2003 Plan may be either authorized but unissued Common Stock or treasury shares.

Restricted Shares are shares of Common Stock issued to a recipient subject to such terms and conditions, including, without limitation, forfeiture or resale to the Company, and to such restrictions against sale, transfer or other disposition, as the Committee may determine at the time of issuance. A SAR is the right to receive cash, Common Stock or both based on the increase in the market value of the shares of Common Stock covered by such SAR from the initial date of the performance period for such SAR to the date of exercise. A “performance share” is the right to receive, upon satisfying designated performance goals within a performance period, cash, Common Stock or both based on the market value of shares of Common Stock covered by such performance shares at the close of the performance period. A “performance unit” is the right to receive cash, Common Stock or both upon satisfying designated performance goals within a performance period. “Performance cash” is the right to receive, upon satisfying designated performance goals within a performance period, cash at the close of the performance period.

The Committee may determine that all or a portion of an award may be deferred, that it may be vested at such times and upon such terms as the Committee may select, or that a recipient must be an employee at the time the award is paid or exercised. An employee may be granted multiple awards in any one calendar year, provided that the aggregate number of shares of Common Stock subject to such awards under the 2003 Plan may not exceed 1,000,000. The 2003 Plan provides that ISOs may be granted to a recipient during a calendar year only if the aggregate fair market value (determined as of the time an ISO is granted) of Common Stock with respect to which ISOs are exercisable for the first time by such recipient during any calendar year under the 2003 Plan and any other “incentive stock option plans” maintained by the Company does not exceed $100,000. No ISO is exercisable later than ten years after the date it is granted.

Neither the Company nor any subsidiary receives from the recipient of an award any monetary consideration for the granting of the award.

ASSIGNABILITY – No award granted pursuant to the 2003 Plan is transferable or assignable by its recipient other than by will or the laws of descent and distribution; provided, however, that a recipient who was granted an

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award in consideration for serving as the Company’s non-executive Chairman of the Board may transfer or assign an award to an entity that is or was a shareholder of the Company at any time during which the recipient served as the Company’s non-executive Chairman of the Board (a “Shareholder Entity”) if (i) the recipient is affiliated with the manager of the investments made by such Shareholder Entity or otherwise serves on the Company’s Board of Directors at the Shareholder Entity’s direction or request, and (ii) pursuant to the Shareholder Entity’s governance documents or any regulatory, contractual or other requirement, any consideration the recipient may receive as compensation for serving as a director of the Company must be transferred, assigned, surrendered or otherwise paid to the Shareholder Entity.

ANTI-DILUTION PROTECTION – In the event of any changes in the capital structure of the Company, including a change resulting from a stock dividend or stock split, or combination or reclassification of shares, the Board of Directors is empowered to make such equitable adjustments with respect to awards or any provisions of the 2003 Plan as it deems necessary and appropriate, including, if necessary, any adjustments in the maximum number of shares of Common Stock subject to the Plan, the number of shares of Common Stock subject to an outstanding award, or the maximum number of shares that may be subject to one or more awards granted to any one recipient during a calendar year.

MARKET VALUE RESTRICTIONS – The amounts of certain awards are based on the market value of a share of Common Stock at a specified point in time. The exercise price per share of Common Stock under each nonqualified stock option or ISO granted under the 2003 Plan, which is paid to the Company at the time of the exercise, shall be determined by the Committee, but may not be less than the market value of such Common Stock on the date of grant of such option. The exercise price for each option will remain constant during the life of the option, subject to adjustment pursuant to the anti-dilution provisions of the 2003 Plan described above. The market value of a share of Common Stock on the date an SAR is granted shall be the base value of such SAR. On August   , 2010, the last reported sale price of the Company’s Common Stock on the New York Stock Exchange was $      per share.

AMENDMENTS AND TERMINATIONS – The Board of Directors may at any time terminate or amend the 2003 Plan, provided that no such action may be taken that adversely affects any rights or obligations with respect to any awards theretofore made under the Plan without the consent of the recipient. No amendment may be made that would increase the maximum number of shares of Common Stock that may be issued under the 2003 Plan (unless such increase is a result of a change in the capital structure of the Company), change the termination date of the 2003 Plan, or delete or amend the market value restrictions contained in the 2003 Plan on the stock option exercise price or the base value of an SAR without the prior approval of the holders of a majority of the outstanding shares of Common Stock represented in person or by proxy at a duly constituted meeting of shareholders. The Committee may grant Awards at any time prior to July 1, 2013, on which date the 2003 Plan will terminate except as to Awards then outstanding thereunder, which Awards shall remain in effect until they have expired according to their terms or until July 1, 2023, whichever first occurs.

NEW PLAN BENEFITS – The table below sets forth awards that will be made under the 2003 Plan if the shareholders approve this amendment to increase the amount of shares issuable under the Plan for (i) the Named Executive Officers (excluding Messrs. Smyth, Woram and Gokey and Ms. Shulman, each of whom are no longer with the Company and did not receive contingent awards under the 2003 Plan), (ii) all current executive officers as a group, and (iii) all employees, including all current officers who are not executive officers, as a group. No contingent awards under the 2003 Plan have been made to any current director or nominee for election as a director. The Company is not aware of any associate of a Named Executive Officer, current executive officer or director, or nominee for election as a director who have received contingent option awards under the 2003 Plan.

		Stock
		Option	Restricted
	Dollar	Award	Stock Award	Performance
	Value	Dollar Value	Dollar Value	Cash
Name of Individual or Group	($)(1)	($)(1)	($)(1)	($)

C.E. Andrews, President, RSM McGladrey Business Services, Inc.	800,000	160,000	—	640,000

Robert J. Turtledove, Senior Vice President and Chief Marketing Officer	225,000	180,000	45,000	—

Executive Officer Group	1,175,000	415,000	120,000	640,000

Non-Executive Officer Employee Group	10,011,690	2,716,960	7,294,729	—

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NOTES:

(1)	Under the 2003 Plan, (i) stock option awards are made in dollar amounts with the actual number of options to be determined based on a four to one conversion ratio of options to shares, and (ii) restricted stock awards are made in dollar amounts with the actual number of shares of restricted stock to be determined based on the closing price of the Company’s Common Stock on the contingent grant date of October 1, 2010.

STOCK OPTION AWARDS – The table below identifies each person who received an option award of 5% or more of the total options awarded (based on the dollar value of the option awards) under the 2003 Plan contingent upon shareholder approve of this amendment to increase the amount of shares issuable under the Plan.

Stock
Option
Award
Dollar Value
Name of Individual	($)(1)

C.E. Andrews, President, RSM McGladrey Business Services, Inc.	160,000

Robert J. Turtledove, Senior Vice President and Chief Marketing Officer	180,000

Tammy S. Serati, Senior Vice President, Human Resources	228,000

Rich Agar, Senior Vice President and Chief Information Officer	240,000

Brian Schell, Senior Vice President, Field Operations and Franchise Development	160,000

Phil Mazzini, Area President, East	160,000

Sabrina Wiewel, Area President, West	200,000

NOTES:

(1)	Under the 2003 Plan, stock option awards are made in dollar amounts with the actual number of options to be determined based on a four to one conversion ratio of options to shares.

FEDERAL INCOME TAX CONSEQUENCES – The federal income tax consequences of the issuance and/or exercise of awards under the 2003 Plan are described below. The following information is not a definitive explanation of the tax consequences of the awards, and recipients should consult with their own tax advisors with respect to the tax consequences inherent in the ownership and/or exercise of the awards, and the ownership and disposition of any underlying securities.

Common Stock Awards – The recipient of a Common Stock award will recognize ordinary income for federal income tax purposes at the time of receipt of Common Stock in an amount equal to the fair market value of the Common Stock received. The Company will be entitled to a deduction for such amount as and when the ordinary income is recognized by the recipient. Upon disposition of any Common Stock received, the recipient will recognize long-term or short-term capital gain or loss, depending upon the period for which the recipient has held the shares, in an amount equal to the excess of the selling price over the fair market value of such shares on the date of receipt.

Restricted Shares – A recipient will not be taxed on the date of an award of Restricted Shares, but will be taxed at ordinary income rates on the fair market value of any restricted shares as of the date that the restrictions lapse, unless the recipient, within 30 days after transfer of such Shares to the recipient, elects under Section 83(b) of the Code to include in income the fair market value of the Restricted Shares as of the date of such transfer. The Company will be entitled to a corresponding deduction. Any disposition of shares after restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the basis for this purpose equal to the fair market value of the shares at the end of the restricted period (or on the date of the transfer of the restricted shares, if the employee elects to be taxed on the fair market value upon such transfer).

Incentive Stock Options – The 2003 Plan qualifies as an incentive stock option plan within the meaning of Section 422 of the Internal Revenue Code. A recipient who is granted an ISO will not recognize any taxable income for federal income tax purposes on either the grant or the exercise of the ISO.

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If the recipient disposes of the shares purchased pursuant to the ISO more than two years after the date of grant and more than one year after the transfer of the shares to him (the required statutory “holding period”), (a) the recipient will recognize long-term capital gain or loss, as the case may be, equal to the difference between the selling price and the option price; and (b) the Company will not be entitled to a deduction with respect to the shares of stock so issued.

If the holding period requirements are not met, any gain realized upon disposition will be taxed as ordinary income to the extent of the excess of the lesser of (i) the excess of the fair market value of the shares at the time of exercise over the option price, or (ii) the gain on the sale. The Company will be entitled to a deduction in the year of disposition in an amount equal to the ordinary income recognized by the recipient. Any additional gain will be taxed as short-term or long-term capital gain depending upon the holding period for the stock. A sale for less than the option price results in a capital loss.

The excess of the fair market value of the shares on the date of exercise over the option price is a minimum tax addition. A corresponding minimum tax subtraction is allowed in the year in which the shares are disposed. See “Alternative Minimum Tax,” below.

Nonqualified Stock Options – The recipient of a nonqualified stock option under the 2003 Plan will not recognize any income for federal income tax purposes on the grant of the option. Generally, on the exercise of the option, the recipient will recognize taxable ordinary income equal to the excess of the fair market value of the shares on the exercise date over the option price for the shares. The Company generally will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the recipient. Upon disposition of the shares purchased pursuant to the stock option, the recipient will recognize long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount realized on such disposition and the basis for such shares, which basis includes the amount previously recognized by the recipient as ordinary income.

Stock Appreciation Rights – A recipient who is granted stock appreciation rights will not recognize any taxable income on the receipt of the SARs. Upon the exercise of a SAR, (a) the recipient will recognize ordinary income equal to the amount received (the increase in the fair market value of one share of the Company’s Common Stock from the date of grant of the SAR to the date of exercise) and (b) the Company will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the recipient.

Performance Shares and Performance Units – A recipient of performance shares or performance units will not recognize any income for federal income tax purposes on the date of the grant of the right to receive performance shares or units. The recipient will recognize ordinary income for federal income tax purposes at the time of receipt of cash and/or Common Stock with respect to the performance shares or units in an amount equal to the excess, if any, of the fair market value of the performance shares or units on the date received over the price of the performance shares or units on the date of grant. The Company will be entitled to a deduction on the date of receipt of the performance shares by the recipient in an amount equal to the ordinary income recognized by the recipient. Upon disposition of any stock received, the recipient will recognize long-term or short-term capital gain or loss depending upon the period for which he or she has held the stock in an amount equal to the difference between the amount realized and the fair market value of the stock on the date of receipt.

Performance Cash – A recipient of performance cash will not recognize any income for federal income tax purposes on the date of grant of the right to receive performance cash. The recipient will recognize ordinary income for federal income tax purposes at the time of receipt of the performance cash. The Company will be entitled to a deduction on the date of receipt of the performance cash by the recipient in an amount equal to the ordinary income recognize by the recipient.

ALTERNATIVE MINIMUM TAX – In addition to the federal income tax consequences described above, a recipient may be subject to the alternative minimum tax (“AMT”), which is payable only to the extent it exceeds the recipient’s regular tax liability. The AMT is assessed on the recipient’s alternative minimum taxable income in excess of an exemption amount that varies by filing status. For purposes of computing the AMT, the alternative minimum taxable income is equal to taxable income (1) increased by tax preference items and (2) increased or reduced by certain AMT “adjustments.” Federal law currently provides for a minimum tax credit that may be applied against the recipient’s regular tax liability in years following a year in which the recipient is subject to AMT. The minimum tax credit is limited to the excess, if any, of the regular tax over the tentative AMT for the year. Any credit not used because of the limitation may be carried forward indefinitely.

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EFFECTIVE DATE – The amendment to the 2003 Plan shall be effective immediately on the date of its approval by shareholders. If the amendment is not approved by such shareholders, the 2003 Plan will remain in effect as it currently exists, without the increase in available shares that the proposed amendment would authorize.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS – See “Equity Compensation Plans” on page 53.

APPROVAL REQUIREMENTS – The affirmative vote of a majority of shares present in person or represented by proxy, and entitled to vote on this proposal, is necessary for the approval of the amendment to the 2003 Plan. Shares represented by a proxy which directs that the shares abstain from voting or that a vote be withheld on the proposal are deemed to be represented at the meeting as to that matter, and have the same effect as a vote against the proposal. Broker non-votes will have no effect on the outcome of the vote for this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE 2003 LONG-TERM EXECUTIVE COMPENSATION PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY.

ITEM 4 –

APPROVAL OF THE MATERIAL TERMS OF PERFORMANCE GOALS UNDER THE EXECUTIVE PERFORMANCE PLAN –

INTRODUCTION – We are asking the shareholders to re-approve the material terms of the performance goals under the H&R Block Executive Performance Plan (the “Executive Performance Plan”). The shareholders originally approved the Executive Performance Plan at the 1996 Annual Meeting and most recently reapproved the Executive Performance Plan, as amended, at the 2005 Annual Meeting. Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code”), requires that the shareholders re-approve the material terms of the performance goals every five years.

The Executive Performance Plan allows the Company to include in the compensation package of an executive officer a bonus component intended to qualify as performance-based compensation under Section 162(m). Section 162(m) provides that compensation in excess of $1 million paid for any tax year to a corporation’s named executive officers (“Covered Employees”) at the end of such year will not be deductible by the corporation for federal income tax purposes unless certain conditions are met. In order to qualify as “performance-based compensation,” the shareholders of the corporation must approve the material terms of the performance goals under which such compensation is to be paid.

SUMMARY OF THE PLAN – The primary features of the Executive Performance Plan are summarized below. The summary is qualified in its entirety by reference to the specific provisions of the Executive Performance Plan, the full text of which is set forth as Appendix B to this proxy statement.

The Executive Performance Plan is administered by the Compensation Committee, which is composed entirely of “outside directors” within the meaning of Section 162(m) of the Code. The Compensation Committee has authority to determine the terms and conditions of awards granted to eligible persons under the Executive Performance Plan. Awards under the Executive Performance Plan are paid in cash and may be granted only to employees of the Company or its subsidiaries who are at the level of Assistant Vice President or a more senior level and who are selected for participation by the Compensation Committee. The Compensation Committee may grant annual performance-based awards with respect to each fiscal year of the Company, or a portion thereof (a “Performance Period”). Within 90 days after the beginning of a Performance Period, the Compensation Committee establishes performance goals for the Company and its subsidiaries for the Performance Period and specific target awards for each participant selected by the Committee. The Compensation Committee specifies the performance goals applicable to each participant for each Performance Period, as well as the portion of the target award to which each performance goal applies. Awards are nontransferable other than by will or by the laws of descent and distribution.

The Executive Performance Plan specifies that performance goals established by the Compensation Committee each year must be based on one or more of the following business criteria: (a) earnings, (b) revenues, (c) sales of products, services or accounts, (d) numbers of income tax returns prepared, (e) margins, (f) earnings per share, (g) return on equity, (h) return on capital, and (i) total shareholder return. For any Performance Period, performance goals may be measured on an absolute basis or relative to internal goals, or relative to levels attained in fiscal years prior to the Performance Period. In addition, a participant must remain continuously

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employed by the Company or one or more of its subsidiaries through the end of a Performance Period to be eligible to receive payment of an award. The Executive Performance Plan grants the Committee discretion to pay in full or on a prorated basis an award determined in accordance with the Executive Performance Plan to a participant whose employment terminates during the Performance Period due to death, disability or retirement.

Following the end of a Performance Period, the Committee certifies the extent to which each performance goal has been achieved and then, to arrive at the actual award payout, determines a performance percentage for each goal to be multiplied by the portion of the target award to which the goal relates. The Compensation Committee has the discretion to establish with respect to each performance target and each Performance Period a schedule or other objective method (“Performance Schedule”) of determining the applicable performance percentage to be used in arriving at the actual award payout. The Compensation Committee is required to establish the Performance Schedule within 90 days after the beginning of the Performance Period. Any Performance Schedule established by the Committee may not provide for a performance percentage in excess of 200%.

The Executive Performance Plan provides that the aggregate amount of all awards under the Executive Performance Plan to any one participant for any Performance Period may not exceed $2,000,000. Payment of awards takes place as soon as possible following certification by the Compensation Committee of the extent to which performance goals have been achieved and the determination of the actual awards payable.

In the event of a recapitalization, reorganization, merger, acquisition, divestiture, consolidation, spin-off, split-off, combination, liquidation, dissolution, sale of assets, or other similar corporate transaction or event; changes in applicable tax laws or accounting principles; or any unusual, extraordinary or nonrecurring events involving the Company that distort the performance criteria applicable to any performance goal, the Committee must adjust the calculation of the performance criteria and the applicable performance goals as necessary to prevent reduction or enlargement of participants’ awards under the Executive Performance Plan for the Performance Period attributable to such transaction or event.

The Executive Performance Plan is not exclusive. The Company may pay other bonuses and other compensation to the participants under other plans and under other authority of the Board of Directors of the Company and applicable law.

The Company may deduct from any payments under the Executive Performance Plan any applicable taxes required to be withheld with respect to the payments.

The Board of Directors of the Company may at any time and from time to time alter, amend, suspend or terminate the Executive Performance Plan in whole or in part, without shareholder approval.

BENEFITS UNDER THE EXECUTIVE PERFORMANCE PLAN – Because this proposal relates only to re-approval of the material terms of the performance goals under the Executive Performance Plan, the re-approval will not result in any new benefits being provided to participants in the Executive Performance Plan. Performance-based awards granted under the Executive Performance Plan, if any, are subject to the discretion of the Compensation Committee and to the achievement of certain performance targets as established by the Compensation Committee during a Performance Period. Amounts that may be received by officers of the Company eligible to participate in the Executive Performance Plan are not presently determinable. The following chart describes the amounts that the indicated participants were awarded under the Executive Performance Plan for fiscal year 2010. Non-employee directors of the Company are not eligible to participate in the Executive Performance Plan. None of our Named Executive Officers or other executive officers received performance based awards under the Plan for fiscal year 2010. Approximately 78 persons are eligible to participate in the Executive Performance Plan.

Name of Group	Awards ($)

Non-Executive Officer Employee Group	576,936

The Board believes that approval of the Executive Performance Plan will benefit the Company in the manner specified above and, as a result, will promote the interests of the Company and its shareholders.

THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE EXECUTIVE PERFORMANCE PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY.

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ITEM 5 –

SHAREHOLDER PROPOSAL REQUESTING THAT OUR BOARD TAKE THE STEPS NECESSARY TO CHANGE EACH SHAREHOLDER VOTING REQUIREMENT IN THE COMPANY’S CHARTER AND BYLAWS THAT CALLS FOR A GREATER THAN SIMPLE MAJORITY VOTE TO A SIMPLE MAJORITY VOTE –

William Steiner, 112 Abbottsford Gate, Piermont, NY 10968, the beneficial owner of 6,000 shares of the Company’s Common Stock, has notified the Company that he intends to have a representative present the following proposal at the annual meeting. The proposal as submitted, reads as follows:

“5 — Adopt Simple Majority Vote”

“RESOLVED, Shareholders request that our board take the steps necessary so that each shareholder voting requirement in our charter and bylaws, that calls for a greater than simple majority vote, be changed to a majority of the votes cast for and against the proposal to the fullest extent permitted by law. This includes each 80% supermajority provision in our charter and/or bylaws.

Currently a 1%-minority can frustrate our 79%-shareholder majority. Also our supermajority vote requirements can be almost impossible to obtain when one considers abstentions and broker non-votes. Supermajority requirements are arguably most often used to block initiatives supported by most shareowners but opposed by management. Even a Goodyear (GT) management proposal for annual election of each director failed to pass although 90% of votes cast were yes-votes.

This proposal topic won from 74% to 88% support at these companies in 2009: Weyerhaeuser (WY), Alcoa (AA), Waste Management (WM), Goldman Sachs (GS), FirstEnergy (FE), McGraw-Hill (MHP) and Macy’s (M). The proponents included Nick Rossi, William Steiner and James McRitchie.

The merit of this Simple Majority Vote proposal should also be considered in the context of the need for improvement in our company’s 2010 reported corporate governance status:

The Corporate Library www.thecorporatelibrary.com, an independent investment research firm, had concerns in the area of our executive pay. Equity-based pay was awarded at our board’s discretion. This type of pay policy does little to align executive and shareholder interests and does not base pay on actual long-term company performance. Performance shares had a three-year performance period. The Corporate Library was hesitant to consider three years as long-term.

Furthermore, stock options and restricted stock vest solely on the passage of time. Stock ownership guidelines required our CEO to hold only 200,000 shares. In 2009, our CEO received 900,000 stock options. Considering those equity grants, 200,000 shares is a low target. Finally, Russell P. Smyth was CEO for only three quarters of fiscal 2009 but received a full bonus that was more than 100% of his base salary. His “all other compensation” included a $200,000 lump-sum cash relocation payment. The amount was difficult to justify in terms of shareholder benefit.

Two of our directors were inside-related which is an independence concern: Alan Bennett and Thomas Bloch. Our board was the only significant directorship for five of our ten directors. This could indicate a significant lack of current transferable director experience for 50% of our directors.

We had no shareholder right to vote on our executives’ pay, to call a special meeting unless approved by an overwhelming majority of shareholders, act by written consent or use cumulative voting. Shareholder proposals to address each of these topics received majority votes at other companies.

The above concerns shows there is need for improvement. Please encourage our board to respond positively to this proposal: Adopt Simple Majority Vote — Yes on 5.”

H&R BLOCK’S RESPONSE – The Board of Directors of the Company has carefully considered the shareholder proposal and recommends that shareholders vote “for” the proposal for the following reasons.

Currently (and as described more fully below in Items 6-9), under the Company’s Amended and Restated Articles of Incorporation (the “Articles”) and Amended and Restated Bylaws (the “Bylaws”), the affirmative vote of the holders of 80% of the outstanding shares of the Company entitled to vote in an election of directors is required to: (i) call a special meeting of the Company’s shareholders; (ii) remove directors from the Company’s Board of Directors; (iii) amend certain provisions of the Articles and any provision of the Bylaws (unless the amendment is first adopted by 80% of the Board); and (iv) approve certain “Business Transactions” with “Related Persons.”

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These supermajority voting requirements were approved by the shareholders and included in the Company’s governing documents many years ago in order to ensure that broad shareholder support exists before significant changes can be implemented and to afford minority shareholders protection against self-interested transactions with one or more other shareholders. At the time shareholders approved these provisions, they represented customary and accepted corporate governance practices. Provisions such as these continue to be common in the articles of incorporation and bylaws of many publicly-traded corporations, although they are by no means universal.

The Board of Directors recognizes that views regarding best governance practices evolve, and that elimination of supermajority voting requirements enjoys the broad support of institutional shareholders and key proxy advisory firms. The Board is aware of a growing view that supermajority voting provisions may violate the principle that a majority should be all that is necessary to effect certain changes in the Board or to take other shareholder actions. The Board wishes to provide our shareholders with a more meaningful role in votes on matters related to critical shareholder interests. Indeed, during recent years the Company (i) terminated its “shareholder rights” plan, or “poison pill”; (ii) eliminated its staggered board; and (iii) established term limits for directors to improve the Company’s responsiveness to shareholders. In addition, the Board does in fact provide the Company’s shareholders with the annual opportunity to endorse or not endorse our executive compensation programs through a “Say on Pay” proposal. The Board views this shareholder proposal consistent with these earlier steps to improve governance.

The shareholder proposal is advisory in nature and only constitutes a recommendation to the Board to take action in the future. Adoption of the shareholder proposal by the shareholders would, by itself, not eliminate the supermajority voting requirements contained in the Company’s Articles and Bylaws.

The Board of Directors is committed to observing good corporate governance practices, and has determined that removal of the supermajority voting requirements is in the best interests of the shareholders. In order to remove the supermajority provisions prior to the 2011 annual meeting of shareholders, the Board of Directors has voluntarily taken the steps necessary to allow the shareholders to implement such action at this annual meeting by proposing Items 6-9 below to amend the Company’s Articles and Bylaws accordingly.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE SHAREHOLDER PROPOSAL TO TAKE NECESSARY ACTION TO REDUCE THE SUPERMAJORITY REQUIREMENTS, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY.

INTRODUCTION TO ITEMS 6 THROUGH 9 –

As discussed above, Item 5 is a shareholder proposal which requests that the Board take the steps necessary so that each shareholder voting requirement in the Company’s Articles and Bylaws is changed to a majority of the votes cast “to the fullest extent permitted by law.” The Board has passed resolutions to implement such changes to the extent possible under Missouri law.

Missouri law imposes minimum voting standards for certain corporate governance matters. Section 351.265 of the General and Business Corporation Law of Missouri (the “GBCL”) generally requires approval by “a majority of shares entitled to vote on the subject matter and represented in person or by proxy at a meeting at which a quorum is present,” unless a larger vote is required by law, or by the corporation’s bylaws or articles of incorporation. The GBCL requires that several actions receive greater approval than “a majority of the votes cast.” We refer to these provisions as the “statutory minimum approval requirements.” For instance, an amendment of a corporation’s articles of incorporation (Section 351.090.2(3)) and approval of control share voting rights (Section 351.407.5(2)) must be approved by the affirmative vote of a majority of the outstanding shares entitled to vote thereon. In addition, the GBCL requires that specified actions, such as a sale of substantially all the corporation’s assets (Section 351.400(3)), a merger (Section 351.425) and a dissolution (Section 351.464.5), be approved by two-thirds of a corporation’s outstanding shares entitled to vote. Section 351.270 of the GBCL provides that a corporation’s articles of incorporation or bylaws may require the approval of a greater, but not a lesser, percentage than required by the GBCL.

As described below in each proposal, although a “majority of votes cast” standard is not permissible for the statutory minimum approval requirement provisions, Items 6 through 9 seek to implement item 5 “to the fullest extent permitted by law.”

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ITEM 6 –

ADOPTION OF AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION TO REDUCE THE SUPERMAJORITY REQUIREMENT TO CALL A SPECIAL MEETING –

REASONS FOR AMENDMENT – Article 14 of the Articles and Section 5 of the Bylaws provide that the written request of holders of at least 80% of the stock of the Company entitled to vote in an election of directors is necessary to call a special meeting of the Company’s shareholders. A “majority of the votes cast” standard as urged by the proponent is not feasible for the calling of a special meeting, because by definition no meeting has been held and no votes have yet been cast.

The Board has determined that the Articles should be amended to modify and restate Article 14 to decrease the percentage required to call a special meeting to a majority of the outstanding shares of stock of the Company entitled to vote at an annual meeting (the “Special Meeting Article Amendment”), and has unanimously adopted a resolution approving the Special Meeting Article Amendment, declaring its advisability and recommending approval of the Special Meeting Article Amendment to our shareholders.

The Board has passed a resolution amending the Bylaws of the Company to decrease the required percentage to call a special meeting of the shareholders to a majority of shares outstanding (the “Special Meeting Bylaw Amendment”), to be effective at the time the Special Meeting Article Amendment becomes effective following approval by our shareholders and upon the filing of a certificate of amendment with the Missouri Secretary of State implementing the Special Meeting Article Amendment.

EFFECT OF AMENDMENT – If the shareholders approve the Special Meeting Article Amendment, a majority of outstanding shares will have the right to call a special meeting by written request. In addition, a majority of the Board, and each of the Chairman of the Board and the President, individually, will continue to have the authority to call a special meeting of the shareholders.

TEXT OF AMENDMENT – The text of the Special Meeting Article Amendment is attached as Appendix C to this proxy statement. The text of the Special Meeting Bylaw Amendment is attached as Appendix D to this proxy statement.

APPROVAL REQUIREMENTS – The Board examined the arguments for and against permitting a lesser percentage of shareholders to call a special meeting, and determined that permitting a majority of the outstanding shares to call a special meeting would be in the best interests of the Company. The Special Meeting Article Amendment has been unanimously adopted by the members of the Board. Therefore, approval of the Special Meeting Article Amendment requires the affirmative vote of at least a majority of the outstanding shares entitled to vote, or approximately 156,649,285 shares.

If the shareholders approve the Special Meeting Article Amendment, the amendment will become effective upon the filing of a certificate of amendment to the Articles with the Missouri Secretary of State. The Company plans to file a certificate of amendment to the Articles promptly after the requisite shareholder vote is obtained.

If the shareholders approve the Special Meeting Article Amendment, Section 5 of the Bylaws will also be amended to be consistent with the Special Meeting Article Amendment. The Special Meeting Bylaw Amendment has been approved by the Board subject to the approval by the shareholders of the Special Meeting Article Amendment and does not require separate approval by the shareholders. The Special Meeting Bylaw Amendment will become effective concurrently with the effectiveness of the Special Meeting Article Amendment.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADOPTION OF AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO REDUCE THE SUPERMAJORITY REQUIREMENT TO CALL A SPECIAL MEETING, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY.

ITEM 7 –

ADOPTION OF AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION TO REDUCE THE SUPERMAJORITY REQUIREMENT RELATING TO THE REMOVAL OF DIRECTORS –

REASONS FOR AMENDMENT – Article 6(D) of the Articles and Section 15(b) of the Bylaws provide that the entire Board may be removed only upon the affirmative vote of the holders of 80% or more of the outstanding

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shares of each class of the Company’s stock. The lowest voting standard permitted by Missouri law for the removal of directors is a majority of the outstanding shares of a corporation’s voting stock.

The Board believes that the holders of a majority of the Company’s shares should be able to remove the directors. The Board has determined that the Articles should be amended to modify and restate Article 6(D) to decrease the percentage required to remove a director to provide that directors may be removed by the affirmative vote of a majority of the Company’s outstanding stock, and clarify that the provision applies to individual directors in addition to the Board as a whole (the “Director Removal Article Amendment”). Accordingly, the Board has unanimously adopted a resolution approving the Director Removal Article Amendment, declaring its advisability and recommending approval of the Director Removal Article Amendment to our shareholders.

The Board has also passed a resolution amending the Bylaws of the Company to decrease the percentage required to remove a director to a majority of the outstanding shares of stock of the Company entitled to elect one or more directors at a meeting of the shareholders called for such purpose (the “Director Removal Bylaw Amendment”).

EFFECT OF AMENDMENT – If the shareholders approve the Director Removal Article Amendment, a majority of the outstanding shares of the Company’s stock will have the authority to remove any director, or the entire Board, before the end of a one-year term at a special meeting of the shareholders called for that purpose.

TEXT OF AMENDMENT – The text of the Director Removal Article Amendment is attached as Appendix E to this proxy statement. The text of the Director Removal Bylaw Amendment is attached as Appendix F to this proxy statement.

APPROVAL REQUIREMENTS – The Board examined the arguments for and against reducing the supermajority requirement to remove members of the Board, and determined that permitting a majority of the outstanding shares to remove a director during his or her term would be in the best interests of the Company. The Director Removal Article Amendment has been unanimously adopted by the members of the Board. Therefore, approval of the Director Removal Article Amendment requires the affirmative vote of at least a majority of the outstanding shares entitled to vote, or approximately 156,649,285 shares.

If the shareholders approve the Director Removal Article Amendment, the amendment will become effective upon the filing of a certificate of amendment to the Articles with the Missouri Secretary of State. The Company plans to file a certificate of amendment to the Articles promptly after the requisite shareholder vote is obtained.

If the shareholders approve the Director Removal Article Amendment, Section 15(b) of the Bylaws will also be amended to be consistent with the Director Removal Article Amendment. The Director Removal Bylaw Amendment has been approved by the Board subject to the approval by the shareholders of the Director Removal Article Amendment and does not require separate approval by the shareholders. The Director Removal Bylaw Amendment will become effective concurrently with the effectiveness of the Director Removal Article Amendment.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADOPTION OF AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO REDUCE THE SUPERMAJORITY REQUIREMENT TO REMOVE MEMBERS OF THE BOARD, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY.

ITEM 8 –

ADOPTION OF AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION TO REDUCE THE SUPERMAJORITY REQUIREMENT RELATING TO AMENDMENTS TO THE ARTICLES AND BYLAWS –

REASONS FOR AMENDMENT – Article 16 of the Articles and Section 47(b) of the Bylaws provide that the affirmative vote of the holders of 80% or more of the outstanding shares of the Company’s stock is required to amend certain provisions of the Articles and any provision of the Bylaws, unless the amendment is first adopted by 80% of the Board, in which case the affirmative vote of a majority of the votes entitled to be cast is required. The provisions in the Articles requiring approval by an 80% supermajority for amendment are: Article 3 (authorized shares), Article 6 (number, election and removal of directors), Article 14 (calling of special meetings), Article 15 (approval of certain related party transactions), and Article 16 (amendment to the Articles and Bylaws). Section 351.090.2 of the GBCL provides that, unless a greater percentage is required elsewhere in the GBCL

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or by the corporation’s articles of incorporation, a proposed amendment to the articles of incorporation must be approved by the affirmative vote of a majority of the outstanding shares entitled to vote thereon. The GBCL permits amendments to the Bylaws to be approved by a majority of shares entitled to vote and represented in person or by proxy at a meeting at which a quorum is present.

The Board has determined that the Articles should be amended to modify and restate Article 16 to decrease the percentage required to amend the Articles to a majority of the outstanding shares of stock of the Company entitled to vote generally in the election of directors, and to amend the Bylaws to a majority of shares entitled to vote and represented in person or by proxy at a meeting at which a quorum is present (the “Governing Document Article Amendment”), and has unanimously adopted a resolution approving the Governing Document Article Amendment, declaring its advisability and recommending approval of the Governing Document Article Amendment to our shareholders.

The Board has passed a resolution amending the Bylaws of the Company to decrease the percentage required to amend the Bylaws to a majority of shares entitled to vote and represented in person or by proxy at a meeting at which a quorum is present (the “Governing Document Bylaw Amendment”), to be effective at the time the Governing Document Article Amendment becomes effective following approval by our shareholders and upon the filing of a certificate of amendment with the Missouri Secretary of State implementing the Governing Document Article Amendment.

EFFECT OF AMENDMENT – If the shareholders approve the Governing Document Article Amendment, the approval of a majority of outstanding shares will be necessary to approve an amendment to the Articles and the approval of a majority of shares entitled to vote and represented in person or by proxy at a meeting at which a quorum is present will be necessary to amend the Bylaws.

TEXT OF AMENDMENT – The text of the Governing Document Article Amendment is attached as Appendix G to this proxy statement. The text of the Governing Document Bylaw Amendment is attached as Appendix H to this proxy statement.

APPROVAL REQUIREMENTS – The Board examined the arguments for and against reducing the supermajority requirement to amend the Articles and Bylaws, and determined that permitting a majority of the outstanding shares to amend the Articles and a majority of shares entitled to vote and represented in person or by proxy at a meeting at which a quorum is present to amend the Bylaws would be in the best interests of the Company. The Governing Document Article Amendment has been unanimously adopted by the members of the Board. Therefore, approval of the Governing Document Article Amendment requires the affirmative vote of at least a majority of the outstanding shares entitled to vote, or approximately 156,649,285 shares.

If the shareholders approve the Governing Document Article Amendment, the amendment will become effective upon the filing of a certificate of amendment to the Articles with the Missouri Secretary of State. The Company plans to file a certificate of amendment to the Articles promptly after the requisite shareholder vote is obtained.

If the shareholders approve the Governing Document Article Amendment, Section 47(b) of the Bylaws will also be amended to be consistent with the Governing Document Article Amendment. The Governing Document Bylaw Amendment has been approved by the Board subject to the approval by the shareholders of the Governing Document Article Amendment and does not require separate approval by the shareholders. The Governing Document Bylaw Amendment will become effective concurrently with the effectiveness of the Governing Document Article Amendment.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADOPTION OF AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO REDUCE THE SUPERMAJORITY REQUIREMENT TO AMEND THE ARTICLES AND BYLAWS, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY.

ITEM 9 –

ADOPTION OF AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION TO REDUCE THE SUPERMAJORITY REQUIREMENT RELATING TO THE RELATED PERSON TRANSACTION PROVISION –

REASONS FOR AMENDMENT – Article 15 of the Articles and Section 45 of the Bylaws provide that the affirmative vote of the holders of 80% or more of the outstanding shares of the Company’s stock is required to

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approve any “Business Transaction” with any “Related Person.” The definitions of “Business Transaction” and “Related Person” are discussed below.

A “related person” (or “fair price”) provision is a measure designed to help companies defend against certain kinds of tender offers, known as coercive, two-tiered tender offers. In this type of takeover, a potential acquirer will offer one price for the shares needed to gain control of a target company and then offer a lower price or other less favorable consideration for the remaining shares, thereby creating pressure for shareholders to tender their shares for the tender offer price, regardless of their value. Standard fair price provisions encourage a potential acquirer to negotiate with a company’s board of directors by requiring the potential acquirer to pay a “fair price” for all shares unless the acquirer’s offer has satisfied specified board or shareholder approval requirements.

Section 351.459 of the GBCL contains provisions that provide similar protection to those under Article 15 of the Articles.

The Board has determined that the Articles should be amended to modify and restate the first paragraph of Article 15 to decrease the percentage required to approve a transaction with a related person to a majority of outstanding shares of the Company entitled to vote on the matter and represented in person or by proxy at a meeting at which a quorum is present, subject to any higher standards that may be required by Missouri law (the “Related Person Article Amendment”). The Board has unanimously adopted a resolution approving the Related Person Article Amendment, declaring its advisability and recommending approval of the Related Person Article Amendment to our shareholders.

The Board has also passed a resolution amending Section 45 of the Bylaws of the Company to decrease the percentage required to approve a transaction with a related person to a majority of outstanding shares of the Company entitled to vote on the matter and represented in person or by proxy at a meeting at which a quorum is present, subject to any higher standards that may be required by Missouri law (the “Related Person Bylaw Amendment”).

EFFECT OF AMENDMENT – Article 15 of the Articles, which is sometimes referred to as a “related person” or “fair price” provision, currently requires the affirmative vote of the holders of at least 80% of the Company’s outstanding voting stock entitled to vote in an election of directors to approve certain transactions involving any person or group that beneficially owns at least 15% of the Company’s outstanding voting stock (a “Related Person”). The current requirements of Article 15 apply to the following transactions between a Related Person and the Company:

■	A merger or consolidation;

■	Any sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets of the Company or any of its subsidiaries having a fair market value of more than 20% of the fair market value of the Company’s assets;

■	The issuance, sale, exchange or transfer by the Company or its subsidiaries of any securities of the Company or its subsidiaries;

■	Any liquidation, spinoff, split-up or dissolution of the Company;

■	Any reclassification of securities or recapitalization of the Company, or any other transaction that would have the effect of increasing the voting equity power of a Related Person; or

■	Any agreement to do the foregoing.

This 80% voting requirement does not apply to (a) transactions approved by a majority of the Continuing Directors (generally directors who were directors prior to the time that the Related Person became a Related Person or who were recommended for election by such directors) or (b) transactions in which certain price requirements are met.

If the shareholders approve the Related Person Article Amendment, the approval of a majority of shares entitled to vote and represented in person or by proxy at a meeting at which a quorum is present will be sufficient to approve a transaction with a Related Person, unless the GBCL requires a higher voting threshold for the transaction in question.

The Company will continue to be subject to Section 351.459 of the GBCL without regard to whether this proposed amendment to the Articles is approved. Section 351.459 contains provisions that are similar, but not identical, to those under Article 15 of the Articles in the event that an interested shareholder proposes a business

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combination with the Company. Specifically, Section 351.459 prohibits the Company from engaging in a transaction constituting a “business combination” (within the meaning of Section 351.459) with an “interested shareholder” for a period of five years following the date on which the person became an interested shareholder unless prior to such date, the board of directors approved either the business combination or the transaction that resulted in the person becoming an interested shareholder.

In addition, the Company would be prohibited from engaging in a business combination with an interested shareholder at any time unless:

■	Prior to the date that the person became an interested shareholder, the board of directors approved either the business combination or the transaction that resulted in the person becoming an interested shareholder;

■	The business combination is approved by the affirmative vote of the holders of a majority of the outstanding voting stock not beneficially owned by such interested shareholder or any affiliate or associate of such interested shareholder at a meeting called for such purpose no earlier than five years after such interested shareholder’s stock acquisition date; or

■	A business combination in which specified price and consideration requirements are met, and the interested shareholder acquired its shares in a specified manner.

TEXT OF AMENDMENT – The text of the Related Person Article Amendment is attached as Appendix I to this proxy statement. The text of the Related Person Bylaw Amendment is attached as Appendix J to this proxy statement.

APPROVAL REQUIREMENTS – The Board examined the arguments for and against reducing the supermajority requirement in the related person transaction provision, and determined that permitting a majority of the outstanding shares entitled to vote and represented in person or by proxy at a meeting at which a quorum is present to approve a transaction with a related person would be in the best interests of the Company. The Related Person Article Amendment has been unanimously adopted by the members of the Board. Therefore, approval of the Related Person Article Amendment requires the affirmative vote of at least a majority of the outstanding shares entitled to vote, or approximately 156,649,285 shares.

If the shareholders approve the Related Person Article Amendment, the amendment will become effective upon the filing of a certificate of amendment to the Articles with the Missouri Secretary of State. The Company plans to file a certificate of amendment to the Articles promptly after the requisite shareholder vote is obtained.

If the shareholders approve the Related Person Article Amendment, Section 45 of the Bylaws will also be amended to be consistent with the Related Person Article Amendment. The Related Person Bylaw Amendment has been approved by the Board subject to the approval by the shareholders of the Related Person Article Amendment and does not require separate approval by the shareholders. The Related Person Bylaw Amendment will become effective concurrently with the effectiveness of the Related Person Article Amendment.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADOPTION OF AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO REDUCE THE SUPERMAJORITY REQUIREMENT TO APPROVE TRANSACTIONS WITH RELATED PERSONS, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY.

ITEM 10 –

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS –

The Board of Directors has appointed Deloitte & Touche LLP (“Deloitte”) as independent accountants to audit the Company’s financial statements for the fiscal year ending April 30, 2011. A representative of Deloitte is expected to attend the annual meeting to respond to appropriate questions and will have an opportunity to make a statement if they so desire. For additional information regarding the Company’s relationship with Deloitte, please refer to the “Audit Committee Report” on page 28.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY.

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AUDIT COMMITTEE REPORT –

The Company’s management is responsible for preparing financial statements in accordance with generally accepted accounting principles and the financial reporting process, including the Company’s disclosure controls and procedures and internal control over financial reporting. The Company’s independent accountants are responsible for (i) auditing the Company’s financial statements and expressing an opinion as to their conformity to accounting principles generally accepted in the United States and (ii) auditing management’s assessment of the Company’s internal control over financial reporting and expressing an opinion on such assessment. The Audit Committee of the Board of Directors, composed solely of independent directors, meets periodically with management, the independent accountants and the internal auditor to review and oversee matters relating to the Company’s financial statements, internal audit activities, disclosure controls and procedures and internal control over financial reporting and non-audit services provided by the independent accountants.

The Audit Committee has reviewed and discussed with management and Deloitte & Touche LLP (“Deloitte”), the Company’s independent accountants, the Company’s audited financial statements for the fiscal year ended April 30, 2010. The Audit Committee has also discussed with Deloitte the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, relating to communication with audit committees. In addition, the Audit Committee has received from Deloitte the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit Committee concerning independence; has discussed with Deloitte their independence from the Company and its management; and has considered whether Deloitte’s provision of non-audit services to the Company is compatible with maintaining the auditor’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors of the Company that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended April 30, 2010, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE
David Baker Lewis, Chairman
Alan M. Bennett
Tom D. Seip
Christianna Wood

AUDIT FEES –

The following table presents fees for professional services rendered by Deloitte & Touche LLP for the audit of the Company’s annual financial statements for the years ended April 30, 2010 and 2009 and fees billed for other services rendered by Deloitte & Touche LLP for such years. Fees disclosed below include fees actually billed and expected to be billed for services relating to the applicable fiscal year. Amounts previously disclosed for fiscal 2009 fees have been adjusted to reflect actual billings for certain services rather than previous estimates.

Fiscal Year	2010	2009

Audit fees	$3,665,311	$4,402,678

Audit-related fees	144,745	183,290

Tax fees	241,302	436,947

All other fees	—	—

Total fees	$4,051,358	$5,022,915

Audit Fees consist of fees for professional services rendered for the audit of the Company’s financial statements and review of financial statements included in the Company’s quarterly reports and services normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.

Audit-Related Fees are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements or that are traditionally performed by the independent auditor. Amounts included above consist of fees incurred relating to comfort letter procedures for registration statement filings and other audit-related services.

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Tax Fees consist of fees for the preparation of original and amended tax returns, claims for refunds and tax payment-planning services for tax compliance, tax planning, tax consultation and tax advice. Amounts included above consist of fees incurred relating to transfer pricing studies and other tax advisory services.

All other fees are fees billed for professional services that were not the result of an audit or review.

The Audit Committee has adopted policies and procedures for pre-approving audit and non-audit services performed by the independent auditor so that the provision of such services does not impair the auditor’s independence. Under the Audit Committee’s pre-approval policy, the terms and fees of the annual audit engagement require specific Audit Committee approval. Other types of service are eligible for general pre-approval. Unless a type of service to be provided by the independent auditor has received general pre-approval, it will require specific Audit Committee pre-approval. In addition, any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee.

General pre-approval granted under the Audit Committee’s pre-approval policy extends to the fiscal year next following the date of pre-approval. The Audit Committee reviews and pre-approves services that the independent auditor may provide without obtaining specific Audit Committee pre-approval on an annual basis and revises the list of general pre-approved services from time to time. In determining whether to pre-approve audit or non-audit services (regardless of whether such approval is general or specific pre-approval), the Audit Committee will consider whether such services are consistent with the Securities and Exchange Commission’s rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole and no one factor should necessarily be determinative. The Audit Committee will also consider the relationship between fees for audit and non-audit services in deciding whether to pre-approve any such services. The Audit Committee may determine for each fiscal year the appropriate ratio between fees for Audit Services and fees for Audit-Related Services, Tax Services and All Other Services.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

The Audit Committee has concluded that the provision of non-audit services provided to the Company by its independent accountant during the 2010 fiscal year was compatible with maintaining the independent accountant’s independence.

EXECUTIVE COMPENSATION –

COMPENSATION DISCUSSION AND ANALYSIS

INTRODUCTION – We are committed to increasing shareholder value through profitable growth and the execution of specific strategies for our businesses. Superior performance by our executive officers and management team is essential to achieving that goal. To that end, we have designed our executive compensation program to attract, retain, motivate and reward a high-performing executive team.

For the fiscal year ended April 30, 2010, our named executive officers (“NEOs”) consisted of the following:

Officers	Title

Russell P. Smyth(1)	President and Chief Executive Officer

Becky S. Shulman(2)	Senior Vice President and Chief Financial Officer

C. E. Andrews(3)	President, RSM McGladrey Business Services, Inc.

Brian J. Woram(4)	Senior Vice President and Chief Legal Officer

Robert J. Turtledove(3)	Senior Vice President and Chief Marketing Officer

Former Officer

Timothy C. Gokey(5)	Former President of U.S. Tax Operations of HRB Tax Group, Inc.

(1)	Mr. Smyth resigned as President, Chief Executive Officer and as a Director of the Company effective July 7, 2010.

(2)	Ms. Shulman left the Company and was no longer Senior Vice President and Chief Financial Officer effective April 30, 2010.

(3)	Mr. Andrews joined the Company on June 22, 2009 and Mr. Turtledove joined the Company on August 17, 2009.

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(4)	Mr. Woram joined the Company as Senior Vice President and Chief Legal Officer on September 14, 2009 and resigned from these positions effective July 2, 2010.

(5)	Mr. Gokey resigned as President of U.S. Tax Operations of HRB Tax Group, Inc. on May 8, 2009, but remained employed by the Company until August 31, 2009.

EXECUTIVE COMPENSATION PHILOSOPHY AND CORE PRINCIPLES – Our philosophy is to link executive compensation closely to changes in shareholder value. This linkage is based on financial, operational, and individual measures that we believe ultimately drive shareholder value as well as underlying changes in our stock price. We establish performance objectives, consistent with our business planning process, that reflect meaningful progress toward strategy execution and shareholder value creation. Our executive compensation programs are designed to achieve pay for performance and alignment with shareholder interests.

When determining the type and amount of executive compensation, we emphasize the direct elements of pay (cash compensation – base salary and annual incentives, and long-term, equity-based compensation) as opposed to other, more indirect pay programs (i.e., executive benefits and perquisites). We combine these components in a manner we believe delivers the appropriate reward for contributing to current business results, while at the same time motivating our executives to enhance future business results. We determine the mix between cash compensation and long-term, equity-based compensation based on market competitiveness and what we believe will motivate our executive team to achieve both our short-term and long-term business objectives.

The Compensation Committee works with external compensation consultants to define the appropriate market for executive compensation and benchmark our executive compensation program against that market each year. We benchmark pay relative to a specific group of peer companies (the “Peer Group”) based on publicly disclosed information. We also review pay data from multiple survey sources, reflective of general industry pay levels for companies of relevant size based on market capitalization and total revenue for each of the NEOs. For fiscal year 2010, these survey sources were the Hewitt TCM Executive Survey, the Mercer Benchmark Database Survey, and the Towers Perrin CDB Executive Survey. The Compensation Committee reviews summary market data to confirm that the market references are appropriate for our business and the industries in which we compete for executive talent.

Generally, our philosophy is for targeted total compensation (base pay plus targeted annual incentive plus long-term incentive grant values) to approximate the market median with a significant portion of pay tied to performance, although individual executive officers may have targeted total pay above or below market median to reflect factors such as experience, role, performance, etc. The Compensation Committee generally sets performance objectives so that targeted total compensation levels can be achieved only when targeted business performance objectives are met. Consequently, executives may receive total compensation above or below targeted levels depending upon business performance.

PEER GROUP – The Compensation Committee reviews the Peer Group annually and revises the Peer Group as circumstances warrant. Based on this review, the Peer Group was reduced from 40 companies in fiscal year 2009 to 30 companies in fiscal year 2010. For this review, we used an objective process to identify service-oriented companies (as opposed to companies in manufacturing, energy, financial services, health care, materials, utilities, media and gaming categories) of relevant size. More specifically, we identified members of the S&P 1500 that fall within service-oriented categories under the Global Industry Classification Standards (“GICS”) and then narrowed this group to the 30 companies immediately adjacent to us in terms of annual revenue and/or market capitalization (15 larger and 15 smaller), subject to certain additional constraints. The resulting Peer Group represents a broad

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spectrum of companies in service and service-related industries. The Peer Group for fiscal year 2010 consisted of the following companies:

Sherwin-Williams Co.	Wyndham Worldwide
Carmax Inc.	Cognizant Technology Solutions Corp.
PetSmart Inc.	Hewitt Associates Inc.
Western Union Co.	Iron Mountain Inc.
Avery Dennison	Fiserv
Autozone	Abercrombie & Fitch
Starwood Hotels & Resorts	Cintas
Pitney Bowes	Molex
Dollar Tree Inc.	American Eagle Outfitters
Ross Stores	Tiffany & Co.
Affiliated Computer Services	Apollo Group Inc.
Darden Restaurants	Expedia
Advance Auto Parts	O’Reilly Automotive
Dick’s Sporting Goods Inc.	Robert Half
Fidelity National Information Services	Intuit Inc.

USE OF EXTERNAL CONSULTANTS – For fiscal 2010 executive compensation, the Compensation Committee retained Semler Brossy Consulting Group, LLC (“Semler Brossy”) as its external compensation consultant for objective advice and assistance on executive compensation matters. Semler Brossy advised the Committee on issues pertaining to executive compensation, including the assessment of market based compensation levels, our pay positioning relative to the market, the mix of pay, incentive plan design, and other executive employment terms. Semler Brossy provided its advice based in part on prevailing and emerging market practices, as well as our specific business context. In fiscal year 2010, Semler Brossy performed no other services for the Company. It is the general policy of the Board that external compensation consultants for the Compensation Committee must serve the Committee exclusively, and may not perform any other services for the Company at any time.

During fiscal year 2010, the Compensation Committee conducted its periodic review of external executive compensation consultancy firms and chose to retain Frederic W. Cook & Co., Inc. as its external compensation consultant beginning March 30, 2010.

EXECUTIVE EVALUATION PROCESS – Our Compensation Committee reviews our CEO’s performance each year against the financial, strategic and individual objectives established previously by the Board of Directors. Based upon its review and with assistance from its external compensation consultant, the Compensation Committee makes recommendations to the Board of Directors regarding the CEO’s compensation. The Board then determines the CEO’s compensation, taking into account the Compensation Committee’s recommendation and their own review of the CEO’s performance. The CEO does not play a role in determining his own compensation, other than discussing his annual performance review with the Chairman of the Board. Mr. Smyth was hired in fiscal 2009 and his compensation for 2009 was established during the course of negotiating his employment arrangement, and thus was not subject to our normal CEO evaluation process. The evaluation process was performed for Mr. Smyth’s fiscal 2010 compensation. Alan M. Bennett, the Company’s current CEO, was hired in July 2010 and his compensation for fiscal year 2011 was established during the course of negotiating his employment arrangement.

Our Compensation Committee assesses the performance of other executive officers and approves the compensation of such officers, taking into account recommendations of the CEO and input from its external compensation consultant. Our CEO and senior vice president of human resources assist the Compensation Committee in reaching compensation decisions regarding executives other than the CEO and the senior vice president of human resources. In addition, the CEO (with input from other senior executives) develops recommendations for the Board’s approval regarding performance goals under our incentive compensation programs. Executive officers do not play a role in determining their own compensation, other than discussing their annual performance reviews with their supervisor.

Messrs. Andrews, Woram and Turtledove were hired during fiscal 2010 and their compensation was established during the course of negotiating their employment arrangements.

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ANNUAL COMPENSATION PROGRAM REVIEW – Once each year, our Compensation Committee reviews all components of compensation for our CEO and other highly compensated executive officers. This review encompasses all forms of compensation, including base salary, short-term incentives, long-term incentives, and other vested benefit payouts, as well as amounts pursuant to retirement and non-qualified deferred compensation plans. As a part of this process, the Compensation Committee also reviews tally sheets of executive termination costs for each of these executive officers, including potential payments upon any “change of control.” Based on the fiscal year 2010 review, we believe our executive termination costs are reasonable and conservative relative to market practice. Further information regarding payments upon a change of control and other termination scenarios is provided on pages 50 through 52 in this proxy statement.

ELEMENTS OF EXECUTIVE COMPENSATION PROGRAM – Our executive compensation program consists of the following elements: base salary, short-term incentives, long-term incentives and benefits and perquisites. Each of our compensation elements fulfills one or more of our objectives of attracting, retaining, motivating and rewarding a high-performing executive team. These elements are evaluated by our Compensation Committee, which has authority to approve certain matters and makes recommendations to the Board regarding matters requiring Board approval (such as the compensation of our CEO and certain actions under plans in which the CEO participates). The Board takes these recommendations into account in making determinations.

Base Salary – We establish base salaries at levels designed to enable us to attract and retain talented executives and to reward these executives for consistent high performance over a sustained time period. We determine executive base salaries based on the executive’s role, experience and individual performance, as well as market data for similar positions within our industry.

For fiscal year 2010, base salaries for our NEOs were as follows:

	Fiscal Year	% Increase from
NEO	2010 Salary	Fiscal Year 2009

Officers

Russell P. Smyth	$950,000	0.0%

Becky S. Shulman	381,600	0.0%

C. E. Andrews	525,000	n/a

Brian J. Woram	500,000	n/a

Robert J. Turtledove	300,000	n/a

Former Officer

Timothy C. Gokey	490,000	0.0%

In light of the Company’s performance in fiscal year 2009 and the economic climate, no increases in base salary were awarded to any of our NEOs for fiscal year 2010. Base salaries for Messrs. Andrews, Woram and Turtledove were determined during the negotiation of their employment arrangements. Mr. Gokey received normal payments of his base salary until his employment terminated on August 31, 2009.

No salary increases for fiscal year 2011 were awarded to any of our NEOs who are current executive officers due to a combination of the Company’s fiscal year 2010 performance, the current economic climate and market data.

Short-Term Incentive Compensation – Our short-term incentive (“STI”) compensation program is designed to reward executives for achieving pre-established annual financial and strategic goals. The financial performance goals are based on our fiscal year business plan. They are proposed by the CEO in consultation with other senior executives, and then reviewed by the Compensation Committee and, after any changes that are considered appropriate, are recommended to the Board for approval. These financial performance goals in general are tied directly to the business plan. Threshold and maximum performance goals are set below and above the target goals to establish an appropriate relationship between actual performance and changes in pay.

We pay STI compensation following completion of our fiscal year, and generally pay STI compensation only to the extent the Company (or applicable business unit) has met the applicable threshold financial and strategic performance objectives. Prior to payment, the Compensation Committee reviews and approves the STI compensation payouts for senior executives, and recommends the CEO’s STI compensation payout to the Board for approval. STI compensation payouts for fiscal year 2010 could range from 0% to 200% of the targeted award based on actual performance against previously established objectives. However, for fiscal year 2011 and beyond, such payouts can range from 0% to 175% of the targeted award based on actual performance against previously established objectives.

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STI compensation payouts generally are paid in cash. Any payouts in excess of 150% of the targeted payouts are paid in restricted shares of our Common Stock under terms and restrictions identical to those of restricted stock awarded as long-term incentive compensation as described below. The amount of restricted stock awarded is calculated by dividing the cash value of the applicable incentive compensation by the last reported closing price for our Common Stock as of the later of June 30 or the third trading day following our announcement of earnings for the most recently completed fiscal year (the date on which we historically have awarded restricted stock each year). We pay a portion of our STI payouts with restricted stock to provide for a sustained high level of performance over an extended period of time and to provide executives with an economic interest in increasing overall shareholder value, thereby aligning executive and shareholder interests.

Actions Pertaining to Fiscal Year 2010 STI Compensation.  In July 2009, the Compensation Committee recommended and the Board approved the fiscal year 2010 STI performance criteria and objectives for corporate-level executive officers:

Criteria	Target	Weight

Net Earnings from Continuing Operations (in millions)	$559.8	70%

Tax Segment Paid Clients (in thousands)	22,530	30%

These criteria were selected because they were believed to represent the key business drivers of shareholder value for fiscal year 2010.

As President of RSM McGladrey, the Committee determined that Mr. Andrews’s STI performance criteria should be linked to both Company and RSM results. Accordingly, his 2010 criteria were set as follows:

Criteria	Target	Weight

H&R Block Net Earnings from Continuing Operations (in millions)	$559.8	20%
RSM Pretax Earnings (in millions)	131.3	60%
RSM Revenue (in millions)	915.9	20%

The table below shows the target-level payouts under our 2010 STI program for our NEOs:

	(% of Base	Target	Actual
	Salary)	Opportunity	Award

Officers

Russell P. Smyth	110%	$1,045,000	$0

Becky S. Shulman	60%	228,960	0

C. E. Andrews	80%	420,000	336,000

Brian J. Woram	80%	400,000	200,000

Robert J. Turtledove	50%	150,000	0

Former Officers

Timothy C. Gokey	n/a	n/a	n/a

Mr. Smyth’s target opportunity was set under the terms of his Employment Agreement. For fiscal year 2010, Mr. Smyth, Ms. Shulman, and Mr. Turtledove received no short-term incentive payouts because the Company failed to meet pre-established goals under the Company’s Executive Performance Plan. In July of 2009, because of the contract negotiations between RSM McGladrey and McGladrey & Pullen, LLP, the outcome of which was uncertain at that time, the Board authorized a guaranteed minimum STI payment to Mr. Andrews for fiscal year 2010 of 80% of his target opportunity. The terms of Mr. Woram’s employment arrangement guaranteed him an STI payment of at least 50% of his annual target opportunity for his initial year of employment.

Actions Pertaining to Fiscal Year 2011 STI Compensation.  At their July 2010 meetings, the Compensation Committee recommended and the Board approved fiscal year 2011 target STI opportunities for our senior executives including the following NEOs as follows:

	Target
	Opportunity
	(% of Base	Target
NEO	Salary)	Opportunity

C. E. Andrews	80%	$420,000

Robert J. Turtledove	50%	$150,000

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These target opportunities are intended to place a significant portion of our NEOs’ fiscal year 2011 total cash compensation at risk with company performance, thereby aligning our NEOs’ compensation with shareholder interests. These target opportunities are also intended to provide competitive total compensation opportunities within our pay positioning context discussed above.

Fiscal year 2011 STI performance criteria for our NEOs will focus on corporate net earnings and client growth, except for Mr. Andrews, whose criteria will focus on RSM McGladrey pretax earnings, RSM McGladrey revenue and corporate net earnings. These criteria were selected as the key business drivers of shareholder value and are similar to the fiscal year 2010 STI performance criteria for our NEOs. The performance targets are established at levels such that our NEOs will receive a target-level payout when we meet our fiscal year 2011 business plan goals.

Long-Term Incentive Compensation – We pay equity-based compensation to encourage stock ownership by our executive officers and to provide executives an economic interest in increasing shareholder value over the longer term, thereby aligning executive and shareholder interests. We also use equity-based compensation to encourage retention by providing for equity-based compensation to vest over multi-year periods. We believe that our equity-based compensation is effective in attracting, retaining, and rewarding executives and key employees.

Equity-based compensation is awarded at the Board’s discretion, taking into account the Compensation Committee’s recommendations. We historically have awarded equity-based compensation on an annual basis as of the later of June 30 or the third trading day following our announcement of earnings for the most recently completed fiscal year; however, for fiscal year 2011, those equity-based compensation awards will be made on October 1, 2010, subject to shareholder approval of the amendment to the 2003 Long-Term Executive Compensation Plan to increase the aggregate number of shares issuable under the Plan, as described above on page 14. From time to time we award equity-based compensation as part of an employment offer or promotion or, in certain limited instances, as a special award. The amount of equity-based compensation awarded is based on the executive’s level of job responsibility, individual performance and long-term potential. The award amount is also guided by market data for positions of similar scope and responsibility.

In fiscal 2010, our NEOs received equity-based compensation in the form of stock options and restricted stock. Prior to fiscal 2010, our NEOs received an equity compensation mix that provided for performance shares with a three-year performance cycle. The Committee discontinued the practice of awarding performance shares to senior executives in fiscal year 2010, and instead awarded restricted stock with restrictions that lapse after a specified time, as more fully described below. The Committee moved to restricted stock grants because of the difficulty of identifying appropriate three-year performance measures. As discussed in detail below, Mr. Andrews also received a long-term incentive award at his date of hire comprised of both stock options and performance cash, both of which vest over a three-year cycle.

Our NEOs received a mix of equity-based compensation consisting of (i) approximately 80% of value in stock options and 20% of value in restricted stock in 2010. This mix will remain the same in 2011. The Compensation Committee weighted the mix of these awards to be consistent with our objective of providing compensation that is appropriately balanced. We weight the mix of equity-based compensation so that our NEOs receive a greater portion of long-term value in stock options to ensure that payouts from our equity programs are directly aligned with Company performance and shareholder value.

The forms of long-term compensation in 2010, which are awarded pursuant to our 2003 Long-Term Executive Compensation Plan, are as follows:

Stock Options – We have historically granted stock options annually as of the later of June 30 or the third trading day following our announcement of earnings for the most recently completed fiscal year. However, as discussed above, those grants for fiscal year 2011 will be made on October 1, 2010. In cases of grants for new hires, promotions and special awards, options are awarded as of the first trading day of the month following the month during which the hiring, promotion or special award occurred. Option exercise prices are set at the closing price of the stock on the date of grant and the options expire after ten years. We have not re-priced previously granted options.

Restricted Stock – Restricted stock has historically been granted annually as of the later of June 30 or the third trading day following our announcement of earnings for the most recently completed fiscal year. However, as discussed above, those grants for fiscal year 2011 will be made on October 1, 2010. In certain cases, upon hiring or promotion or as a special award, restricted stock is also awarded. Prior to the lapse of restrictions, restricted stock may not be transferred and is in most cases forfeited upon cessation of employment. Restricted stock recipients

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receive cash dividends on unvested restricted stock on the same basis as if such stock were unrestricted. However, beginning with grants made in fiscal year 2011 and beyond, restricted stock recipients will not receive cash dividends on any unvested restricted stock grants. Restricted stock recipients may vote unvested restricted stock shares at shareholder meetings.

Performance Cash – Pursuant to Mr. Andrews’ offer letter, he was provided with (i) an initial target long-term performance cash award of $562,500 and (ii) the right to receive subsequent annual long-term performance cash awards. This long-term performance cash award was granted on Mr. Andrews’ date of hire and was deemed instrumental in attracting him to the Company.

Mr. Andrews has the opportunity to receive a long-term performance cash payout in the range of 0%-300% of the target award based on RSM McGladrey’s cumulative earnings over a three-year performance period, as follows: (i) maximum long-term performance cash payout (300% of target) for cumulative earnings for fiscal years 2010-2012 of at least $481.7 million, (ii) target long-term performance cash payout (100% of target) for cumulative earnings for fiscal years 2010-2012 of at least $437.9 million, and (iii) no long-term performance cash payout for cumulative earnings for fiscal years 2010-2012 of less than $394.1 million. We believe that using a performance metric specific to RSM McGladrey for this purpose is more appropriate than using a corporate level performance metric because Mr. Andrews’ responsibilities, as President of RSM McGladrey, relate exclusively to RSM McGladrey and not to the Company’s other businesses.

Mr. Andrews’ long-term performance cash award vests after three years (pursuant to performance against the RSM McGladrey cumulative earnings objective) and will be pro-rated if Mr. Andrews’ employment is terminated before the end of the three-year performance period. The award will be linearly interpolated for performance between the minimum and maximum payouts described above.

For fiscal 2010, our NEOs (except for Mr. Gokey) were granted stock options and restricted stock in the following amounts (see above for details regarding Mr. Andrews’ long-term performance cash award):

			Shares of
	Stock	Exercise	Restricted
Officers	Options	Price(1)	Stock

Russell P. Smyth	506,085	$18.51	28,095

Becky S. Shulman	105,714	$16.89	5,895

C. E. Andrews	60,875	$17.33	—

Brian J. Woram	97,325	$18.51	45,920

Robert J. Turtledove	—	—	11,835

(1)	Stock option exercise prices vary due to different grant dates, as discussed below.

Mr. Smyth’s awards were granted on October 1, 2009, after shareholder approval of the amendment and share reserve replenishment to our 2003 Long-Term Executive Compensation Plan. The stock options were to vest ratably over four years and the restricted stock was to vest in full on the fourth anniversary of the grant date. Mr. Smyth resigned as President and Chief Executive Officer effective July 7, 2010. In connection with his resignation, Mr. Smyth forfeited his fiscal year 2010 stock option and restricted stock awards. Ms. Shulman’s (i) stock options were awarded in June 2009, and were to vest in one-third annual increments beginning on the first anniversary date of grant, and (ii) restricted stock was awarded in June 2009 and was to vest in full on the third anniversary of the grant date. As discussed below on page 47, we entered into a Separation Agreement with Ms. Shulman pursuant to which the vesting of a portion of these stock options was accelerated and the remaining portion of the stock options and all of the restricted shares were forfeited. Mr. Andrews’, Mr. Woram’s and Mr. Turtledove’s awards were negotiated in connection with their hiring and were granted on the first trading day of the month following their employment. Mr. Andrews’ options vest in one-third annual increments, commencing one year after the date of grant. Mr. Woram’s options and restricted stock were to vest in one-fourth annual increments, commencing one year after the date of grant. Mr. Woram resigned as Senior Vice President and Chief Legal Officer of the Company effective July 2, 2010. In connection with his resignation, Mr. Woram forfeited his fiscal year 2010 stock option and restricted stock awards. Mr. Turtledove’s restricted stock vests in one-fourth annual increments, commencing one year after the date of grant.

In July 2010, our current NEOs were awarded long-term incentive compensation grants of $800,000 (Mr. Andrews) and $225,000 (Mr. Turtledove). Mr. Andrews’ award is allocated between options ($160,000) and performance cash ($640,000). Mr. Turtledove’s award is allocated between restricted stock ($45,000) and stock options ($180,000). Each of the equity awards will be granted on October 1, 2010 and will be contingent upon

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shareholder approval of the amendment to the 2003 Long-Term Executive Compensation Plan to increase the aggregate number of shares issuable under the Plan, as described above on page 14. Mr. Andrews’ performance cash award has a grant date of October 1, 2010. The actual amount of shares of restricted stock provided to Messrs. Andrews and Turtledove will be determined by dividing the dollar value of the award by the closing price of the Company’s stock on the grant date of October 1, 2010. The actual number of options awarded to Mr. Turtledove will be determined based on a four to one conversion ratio of options to shares. The restricted stock and stock options will vest in one-fourth annual increments beginning on the first anniversary date of grant. The performance cash terms for Mr. Andrews provide vesting after three years, with the actual amount of performance cash Mr. Andrews will ultimately receive depending on RSM McGladrey’s cumulative earnings for the three fiscal years ending April 30, 2013. Each of Mr. Andrews’ and Mr. Turtledove’s fiscal year 2011 long-term incentive compensation grants were increased slightly beyond their fiscal year 2010 hiring awards to recognize their fiscal year 2010 contributions and to be more aligned with market data for their respective roles. Maintaining alignment with market is a critical factor in the on-going retention of key executives.

Compensation “Clawback” Policy – In the event of a restatement of our financial results, the Board has the authority to seek reimbursement of any portion of performance-based or incentive compensation paid, vested or awarded in any previous year that is greater than would have been paid or awarded if calculated based on the restated financial results. It is the policy of the Board that it will seek such reimbursement in the event any such situation should arise.

Benefits – We provide certain benefits to all full-time employees such as: employer matching contributions to our qualified retirement plan; an employee stock purchase plan that permits purchases of our Common Stock at a discount; life insurance; and health and welfare benefit programs. Benefits for executives generally are the same as benefits for all other full-time employees, except that executive officers and certain key employees may participate in our executive life insurance plan and our deferred compensation plan. We believe our executive benefit program is conservative relative to market practice, which is consistent with our philosophy to emphasize the direct elements of our executive compensation program.

In order to attract and retain executives, we offer an executive life insurance plan that provides death benefits up to three times the participating executive’s salary. The death benefits are payable to beneficiaries designated by the participating executives.

Our deferred compensation plan is designed to build retirement savings by offering participants the opportunity to defer salary and short-term incentive compensation. Gains or losses are posted to a participant’s account pursuant to his or her selection of various investment alternatives. The plan benefits are paid following termination of employment, with a six month delay to fully comply with Internal Revenue Code Section 409A, except in cases of disability or hardship. This plan does not provide for any Company match.

In connection with his hiring, Mr. Woram was provided with an “early retirement” provision that provides for an extended stock option exercise window after eight years of employment with the Company. Specifically, this provision provided that as of the date of Mr. Woram’s retirement following eight years of employment, any vested stock options would have been exercisable until the earlier of five years after Mr. Woram’s retirement or the expiration term of the option.

Perquisites – We generally provide minimal perquisites to our senior executive officers. These perquisites consist primarily of reimbursements for tax preparation fees. We believe our overall executive perquisites are conservative relative to broader market practice.

In connection with their hiring, Mr. Woram and Mr. Turtledove received $112,000 and $31,609, respectively, for relocation expenses. Mr. Woram repaid $61,600 of his relocation expenses pursuant to Company policy because he resigned prior to working for one full year.

EMPLOYMENT, TERMINATION OF EMPLOYMENT AND SEVERANCE ARRANGEMENTS –

Employment Agreements – In the past the Company has generally entered into employment agreements with its NEOs, including Mr. Smyth, that provide for compensation, severance and other benefits. The Company made the decision to move away from employment agreements for any new hires from fiscal year 2010 forward to standardize employment terms under other comprehensive agreements.

Mr. Smyth entered into an Employment Agreement in connection with his hiring in fiscal 2009. This Employment Agreement and Mr. Smyth’s resignation as President and Chief Executive Officer of the Company effective July 7,

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2010 are described in more detail below under Employment Agreements, Change of Control and Other Arrangements, beginning on page 46.

Employment Arrangements – In connection with the fiscal year 2010 hiring of Messrs. Andrews, Turtledove and Woram, we included certain information regarding their initial compensation in their respective offer letters. Additional information about these offer letters and Mr. Woram’s resignation as Senior Vice President and Chief Legal Officer of the Company effective July 2, 2010 are set forth below under Employment Agreements, Change of Control and Other Arrangements on page 46.

Severance Plans – In the past we provided severance compensation and health and welfare benefits under the H&R Block Severance Plan (the “Severance Plan”) to certain executives whose employment was involuntarily terminated in certain instances. During fiscal 2010, the Severance Plan was applicable to Ms. Shulman and Mr. Gokey. The respective terms of Ms. Shulman’s separation and Mr. Gokey’s separation from the Company are discussed below.

In connection with the Company’s movement from executive employment agreements to standardized employment terms and agreements, in May 2009, the Company adopted the H&R Block Executive Severance Plan (“Executive Severance Plan”). Messrs. Andrews and Turtledove are participants in this plan and Mr. Woram was a participant in this plan during fiscal year 2010. The Executive Severance Plan generally provides for severance and 12 months of health and welfare benefits to be paid upon termination without cause or in the event of a change of control. The Executive Severance Plan also establishes provisions for vesting of equity awards. The Executive Severance Plan is discussed in more detail below under Employment Agreements, Change of Control and Other Arrangements. We believe the benefits our NEOs would receive under various severance scenarios are conservative relative to the market. A table showing potential severance payments is located on page 50 in this proxy statement.

Separation Agreements – Historically, in addition to our severance plans, the Company has entered into separation agreements with NEOs upon their resignation. These separation agreements detail the benefits they are to receive, both in connection with any existing employment agreements or severance plans and other matters in the discretion of the Compensation Committee or the Board, as applicable.

During fiscal year 2010 we entered into a Separation Agreement with Mr. Gokey and on May 4, 2010 we entered into a Separation Agreement with Ms. Shulman. Additional information about these Separation Agreements is set forth below under Employment Agreements, Change of Control and Other Arrangements on page 47 and 48.

Change of Control Provisions – In the past, our NEOs were parties to employment agreements that provided for payment of compensation and benefits in certain instances upon a change of control. As we have moved away from employment agreements for any new hires from fiscal year 2010 forward, change of control provisions are now set forth in the Executive Severance Plan, discussed above, and below on page 48 under Employment Agreements, Change of Control and Other Arrangements. We provide these “change of control” benefits as a means to attract and retain talented executives, who could have other job alternatives that may appear more attractive absent these benefits. In addition, by providing financial protection in the event that a transaction results in the loss of employment, the change of control program helps to ensure the independence and objectivity of our executives when reviewing potential transactions. The Company does not provide for any gross-up payments to offset tax liabilities that result from change of control payments, which are only paid following both a change of control and the subsequent loss of employment by the NEO (considered a “double trigger”).

In addition, in connection with equity awards granted pursuant to our 2003 Long-Term Executive Compensation Plan, our current NEOs have entered into award agreements with the Company that contain provisions accelerating the vesting of equity awards upon certain changes of control and the subsequent loss of employment following the business transaction. All equity provisions following a change of control are discussed below under Employment Agreements, Change of Control and Other Arrangements on page 49.

OTHER AWARDS – We occasionally offer sign-on awards as a means to attract executives. These awards are typically offered in negotiating employment terms and generally are in the form of guaranteed short-term incentive bonuses in the initial year of employment, grants of long-term performance cash or long-term equity-based compensation, including stock options or restricted stock. As noted above, Mr. Andrews (equity-based compensation and long-term performance cash), Mr. Woram (minimum guaranteed short-term incentive bonus for fiscal year 2010 and equity-based compensation) and Mr. Turtledove (equity-based compensation) each received such awards during fiscal year 2010 for their initial year of employment.

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STOCK OWNERSHIP GUIDELINES – We believe that our executive officers should have a significant financial stake in the Company to ensure that their interests are aligned with those of our shareholders. To that end, we have adopted stock ownership guidelines that define ownership expectations for certain executive officers. Under these guidelines, executive officers are expected to own shares at the following minimum levels within five years of employment (taking into account direct and indirect ownership of shares and share equivalents held in Company plans):

Number of shares

Chief Executive Officer	200,000

Chief Financial Officer/General Counsel	45,000

All other designated officers	15,000

Executive officers subject to the Company’s executive stock ownership guidelines generally are in compliance, or are progressing toward compliance, with the guidelines. Of our current NEOs, each of whom has been with the Company for less than two years, Mr. Andrews is in compliance with the guidelines and Mr. Turtledove is progressing toward compliance with the guidelines. In instances where an executive fails to comply with stock ownership guidelines levels within five years, our CEO may prohibit the executive from selling shares acquired through the vesting of restricted stock or performance shares and may require the executive to utilize net cash bonuses to purchase shares. The Compensation Committee and our CEO review annually each executive’s progress toward meeting the stock ownership guidelines.

Beginning in fiscal year 2011, the stock ownership guidelines will change to reflect the more common practice of determining ownership levels as a multiple of base pay. In addition, executives will now be required to hold any equity that vests or is exercised (net of taxes) until ownership requirements are met. The new requirement levels are as follows:

	Current Share	New Share
Officer Title	Requirement	Requirement

CEO	200,000	5x Base Salary

Chief Financial Officer / General Counsel	45,000	3x Base Salary

All Other NEOs	15,000	2x Base Salary

ACCOUNTING FOR STOCK-BASED COMPENSATION – We recognize stock-based compensation expense for the issuance of stock options, restricted stock, and performance shares, as well as stock purchased under our employee stock purchase plan pursuant to FASB Accounting Standards Codification Topic 718 (formerly referred to as FAS 123(R)), “Share-Based Payment.” Under this accounting methodology, we recognize stock-based compensation expense for the issuance of stock options, restricted stock, performance shares and shares under our employee stock purchase plan on a straight-line basis over applicable vesting periods.

TAX CONSIDERATIONS – We believe it is in our shareholders’ best interest to maximize tax deductibility when appropriate. Section 162(m) of the Internal Revenue Code limits to $1 million our federal income tax deduction for compensation paid to any of our NEOs (other than our Chief Financial Officer), subject to certain exceptions, including for performance-based compensation. We have designed the H&R Block Executive Performance Plan and portions of our equity-based compensation so that such compensation would be deductible under Section 162(m), although individual exceptions may occur when the Compensation Committee and Board believe it is in our shareholders’ best interest, balancing tax efficiency with long-term strategic objectives. If necessary to comply with Section 162(m), certain compensation matters will be approved by the Company’s “outside” directors, as such term is defined under Section 162(m).

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis. Based on its review and discussion with management, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2010 proxy statement.

COMPENSATION COMMITTEE
Tom D. Seip, Chairman
Len J. Lauer
L. Edward Shaw, Jr.
Christianna Wood

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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION –

The following non-employee directors serve on the Compensation Committee of the Board of Directors: Tom D. Seip (Chairman), Len J. Lauer, L. Edward Shaw, Jr. and Christianna Wood. No director serving on the Compensation Committee during fiscal year 2010 (a) was or was formerly an officer or employee of the Company or any of its subsidiaries, or (b) had any relationships requiring disclosure in the proxy statement.

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SUMMARY COMPENSATION TABLE –

The following table sets forth for the fiscal year ended April 30, 2010 the compensation paid to or earned by the Company’s principal executive officer and principal financial officer, each of the Company’s three highest paid executive officers (other than the principal executive officer and principal financial officer) who were serving as an executive officer of the Company at the end of such fiscal year, and one additional executive officer (Mr. Gokey) who would have been included as one of the three other highest paid executive officers, but for the fact he was not serving as an executive officer as of April 30, 2010 (collectively, the “Named Executive Officers”).

						Non-Equity
				Stock	Option	Incentive Plan	All Other
	Fiscal	Salary		Awards	Awards	Compensation	Compensation	Total
Name and Principal Position	Year(1)	($)(2)	Bonus(3)	($)(4)	($)(5)	($)(6)	($)(7)	($)

Russell P. Smyth,	2010	950,000	—	520,038	1,781,419	—	30,967	3,282,424
Chief Executive Officer(8)	2009	712,500	783,750	—	3,480,000	—	289,978	5,266,228

Becky S. Shulman,	2010	381,600	—	99,567	330,885	—	23,707	835,759
Chief Financial Officer(9)	2009	378,000	—	119,148	356,684	—	21,448	875,280
	2008	272,292	50,000	312,427	187,494	122,550	24,958	969,721

C.E. Andrews,	2010	451,635	336,000	—	199,670	—	20,201	1,007,506
President, RSM McGladrey
Business Services, Inc.(10)

Brian J. Woram,	2010	316,288	200,000	849,979	342,584	—	135,501	1,844,352
Senior Vice President,
Chief Legal Officer(10)

Robert J. Turtledove,	2010	212,500	—	200,012	—	—	44,533	457,045
Senior Vice President,
Chief Marketing Officer(10)

Timothy C. Gokey,	2010	163,400	—	—	232,537	—	912,969	1,308,906
Former President of U.S. Tax	2009	487,667	—	470,760	1,422,602	59,363	32,229	2,472,621
Operations of HRB Tax Group, Inc.(11)	2008	473,333	—	350,550	558,750	505,068	46,893	1,934,594

NOTES:

(1)	Compensation for fiscal year 2008 and/or 2009 is included for only those Named Executive Officers who were also named executive officers of the Company for such fiscal years (Messrs. Smyth and Gokey and Ms. Shulman).

(2)	Ms. Shulman and Mr. Gokey each deferred a portion of their fiscal year 2010 salaries under the Deferred Compensation Plan for Executives, which is included in the Nonqualified Deferred Compensation Table on page 45 of this proxy statement. Each of the Named Executive Officers contributed a portion of their salary to the Company’s 401(k) savings plan, the H&R Block Retirement Savings Plan.

(3)	Mr. Woram received a minimum guaranteed short-term incentive compensation award for fiscal year 2010 equal to 50% of his annual short-term incentive (“STI”) target pursuant to the terms of his employment arrangement. In July of 2009, because of the contract negotiations between RSM McGladrey and McGladrey & Pullen, LLP, the outcome of which was uncertain at that time, the Board authorized a guaranteed minimum STI payment to Mr. Andrews of 80% of his target opportunity.

(4)	This column represents the grant date fair value under FASB ASC Topic 718, “Stock Compensation” (“FASB 718”) for restricted shares of the Company’s Common Stock and performance shares granted during fiscal year 2010, as well as prior fiscal years, pursuant to the Company’s 2003 Long-Term Executive Compensation Plan. The grant date fair value of a restricted stock or performance share award is computed in accordance with FASB 718 utilizing assumptions discussed in Item 8, Note 13 “Stock-Based Compensation” to the Company’s consolidated financial statements in the Form 10-K for the year ended April 30, 2010, as filed with the SEC. Ms. Shulman and Mr. Gokey each received performance share awards during fiscal years 2008 and 2009, respectively. The grant date fair values of these performance share awards included in this column are based on target level performance, as follows: Ms. Shulman – $62,515 (2008) and $119,148 (2009) and Mr. Gokey – $350,550 (2008) and $214,480 (2009). The grant date fair value of these performance share awards based on maximum level performance are: Ms. Shulman – $93,772 (2008) and $178,722 (2009); and Mr. Gokey – $525,825 (2008) and $321,719 (2009).

(5)	This column represents the grant date fair value under FASB ASC Topic 718, “Stock Compensation” (“FASB 718”) for stock options granted during fiscal year 2010, as well as prior fiscal years, pursuant to the Company’s 2003 Long-Term Executive Compensation Plan. The grant date fair value of a stock option award is computed in accordance with FASB 718 utilizing assumptions discussed in Item 8, Note 13 “Stock-Based Compensation” to the Company’s consolidated financial statements in the Form 10-K for the year ended April 30, 2010, as filed with the SEC.

(6)	This column represents amounts awarded and earned under the Company’s short-term incentive compensation programs, as discussed on page 32 of this proxy statement.

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(7)	For fiscal year 2010, these figures include the following: (a) the insurance premiums paid by the Company with respect to term life insurance maintained by the Company for the benefit of each of the Named Executive Officers of $1,140 (Mr. Smyth), $458 (Ms. Shulman), $2,218 (Mr. Andrews), $350 (Mr. Woram), $240 (Mr. Turtledove), and $196 (Mr. Gokey); (b) payment by the Company for participation in the Company’s group legal plan of $28 (Mr. Smyth) and $28 (Ms. Shulman); (c) the Company’s matching contributions under the Company’s Deferred Compensation Plan for Executives of $6,830 (Ms. Shulman); (d) the Company’s matching contributions under the H&R Block Retirement Savings Plan (“RSP”) of $12,250 (Mr. Smyth), $12,568 (Ms. Shulman), $15,313 (Mr. Andrews), $8,333 (Mr. Woram), $6,250 (Mr. Turtledove), and $4,897 (Mr. Gokey); (e) restricted stock dividends of $8,429 (Mr. Smyth), $3,193 (Ms. Shulman), $13,776 (Mr. Woram), $5,326 (Mr. Turtledove), and $3,214 (Mr. Gokey); (f) the economic value of the death benefit provided by the Company’s Executive Survivor Plan (“ESP”) of $9,120 (Mr. Smyth), $630 (Ms. Shulman), $2,670 (Mr. Andrews), $1,042 (Mr. Woram), $1,108 (Mr. Turtledove), and $981 (Mr. Gokey). The imputed income reported from the ESP represents the portion of the premium paid by the Company pursuant to the ESP that is attributable to term life insurance coverage for the executive officer. The ESP provides only an insurance benefit with no cash compensation element to the executive officer; (g) payment of $843,348 to Mr. Gokey pursuant to his separation agreement (includes lump-sum cash severance payment of $833,340 and cash payment of $10,008 for 12 months of continuing coverage under the Company’s health and welfare plans); (h) temporary housing allowance paid to Mr. Woram pursuant to the Company’s Executive Relocation Policy ($12,000); (i) lump-sum cash relocation payment of $100,000 paid to Mr. Woram and relocation expenses paid on behalf of Mr. Turtledove ($31,609); and (j) vacation and floating holiday pay to Mr. Gokey ($60,333).

(8)	Mr. Smyth was appointed President and Chief Executive Officer of the Company effective August 1, 2008 pursuant to an Employment Agreement with an indirect subsidiary of the Company that provided for certain benefits and compensation reflected in this table. A summary of Mr. Smyth’s employment agreement and Mr. Smyth’s resignation as President and Chief Executive Officer of the Company effective July 7, 2010 are set forth below under Employment Agreements, Change of Control and Other Arrangements, beginning on page 46.

(9)	Ms. Shulman left the Company and was no longer Senior Vice President and Chief Financial Officer effective April 30, 2010. In connection with such departure, we entered into a Separation and Release Agreement with Ms. Shulman dated May 4, 2010, a summary of which is set forth below under Employment Agreements, Change of Control and Other Arrangements, beginning on page 47.

(10)	In connection with the fiscal year 2010 hiring of Messrs. Andrews, Woram and Turtledove, we included certain information regarding their initial compensation in their respective offer letters. Additionally, Messrs. Andrews and Turtledove are participants in the Company’s Executive Severance Plan. Additional information about these offer letters, the Executive Severance Plan and Mr. Woram’s resignation as Senior Vice President and Chief Legal Officer of the Company effective July 2, 2010 is set forth below under Employment Agreements, Change of Control and Other Arrangements on page 47.

(11)	Mr. Gokey resigned as President of HRB Tax Group, Inc. (“HRB Tax”) on May 8, 2009. In connection with such resignation, Mr. Gokey entered into a Separation and Release Agreement with HRB Tax, an indirect subsidiary of the Company, dated July 28, 2009 (the “Gokey Separation Agreement”), a summary of which is set forth below under Employment Agreements, Change of Control and Other Arrangements, beginning on page 48.

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GRANTS OF PLAN-BASED AWARDS TABLE –

The following table provides information about non-equity incentive plan awards, equity incentive plan awards, and stock awards granted to our Named Executive Officers during the fiscal year ended April 30, 2010. The compensation plans under which the grants in the following table were made are described on pages 34 through 36 in this proxy statement.

			Estimated Future Payouts Under
			Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
									All Other	All Other
									Stock	Option
									Awards:	Awards:	Exercise
									Number	Number of	or Base	Grant Date
									of Shares	Securities	Price of	Fair Value
									of Stock	Underlying	Option	of Stock and
	Grant	Approval	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Option
Name of Executive	Date	Date	($)	($)	($)	(#)	(#)	(#)	(#)(1)	(#)	($/Sh)	Awards
Smyth(2)
– STI Award(3)	—	—	—	1,045,000	2,090,000	—	—	—	—	—	—	—
– LTI Award(4)	10/01/09	9/24/09	—	—	—	—	—	—	28,095	—	—	$520,038
– LTI Award(4)	10/01/09	9/24/09	—	—	—	—	—	—	—	506,085	$18.51	$1,781,419

Shulman
– STI Award(3)	—	—	—	$228,960	$457,920	—	—	—	—	—	—	—
– LTI Award(4)	7/02/09	6/09/09	—	—	—				5,895	—	—	$99,567
– LTI Award(4)	7/02/09	6/09/09	—	—	—	—	—	—	—	105,714	$16.89	$330,885

Andrews
– STI Award(3)	—	—	—	$420,000	$840,000	—	—	—	—	—	—	—
– LTI Award(4)	7/01/09	5/12/09	—	—	—	—	—	—	—	60,875	$17.33	$199,670
– LTI Award(5)	7/01/09	5/12/09	—	562,500	1,687,500				—	—	—	—

Woram(6)
– STI Award(3)	—	—	—	$400,000	$800,000	—	—	—	—	—	—	—
– LTI Award(4)	10/01/09	8/20/09	—	—	—				45,920	—	—	$849,979
– LTI Award(4)	10/01/09	8/20/09	—	—	—	—	—	—	—	97,325	$18.51	$342,584

Turtledove
– STI Award(3)	—	—	—	$150,000	$300,000	—	—	—	—	—	—	—
– LTI Award(4)	9/01/09	7/28/09	—	—	—				11,835	—	—	$200,012

Gokey
N/A	—	—	—	—	—	—	—	—	—	—	—	—

NOTES:

(1)	Amounts represent shares of Restricted Stock granted pursuant to the 2003 Long-Term Executive Compensation Plan.

(2)	Mr. Smyth resigned as President and Chief Executive Officer of the Company effective July 7, 2010. In connection with his resignation, Mr. Smyth forfeited all of his stock options (506,085) and restricted shares of the Company’s Common stock (28,095) granted during fiscal year 2010.

(3)	Amounts represent the potential value of the payouts under the Company’s short-term incentive (“STI”) compensation programs; provided that, (i) Mr. Woram received a minimum guaranteed STI compensation award for fiscal year 2010 equal to 50% of his Target award ($200,000) pursuant to the terms of his employment arrangement, and (ii) In July of 2009, because of the contract negotiations between RSM McGladrey and McGladrey & Pullen, LLP, the outcome of which was uncertain at that time, the Board authorized a guaranteed minimum STI payment to Mr. Andrews of 80% of his Target award ($336,000).

(4)	Amounts represent awards made pursuant to the 2003 Long-Term Executive Compensation Plan.

(5)	Amounts represent the potential payouts of Mr. Andrews’ long-term performance cash award granted pursuant to the 2003 Long-Term Executive Compensation Plan.

(6)	Mr. Woram resigned as Senior Vice President and Chief Legal Officer of the Company effective July 2, 2010. In connection with his resignation, Mr. Woram forfeited all of his stock options (97,325) and restricted shares of the Company’s Common stock (45,920) granted during fiscal year 2010.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE –

The following table summarizes the equity awards made to our Named Executive Officers which are outstanding as of April 30, 2010.

	Option Awards					Stock Awards
											Equity
											Incentive
			Equity						Equity		Plan Awards:
			Incentive						Incentive		Market or
			Plan						Plan Awards:		Payout
			Awards:						Number of		Value of
			Number of			Number of		Market	Unearned		Unearned
	Number of	Number of	Securities			Shares or		Value of	Shares,		Shares, Units
	Securities	Securities	Underlying			Units of		Shares or	Units or		or Other
	Underlying	Underlying	Unexercised			Stock That		Units of	Other Rights		Rights That
	Unexercised	Unexercised	Unearned	Option	Option	Have Not		Stock That	That Have		Have Not
	Options (#)	Options (#)	Options	Exercise	Expiration	Vested		Have Not	Not Vested		Vested
Name of Executive	Exercisable	Unexercisable(1)	(#)	Price ($)	Date	(#) (2)(3)		Vested ($)	(#)(4)		($)
Smyth(5)		506,085		$18.51	10/01/19	28,095	(2)	$514,419
	166,666	333,334	—	$24.75	8/06/18	—		—	—		—
	33,333	66,667	—	$27.75	8/06/18	—		—	—		—
	33,333	66,667	—	$30.75	8/06/18	—		—	—		—
	33,333	66,667	—	$33.75	8/06/18	—		—	—		—
	33,333	66,667	—	$36.75	8/06/18	—		—	—		—

Shulman(6)		105,714		$16.89	7/02/19	6,615	(2)	$121,120
	32,133	64,268	—	$21.81	7/03/18	2,889	(3)	$52,898	2,889	(4)	$52,898
	27,963	13,982	—	$23.37	6/30/17
	31,405	—	—	$23.86	6/30/16
	20,000	—	—	$29.18	6/30/15
	16,000	—	—	$23.84	6/30/14
	16,000	—	—	$21.63	6/30/13
	20,000	—	—	$23.08	6/30/12
	20,000	—	—	$17.53	8/07/11

Andrews	—	60,875	—	$17.33	7/01/19	—		—	—		—

Woram(7)	—	97,325	—	$18.51	10/01/19	45,920	(2)	$840,795	—		—

Turtledove	—	—	—	—	—	11,835	(2)	$216,699	—		—

Gokey	179,855	—	—	$23.76	11/30/10	2,403	(3)	$43,999	2,403	(4)	$43,999
	115,681	—	—	$21.81	11/30/10
	125,000	—	—	$23.37	11/30/10
	125,000	—	—	$23.86	11/30/10
	100,000	—	—	$29.18	11/30/10
	100,000	—	—	$24.24	11/30/10

NOTES:

(1)	Unvested stock options with an expiration date of October 1, 2019 vest in one fourth increments on October 1, 2010, October 1, 2011, October 1, 2012 and October 1, 2013. Mr. Smyth’s unvested stock options with an expiration date of August 6, 2018 vest in one half increments on August 6, 2010 and August 6, 2011. Unvested stock options with an expiration date of July 2, 2019 vest in one third increments on July 2, 2010, July 2, 2011 and July 2, 2012. Unvested stock options with an expiration date of July 1, 2019 vest in one third increments on July 1, 2010, July 1, 2011 and July 1, 2012. Unvested stock options with an expiration date July 3, 2018 vest in one half increments on July 3, 2010 and July 3, 2011. Unvested stock options with an expiration date of June 30, 2017 vest on June 30, 2010.

(2)	Unvested restricted shares of the Company’s Common Stock vest as follows: Mr. Smyth – 28,095 shares vest on October 1, 2013; Ms. Shulman – 720 shares vest on July 2, 2010 and 5,895 shares vest on July 2, 2012; Mr. Woram – 45,920 shares vest in one fourth increments on October 1, 2010, October 1, 2011, October 1, 2012 and October 1, 2013; Mr. Turtledove – 11,835 shares vest in one fourth increments on September 1, 2010, September 1, 2011, September 1, 2012 and September 1, 2013.

(3)	Performance shares, to the extent earned, vest as follows: Ms. Shulman – 2,889 shares on April 30, 2011; and Mr. Gokey – 2,403 shares on April 30, 2011. Performance shares included in this table for Mr. Gokey have been pro-rated to reflect the length of Mr. Gokey’s employment during the applicable three-year performance period for such performance share award, in accordance with the terms of Mr. Gokey’s Separation Agreement discussed below under Employment Agreements, Change of Control and Other Arrangements, beginning on page 48.

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(4)	Performance shares are based on target performance thresholds in light of actual performance against such thresholds in fiscal years 2009 and 2010, and vest, if ultimately earned, as follows: Ms. Shulman – 2,889 shares on April 30, 2011; and Mr. Gokey – 2,403 shares on April 30, 2011. Performance shares included in this table for Mr. Gokey have been pro-rated to reflect the length of Mr. Gokey’s employment during the applicable three-year performance period for such performance share award, in accordance with the terms of Mr. Gokey’s Separation Agreement discussed below under Employment Agreements, Change of Control and Other Arrangements, beginning on page 48.

(5)	Mr. Smyth resigned as President and Chief Executive Officer of the Company effective July 7, 2010. In connection with his resignation, Mr. Smyth forfeited all of his unvested stock options (1,106,087) and unvested restricted shares of the Company’s Common stock (28,095).

(6)	Pursuant to the terms of Ms. Shulman’s Separation Agreement, (i) the vesting schedule for some of Ms. Shulman’s outstanding equity awards was accelerated and (ii) Ms. Shulman forfeited a portion of some of her outstanding equity awards, as more specifically set forth under Employment Agreements, Change of Control and Other Arrangements, beginning on page 47.

(7)	Mr. Woram resigned as Senior Vice President and Chief Legal Officer of the Company effective July 2, 2010. In connection with his resignation, Mr. Woram forfeited all of his unvested stock options (97,325) and unvested restricted shares of the Company’s Common stock (45,920).

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OPTION EXERCISES AND STOCK VESTED TABLE –

The following table summarizes the value realized by the Named Executive Officers upon option award exercises and stock award vesting during the fiscal year ended April 30, 2010.

	Option Awards		Stock Awards
	Number		Number
	of Shares	Value	of Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
Name of Executive	Exercise (#)	Exercise ($)	Vesting (#)	Vesting ($)
Smyth	—	—	—	—

Shulman	—	—	2,917	52,389

Andrews	—	—	—	—

Woram	—	—	—	—

Turtledove	—	—	—	—

Gokey	—	—	20,467	363,676

NON-QUALIFIED DEFERRED COMPENSATION TABLE –

The following table summarizes our Named Executive Officers’ compensation under the H&R Block Deferred Compensation Plan for Executives during fiscal year 2010.

	Executive	Registrant	Aggregate		Aggregate
	Contributions	Contributions	Earnings	Aggregate	Balance
	in Last	in Last	in Last	Withdrawals/	at Last
Name of Executive	FY ($)(1)	FY ($)(2)	FY ($)(3)	Distributions ($)	FYE ($)(4)
Smyth	—	—	—	—	—

Shulman	12,720	6,830	4,078	—	56,411

Andrews	—	—	—	—	—

Woram	—	—	—	—	—

Turtledove	—	—	—	—	—

Gokey	31,181	—	150,256	738,271	—

NOTES:

(1)	Amounts in this column reflect salary deferrals by the Named Executive Officers in fiscal year 2010. These amounts are also included in the “Salary” that is reported in the Summary Compensation Table.

(2)	Amounts in the column represent Company contributions during fiscal year 2010. These amounts are also reflected in the “All Other Compensation” that is reported in the Summary Compensation Table.

(3)	The amounts in this column are not included in the Summary Compensation Table because they are not above-market or preferential earnings on deferred compensation.

(4)	Amounts in this column include, among other things, Named Executive Officer contributions and Company contributions previously reflected in Summary Compensation Tables included in the Company’s proxy statements for the fiscal years ended April 30, 2008 (filed with the SEC on July 23, 2008) and April 30, 2009 (filed with the SEC on August 12, 2009) to the extent any such Named Executive Officer was included in the Company’s Summary Compensation Table for such fiscal year(s).

H&R BLOCK DEFERRED COMPENSATION PLAN FOR EXECUTIVES –

The Company provides the H&R Block Deferred Compensation Plan, a non-qualified plan (the “DC Plan”), to employees who meet the eligibility requirements. The DC Plan is intended to pay, out of the general assets of the Company, an amount substantially equal to the deferrals and Company contributions, adjusted for any earnings or losses.

Participants can elect to defer from 0% to 100% of eligible base salary and eligible commissions and up to 100% of annual bonus on a before tax basis. During 2009, the Company discontinued its annual match to the DC Plan. In eliminating the Company match, the Compensation Committee of the Board of Directors approved the immediate vesting of any previously unvested Company contributions.

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The DC Plan offers various investment alternatives to measure earnings including a fixed rate option and Company stock. The deferrals are credited to a bookkeeping account in the participant’s name. Earnings are indexed to the investment options selected by each participant. Participants may change or reallocate the investment mix at any time.

Participants can elect to receive in-service payments or lump-sum or monthly payments over one to 15 years following termination from service or disability. The DC Plan provides the payments following termination shall not be made before a date that is six months after the termination date. The DC Plan allows for distributions in the event of an unforeseeable financial emergency. In the event of a participant’s death, the participant’s survivor will be paid a single lump sum payment after a 45-day period following proof of the participant’s death.

Amounts deferred, if any, under the DC Plan by Named Executive Officers are included in the “Salary” that is reported in the Summary Compensation Table.

EMPLOYMENT AGREEMENTS, CHANGE-OF-CONTROL AND OTHER ARRANGEMENTS –

RUSSELL P. SMYTH EMPLOYMENT AGREEMENT –

During fiscal year 2010, Russell P. Smyth was subject to an Employment Agreement with H&R Block Management, LLC (“HRB”), an indirect subsidiary of the Company, dated July 19, 2008 (the “Smyth Agreement”). Pursuant to the Smyth Agreement, Mr. Smyth was to serve as the President and Chief Executive Officer of the Company, subject to the terms of the Smyth Agreement, for the period commencing August 1, 2008 and ending on July 31, 2011. The Smyth Agreement provides for, among other things, a base salary of $950,000; participation in the Company’s Short-Term Incentive Plan, with a minimum guaranteed bonus for fiscal year 2009 of 110% of Mr. Smyth’s base salary (prorated based on actual base salary earned by Mr. Smyth during fiscal year 2009); a stock option to purchase 900,000 shares of Common Stock at certain exercise prices granted on August 6, 2008; reimbursement of reasonable moving and relocation expenses (“grossed-up” to cover any related income tax liability); a $200,000 lump-sum cash relocation payment; and other fringe benefits as may be provided from time to time.

The Smyth Agreement provides that it may be terminated (i) by either party at any time for any reason upon 60 days’ prior written notice, (ii) by HRB for “cause” or “disability” (as each term is defined in the footnotes to the Potential Payments Upon Termination or Change of Control Table on pages 51 and 52 of this proxy statement), and (iii) by Mr. Smyth for “good reason” (as defined in the footnotes to the Potential Payments Upon Termination or Change of Control Table on page 51 of this proxy statement) upon 60 days’ prior written notice. If the Smyth Agreement is terminated (w) on account of Mr. Smyth’s death or “disability,” (x) by the Company for “cause,” (y) by the Company other than for “cause” or “disability,” or (z) by Mr. Smyth for “good reason” (including following a “change of control” (as defined in the footnotes to the Potential Payments Upon Termination or Change of Control Table on page 51 of this proxy statement)), HRB is obligated to provide to Mr. Smyth those compensation and benefits set forth in the Potential Payments Upon Termination or Change of Control Table on page 50 of this proxy statement.

The Smyth Agreement contains the following post-termination restrictions on Mr. Smyth: (i) two-year non-solicitation of employees, (ii) two-year non-solicitation of customers, (iii) two-year non-competition, and (iv) two-year non-disparagement. If Mr. Smyth violates these restrictions, HRB may, subject to certain conditions, seek to recover or require reimbursement of short-term incentive compensation, equity compensation awards and/or severance payments.

Mr. Smyth resigned as President and Chief Executive Officer of the Company effective July 7, 2010. In connection with his resignation, Mr. Smyth forfeited all unvested equity awards and did not receive any severance payments or any other payments listed in the Potential Payments Upon Termination or Change of Control table on page 50.

EMPLOYMENT OFFER LETTERS –

In connection with their hiring, the Company provided offer letters to Mr. Andrews, Mr. Woram and Mr. Turtledove, setting forth certain terms of their initial compensation.

Mr. Andrews’ offer letter is dated June 5, 2009. He is entitled to receive an annual salary of $525,000, with annual reviews of performance and salary consistent with Company practices. He is entitled to participate in the RSM Short-Term Incentive program with a target incentive equal to 80% of his base salary. He must be employed on the

46 ■

last regularly scheduled work day of a fiscal year to be eligible for payment and the award is prorated if he has not been employed for the full term period. On the first trading day of the month following his employment, he received a long-term incentive award with a total value of approximately $750,000, split 25%/75% between options to purchase shares of Company Common Stock and a long-term performance cash award, each provided under the 2003 Long-Term Executive Compensation Plan. See Compensation Discussion and Analysis above for discussion of the number of options awarded and the vesting terms and the terms of the long-term performance cash award. He is also entitled to participate in the Company’s Deferred Compensation Plan and Executive Survivor Plan, and other benefits plans generally available to Company executives.

Mr. Woram’s offer letter was dated August 25, 2009. He was entitled to receive an annual salary in the amount of $500,000, with annual reviews of performance and salary consistent with Company practices. He was entitled to participate in the Company’s Executive Short-Term Incentive Program with a target incentive equal to 80% of his base salary. During his first year of eligibility for this program he was guaranteed a minimum payout of 50% of his annual target incentive. On the first trading day of the month following his employment he received a long-term incentive award of restricted stock with a total value of approximately $750,000 and an award of stock options and restricted stock with a total value of approximately $500,000, with 80% in stock options and 20% in restricted stock. See Compensation Discussion and Analysis above for the amount of options and restricted stock awarded and vesting terms. He received a lump sum cash payment of $100,000 to cover expenses not otherwise included in the Company’s executive relocation program. He was eligible for an early retirement provision after working a total of 8 years for the Company. Under this provision, any vested and unexercised options as of the date of retirement would have continued to be exercisable for a period of five years after retirement or the expiration of the option. He was entitled to participate in the Company’s Deferred Compensation Plan and the Executive Survivor Plan, and other benefits plans generally available to Company executives. Mr. Woram resigned as Senior Vice President and Chief Legal Officer of the Company effective July 2, 2010. In connection with his resignation, Mr. Woram forfeited all unvested equity awards and did not receive any severance payments or any other payments listed in the Potential Payments Upon Termination or Change of Control table on page 50.

Mr. Turtledove’s offer letter was dated July 29, 2009. He is entitled to receive an annual salary in the amount of $300,000, with annual reviews of performance and salary consistent with Company practices. He is entitled to participate in the Company Executive Short-Term Incentive Program with a target incentive equal to 50% of his base salary. On the first trading day of the month following his employment he received a long-term incentive award consisting of restricted stock with a total value of approximately $200,000. See Compensation Discussion and Analysis above for the amount of restricted stock awarded and the vesting terms. He is entitled to participate in the Company’s Deferred Compensation Plan and the Executive Survivor Plan, and other benefits plans generally available to Company executives.

BECKY S. SHULMAN SEPARATION AND RELEASE AGREEMENT –

On May 4, 2010, we entered into a Separation and Release Agreement with Becky Shulman (the “Shulman Separation Agreement”), in connection with Ms. Shulman’s departure from the Company effective April 30, 2010 (the “Separation Date”). Pursuant to the Shulman Separation Agreement, Ms. Shulman’s separation of employment is treated as a “qualifying termination” under the H&R Block Severance Plan (the “Severance Plan”) entitling her to the following benefits: (i) a lump-sum cash severance payment of $610,560, and (ii) a lump-sum payment of $10,219 equaling 12 months of COBRA premiums approximating non-employee-paid health and welfare benefits.

The Shulman Separation Agreement also provides for: (i) full vesting for 148,725 outstanding stock options not previously vested; (ii) certain specified outstanding stock options granted previously to Ms. Shulman to remain exercisable through a date to be elected by Ms. Shulman on or before the Separation Date; (iii) termination of restrictions on 720 shares of previously granted restricted stock, resulting in such shares becoming fully vested; (iv) a payout of approximately 8,138 performance shares (pro-rated) based on the Company’s performance against previously established performance-goals for the 2007 (2,675 performance shares) and 2008 (5,463 performance shares) three-year grant performance periods, which end on April 30, 2010 and 2011, respectively; (v) outplacement services; and (vi) payment for accrued, unused paid time off earned by Ms. Shulman. As consideration for the payment of such compensation and benefits, Ms. Shulman agrees to, among other things, release the Company and its subsidiaries from any and all claims. The actual payout for Ms. Shulman’s 2007 performance share grant of 2,675 shares was 2,236 shares, based on actual performance for the three-year performance period ended April 30, 2010.

Under the Shulman Separation Agreement, Ms. Shulman may not: (i) recruit, solicit or hire certain H&R Block employees for one year following the Separation Date; (ii) solicit or enter into certain types of business

47 ■

transactions with clients of H&R Block for two years following the Separation Date; or (iii) engage in certain activities competitive with the Company’s tax preparation business for two years following the Separation Date. Severance benefits and compensation will be terminated if Ms. Shulman violates these restrictions.

TIMOTHY C. GOKEY SEPARATION AND RELEASE AGREEMENT –

Timothy C. Gokey resigned as President of HRB Tax Group, Inc. (f/k/a H&R Block Services, Inc.) (“HRB Tax”), an indirect subsidiary of the Company, on May 8, 2009, and entered into a Separation and Release Agreement with HRB Tax dated July 28, 2009 (the “Gokey Separation Agreement”). The Gokey Separation Agreement provided for Mr. Gokey to remain employed by HRB Tax through August 31, 2009 (the “Separation Date”).

Pursuant to the Gokey Separation Agreement, Mr. Gokey received the following within 30 days of the later of the Separation Date or the effective date of the Gokey Separation Agreement: (i) a lump-sum cash severance payment of $833,340 pursuant to the terms of the Severance Plan, and (ii) a lump-sum payment of $10,008 equaling 12 months of COBRA premiums approximating non-employee-paid health and welfare benefits.

The Gokey Separation Agreement also provides for: (i) full vesting on the Separation Date of 279,362 stock options not previously vested; (ii) termination of restrictions on 10,617 shares of previously granted restricted stock on the Separation Date, resulting in such shares becoming fully vested; (iii) approximately 24,834 performance shares (pro-rated) to be paid out to Mr. Gokey depending on our performance against previously established performance-goals for the 2007 (15,000 performance shares) and 2008 (9,834 performance shares) three-year grant performance periods, which end on April 30, 2010 and 2011, respectively; and (iv) outplacement services for 12 months. As consideration for the payment of such compensation and benefits, Mr. Gokey agrees to, among other things, release the Company and its subsidiaries (including HRB Tax) from any and all claims. The actual payout for Mr. Gokey’s 2007 performance share grant of 15,000 shares was 9,799 shares, based on actual performance for the three-year performance period ended April 30, 2010.

Pursuant to the Gokey Separation Agreement, Mr. Gokey is subject to the following post-separation restrictions: (i) one-year non-hiring commencing on the later of the last day of employment or the cessation of payments, (ii) one-year non-solicitation of customers commencing on the later of the last day of employment or the cessation of payments, and (iii) one-year non-competition commencing on the later of the last day of employment or the cessation of payments. Severance benefits and compensation will be terminated if Mr. Gokey violates these restrictions.

H&R BLOCK EXECUTIVE SEVERANCE PLAN –

In May of 2009, the Compensation Committee recommended and the Board of Directors approved the H&R Block Executive Severance Plan (the “Executive Severance Plan”). Under the terms of the Executive Severance Plan, if a participant incurs a “qualifying termination” or a “change in control termination,” he or she is entitled to receive the following benefits: (1) a lump sum severance amount equal to the participant’s monthly compensation multiplied by the participant’s years of service; (2) a severance enhancement equal to a specified percentage of the participant’s monthly compensation multiplied by the participant’s years of service; and (3) an amount equal to the participant’s COBRA subsidy multiplied by 12, if the participant was enrolled in the Company’s applicable health, dental and vision benefits on the termination date. The Company will also provide reasonable out-placement assistance for a period not to exceed 15 months. The participant is entitled to a pro rata award of any amounts payable under the Company’s Short-Term Incentive Plan, based upon the participant’s actual performance and the attainment of goals established as determined by the Board. The participant is also entitled to a pro rata award of any outstanding performance shares granted under the 2003 Long-Term Executive Compensation Plan as of the termination date.

If the termination is a “Change in Control Termination”, the participant becomes 100% vested in all outstanding stock options and restricted stock awards.

The participant is required to sign a release agreement in order to receive severance benefits. If the Company is required to restate financial statements or the participant violates the provisions of any confidentiality, non-competition or similar agreements with the Company, the Board may recover or require reimbursement of benefits under the Severance Plan.

“Qualifying Termination” means the involuntary separation from service by the Company under circumstances not constituting Cause, but does not include the elimination of the participant’s position where the participant was

48 ■

offered a comparable position with the Company or with a party that acquires any assets from the Company or the redefinition of participant’s position to a lower compensation rate or grade.

“Change in Control Termination” means a participant’s Qualifying Termination or Good Reason termination, in either event within 24 months immediately following a Change in Control. Change in Control under the Severance Plan is defined below in footnote 4 on page 51.

Cause is defined as any of the following unless, if capable of cure, such events are fully corrected in all material respects by the participant within ten (10) days after the Company provides notice of the occurrence of such event:

(i)	A participant’s misconduct that materially interferes with or materially prejudices the proper conduct of the business of the Company;

(ii)	A participant’s commission of an act materially and demonstrably detrimental to the good will of the Company;

(iii)	A participant’s commission of any act of dishonesty or breach of trust resulting or intending to result in material personal gain or enrichment of the participant at the expense of the Company;

(iv)	A participant’s violation of any non-competition, non-solicitation, confidentiality or similar restrictive covenant under any employment-related agreement, plan or policy with respect to which the participant is a party or is bound; or

(v)	A participant’s conviction of, or plea of nolo contendere to, a misdemeanor involving an act of moral turpitude or a felony.

Good Reason is defined as a separation from service within 24 months immediately following a Change in Control which is initiated by the participant upon one ore more of the following occurrences:

(i)	A material diminution in the participant’s base compensation;

(ii)	A material diminution in the participant’s authority, duties, or responsibilities;

(iii)	A material change in the geographic location at which the participant must perform the services; or

(iv)	Any other action or interaction that constitutes a material breach by the Company of any written employment-related agreement between the participant and the Company.

EQUITY AWARD AGREEMENTS –

The award agreements for Mr. Andrews (stock options), Mr. Woram (stock options and restricted stock) and Mr. Turtledove (restricted stock) provide for certain acceleration of vesting in the event of a termination or a termination in connection with a change in control. As stated above, Mr. Woram resigned as Senior Vice President and Chief Legal Officer of the Company effective July 2, 2010. In connection with his resignation, Mr. Woram forfeited all unvested equity awards, including any rights to acceleration of those awards as described in the following paragraphs.

If the executive has a “Qualifying Termination” in the 24 months immediately following a Change in Control, Mr. Andrews or Mr. Woram will become 100% vested in all outstanding stock options granted, and Mr. Woram or Mr. Turtledove will become 100% vested in all outstanding restricted stock. Change in Control is defined as it is under the Executive Severance Plan, as set forth in footnote 4 below on page 51.

If the executive has a Qualifying Termination not in connection with a Change in Control, all or a portion of the then outstanding stock options held by Mr. Andrews or Mr. Woram will vest and any outstanding restricted stock granted to Mr. Woram or Mr. Turtledove will vest, both in accordance with any applicable severance plan. Qualifying Termination is defined as it is under the Executive Severance Plan.

If Mr. Andrews or Mr. Woram retires more than one year after the grant dates, the stock options granted fully vest. In addition, if Mr. Woram retires after at least eight years of employment with the Company, any vested stock options will remain exercisable until the earlier of five years after Mr. Woram’s retirement or the expiration term of the option. Upon retirement more than one year after the grant date, any outstanding restricted stock granted to Mr. Woram or Mr. Turtledove will fully vest.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL –

The following table summarizes the potential payments our Named Executive Officers would receive in the event of termination or a change of control of the Company. The agreements and arrangements which govern these payments are described in more detail above under Employment Agreements, Change-of-Control and Other Arrangements. This table assumes the relevant triggering event occurred on April 30, 2010.

The amounts shown below are what could have been paid under the agreements and plans in place with respect to Mr. Smyth and Mr. Woram in fiscal year 2010. However, due to their respective resignations, as discussed above, both of them forfeited all unvested equity awards as of their respective resignation dates and did not receive any severance payments or any other payments listed in the following table under any of the agreements or plans that were in place.

	Termination Other	Severance	Termination After
	than for Cause(1)(3) or	under Separation	Change of	Death, Disability
Name of Executive	Good Reason(2)($)	Agreements ($)	Control ($)(3)(4)	or Retirement ($)(5)

Smyth

Cash (salary plus bonus)(6)	1,500,000	—	3,990,000	—

Restricted Stock (lapse of restrictions)(7)	—	—	514,419	—

Stock Options (vesting accelerated)(8)	—	—	—	—

Performance Shares(9)	—	—	—	—

Health and Welfare Plan Benefits(10)	10,968	—	10,968	—

Outplacement Services	—	—	—	—

Shulman(11)

Cash severance	N/A	610,560	N/A	N/A

Restricted Stock (lapse of restrictions)	N/A	13,183	N/A	N/A

Stock Options (vesting accelerated)	N/A	100,075	N/A	N/A

Performance Shares	N/A	72,398	N/A	N/A

Health and Welfare Plan Benefits	N/A	10,219	N/A	N/A

Outplacement Services	N/A	15,000	N/A	N/A

Andrews(3)

Cash (salary plus short term incentive)	980,000	—	980,000	—

Restricted Stock (lapse of restrictions)	—	—	—	—

Stock Options (vesting accelerated)	—	—	—	—

Performance Cash	187,500	—	187,500	187,500

Health and Welfare Plan Benefits	20,376	—	20,376	—

Outplacement Services	15,000	—	15,000	—

Woram(3)

Cash (salary plus short term incentive)	933,333	—	933,333	—

Restricted Stock (lapse of restrictions)	210,199	—	840,795	—

Stock Options (vesting accelerated)	—	—	—	—

Health and Welfare Plan Benefits	10,764	—	10,764	—

Outplacement Services	15,000	—	15,000	—

Turtledove(3)

Cash (salary plus short term incentive)	462,500	—	462,500	—

Restricted Stock (lapse of restrictions)	54,161	—	216,699	—

Stock Options (vesting accelerated)	—	—	—	—

Health and Welfare Plan Benefits	10,968	—	10,968	—

Outplacement Services	15,000	—	15,000	—

Gokey(12)

Cash (salary plus short term incentive)	N/A	833,340	N/A	N/A

Restricted Stock (lapse of restrictions)	N/A	183,462	N/A	N/A

Stock Options (vesting accelerated)	N/A	—	N/A	N/A

Performance Shares	N/A	266,594	N/A	N/A

Health and Welfare Plan Benefits	N/A	10,008	N/A	N/A

Outplacement Services	N/A	15,000	N/A	N/A

NOTES:

(1)	Applies to Mr. Smyth under the provisions of the Smyth Agreement. Applies to Mr. Andrews, Mr. Woram and Mr. Turtledove under the Executive Severance Plan. “Cause” under the Smyth Agreement, refers to any one or more of the following grounds unless cured

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within 10 days of receipt of notice thereof: (i) Mr. Smyth’s misconduct that materially interferes with or materially prejudices the proper conduct of the business of the Company or any affiliate or which may reasonably result in harm to the reputation of the Company or any affiliate; (ii) Mr. Smyth’s commission of an act materially and demonstrably detrimental to the good will of the Company or any affiliate, which act constitutes gross negligence or willful misconduct by Mr. Smyth in the performance of his material duties to the Company or any affiliate; (iii) Mr. Smyth’s commission of any act of dishonesty or breach of trust resulting or intending to result in material personal gain or enrichment of Mr. Smyth at the expense of the Company or any affiliate; (iv) Mr. Smyth’s violation of certain covenants related to non-solicitation of employees, non-solicitation of customers, non-competition and non-disparagement; or (v) Mr. Smyth’s conviction of, or plea of nolo contendere to, a misdemeanor involving an act of moral turpitude or a felony. The definition of “cause” under the Executive Severance Plan is described above under Employment Agreements, Change of Control and Other Arrangements.

(2)	Applies only to Mr. Smyth under the provisions of the Smyth Agreement. Termination for “Good Reason” under the Smyth Agreement refers to any one or more of the following grounds unless cured within 30 days of receipt of notice thereof: (i) a material diminution in Mr. Smyth’s base compensation; (ii) a material diminution in Mr. Smyth’s authority, duties, or responsibilities as President and Chief Executive Officer of the Company, reporting directly to the Company’s Board of Directors (“Block Board”) (but, if the Company becomes a subsidiary of another entity, “Block Board” shall be deemed to refer to the Board of directors (or other governing body) of the ultimate parent entity of the Company); (iii) a material change in the geographic location at which Mr. Smyth must perform the services; or (iv) any other action or inaction that constitutes a material breach by HRB of the Smyth Agreement.

(3)	Payments to Mr. Andrews, Mr. Woram and Mr. Turtledove would be made pursuant to the terms of the Executive Severance Plan and Equity Award Agreements described above under Employment Agreements, Change of Control and Other Arrangements.

(4)	(a) Under the Smyth Agreement, if during the 2-year period following a “Change of Control” of the Company, HRB terminates Mr. Smyth other than for Cause or Disability, or Mr. Smyth terminates for Good Reason, Mr. Smyth shall be entitled to those payments set forth in the table.

Under the Smyth Agreement, a “Change in Control” means: (i) the acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d) (3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, but excluding, for this purpose, (w) any such acquisition by the Company or any of its subsidiaries, or any employee benefit plan (or related trust) of the Company or its subsidiaries, (x) any corporation with respect to which, following such acquisition, more than 50% of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the shareholders who were the beneficial owners of the voting securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, (y) pursuant to any acquisition by Mr. Smyth or any group of persons including Mr. Smyth, or (z) by any underwriter temporarily holding securities pursuant to an offering of such securities; (ii) during any 12-month period, individuals who, as of the date hereof, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Company’s Board, provided that any individual or individuals becoming a director subsequent to the date hereof, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the Company’s Board (or nominating committee thereof) will be considered as though such individual were a member or members of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); (iii) the completion of a reorganization, merger or consolidation of the Company, in each case, unless following such reorganization, merger or consolidation, the shareholders who were the beneficial owners of the voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportion as their ownership, immediately prior to such reorganization, merger or consolidation, of the voting securities of the Company entitled to vote generally in the election of directors; or (iv) a complete liquidation or dissolution of the Company or the consummation of a sale or other disposition of all or substantially all of the assets of the Company to an entity that is not an affiliate of the Company.

(b) Under the Executive Severance Plan, a “Change in Control” is defined as the occurrence of one or more of the following events:

(i) Any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company. If any one person, or more than one person acting as a group, is considered to own more than 50% of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons shall not be considered to cause a change in the ownership of the corporation. An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this section.

(ii) Any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 35% or more of the total voting power of the stock of the Company. If any one person, or more than one person acting as a group, is considered to effectively control a corporation within the meaning of Treasury Regulation §1.409A-3(i)(5)(vi), the acquisition of additional control of the corporation by the same person or persons is not considered to cause a change in the effective control of the corporation.

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(iii) A majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by two-thirds (2/3) of the members of the Board before the date of such appointment or election.

(iv) Any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. Notwithstanding the foregoing, there is no Change in Control event hereunder when there is a transfer to an entity that is controlled by the shareholders of the Company immediately after the transfer. A transfer of assets by the Company is not treated as a change in the ownership of such assets if the assets are transferred to: (a) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock; (b) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company; (c) a person, or more than one person acting as a group, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company; or (d) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in (c) above.

The benefits which may be paid under the Executive Severance Plan in connection with a change of control are described above under Employment Agreements, Change of Control and Other Arrangements.

(c) Equity acceleration under the terms of our equity award agreements is described above under Employment Agreements, Change of Control and Other Arrangements.

(5)	Payments for death or disability apply only to Mr. Smyth and Mr. Andrews. “Disability” under the Smyth Agreement means Mr. Smyth’s absence from his responsibilities with HRB on a full-time basis for 130 business days in any consecutive 12 months as a result of incapacity due to mental or physical illness or injury. Upon Mr. Smyth’s death or disability or retirement (if more than one year after the grant date), he will be entitled to a pro-rata award of any restricted stock based upon the period between the grant date and the last date of employment. For Mr. Smyth, stock options will fully vest upon a retirement that is more than one year after the grant date. Upon Mr. Andrews’ death or disability, he will be entitled to a pro-rata award of any performance cash pursuant to the 2003 Long-Term Executive Compensation Plan. Equity acceleration for restricted stock and stock options under the terms of our equity award agreements for retirement of Mr. Andrews, Mr. Woram and Mr. Turtledove is described above under Employment Agreements, Change of Control and Other Arrangements. In all cases, retirement means voluntary termination at or after reaching age 65.

(6)	Under the Smyth Agreement, in the event of a termination by HRB other than for Cause or Disability or should Mr. Smyth terminate for Good Reason prior to July 31, 2014, HRB shall pay Mr. Smyth a lump sum cash payment equal to $1.5 million. Under the Smyth Agreement, if during the two-year period following a Change in Control of the Company (i) HRB terminates Mr. Smyth other than for Cause or Disability or (ii) Mr. Smyth terminates for Good Reason, HRB shall pay Mr. Smyth a cash payment equal to two times his base salary and his target short-incentive compensation for the year in which the date of termination occurs.

(7)	Under the Smyth Agreement, in the event of a termination by HRB other than for Cause or Disability or should Mr. Smyth terminate for Good Reason prior to July 31, 2014, all restrictions on any non-vested restricted stock that would have lapsed during the 12-month period following the termination date shall immediately lapse. Under the Smyth Agreement, if during the two-year period following a Change in Control of the Company (i) HRB terminates Mr. Smyth other than for Cause or Disability or (ii) Mr. Smyth terminates for Good Reason, all restrictions on any non-vested restricted stock shall immediately lapse.

(8)	Under the Smyth Agreement, in the event of a termination by HRB other than for Cause or Disability or should Mr. Smyth terminate for Good Reason prior to July 31, 2014, all stock options to purchase Company stock that would have vested during the 12-month period following the termination date will immediately vest and any vested stock options will remain exercisable for 12 months following the termination date. Under the Smyth Agreement, if during the two-year period following a Change in Control of the Company (i) HRB terminates Mr. Smyth other than for Cause or Disability or (ii) Mr. Smyth terminates for Good Reason, all stock options to purchase Company stock shall immediately vest and will remain exercisable for 12 months following the termination date.

(9)	Under the Smyth Agreement, in the event of (i) a termination by HRB other than for Cause or Disability, (ii) a termination by Mr. Smyth for Good Reason prior to July 31, 2014, or (iii) a termination during the two-year period following a Change in Control of the Company by (y) HRB other than for Cause or Disability or (z) Mr. Smyth for Good Reason, HRB shall pay to Mr. Smyth a pro-rata award of any performance shares outstanding on the date of termination based on the achievement of the performance goals at the end of the applicable performance period, which payment shall in any event be made no later than two and one-half months after the end of the last fiscal year of the performance period to which it relates.

(10)	Under the Smyth Agreement, in the event of (i) a termination by HRB other than for Cause or Disability, (ii) a termination by Mr. Smyth for Good Reason prior to July 31, 2014, or (iii) a termination during the two-year period following a Change in Control of the Company by (y) HRB other than for Cause or Disability or (z) Mr. Smyth for Good Reason, Mr. Smyth will be entitled to 12 months of continuing coverage under the Company’s health and welfare plans.

(11)	Amounts are paid pursuant to the terms of Ms. Shulman’s Separation Agreement, described above under Employment Agreements, Change of Control and Other Arrangements. The 2008 performance share grant value is calculated using the Company’s closing share price on April 30, 2010.

(12)	Amounts are paid pursuant to the terms of the Gokey Separation Agreement, described above under Employment Agreements, Change-of-Control and Other Arrangements. The 2007 and 2008 performance share grant values are calculated using the Company’s closing share price on April 30, 2010.

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RISK ASSESSMENT IN COMPENSATION PROGRAMS –

With the assistance of Frederic W. Cook & Co., Inc., the Company has assessed its broad-based and executive compensation programs to determine if the programs’ provisions and operations create undesired or unintentional risk of a material nature. Our risk assessment included two work streams — one focused on reviewing areas of enterprise risk and the other focused on identifying compensation design risk. Our enterprise risk analysis examined the types and magnitudes of risks the business areas present to the Company. Our compensation design risk analysis examined the potential risks in the design of our performance-based compensation arrangements. With respect to each performance-based compensation plan, we identified and assessed the risk profile of the plan. Finally, we evaluated on a combined basis the results of the enterprise and compensation risk assessments, on a business-by-business basis. As a result of our analysis, we believe that our compensation policies and practices do not create inappropriate or unintended material risk to the Company as a whole, and that, consequently, our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

EQUITY COMPENSATION PLANS –

The following table provides information about the Company’s Common Stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s existing equity compensation plans as of April 30, 2010. As of April 30, 2010, the Company had three stock-based compensation plans: the 2003 Long-Term Executive Compensation Plan, the 2008 Deferred Stock Unit Plan for Outside Directors, and the 2000 Employee Stock Purchase Plan. In addition, the 1999 Stock Option Plan for Seasonal Employees, which provided for awards of nonqualified options to certain employees, was terminated effective December 31, 2009, except for outstanding awards thereunder. The shareholders have approved all of the Company’s current stock-based compensation plans. The shareholders approved the 2003 Plan in September 2002 to replace the 1993 Long-Term Executive Compensation Plan, effective July 1, 2003. The 1993 Plan terminated at that time, except with respect to outstanding awards thereunder. The shareholders had approved the 1993 Plan in September 1993 to replace the 1984 Long-Term Executive Compensation Plan, which terminated at that time except with respect to outstanding options thereunder. The shareholders approved the 2008 Deferred Stock Unit Plan in September 2008 to replace the 1989 Stock Option Plan for Outside Directors, except with respect to outstanding awards thereunder.

Number of securities
remaining available for
	Number of securities to be	Weighted-average	future issuance under
	issued upon exercise of	exercise price of	equity compensation
	outstanding options,	outstanding options,	plans excluding securities
	warrants, and rights	warrants, and rights	reflected in column (A)
Plan Category	(A)	(B)	(C)

Equity compensation plans approved by security holders	14,866,000	$20.60	816,000
Equity compensation plans not approved by security holders	—	—	—

Total	14,866,000	$20.60	816,000

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INFORMATION REGARDING SECURITY HOLDERS

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT –

The following table shows as of July 27, 2010 the number of shares of Common Stock beneficially owned by each nominee for election as director, by each of the Named Executive Officers, and by all directors and executive officers as a group. The number of shares beneficially owned is determined under rules of the Securities and Exchange Commission. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual has either sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power with respect to shares set forth in the following table.

	Number of Shares
			Share Units
	Beneficially		and Share			Percent
Name	Owned(1)		Equivalents(2)		Total	of Class

C.E. Andrews	35,291		0		35,291	*

Alan M. Bennett	150,000		9,886		159,886	*

Thomas M. Bloch	259,424	(3)	14,407		273,831	*

Richard C. Breeden	13,329,738	(4)	24,394	(5)	13,354,132	4.26

Robert A. Gerard	6,000		14,407		20,407	*

Timothy C. Gokey(6)	758,454		0		758,454	*

Len J. Lauer	26,000		14,407		40,407	*

David B. Lewis	28,000		14,407		42,407	*

Bruce C. Rohde	0		0		0	*

Tom D. Seip	56,437		14,407		70,844	*

L. Edward Shaw, Jr.	0		14,407		14,407	*

Becky S. Shulman	301,426	(7)	0		301,426	*

Robert J. Turtledove	11,835	(8)	0		11,835	*

Christianna Wood	12,580		10,639		23,219	*

All directors and executive officers as a group (17 persons)	15,014,776	(9)(10)	131,359		15,146,135	4.83%

 *  Less than 1%

(1)	Includes shares that on July 27, 2010 the specified person had the right to purchase as of September 25, 2010 pursuant to options granted in connection with the Company’s 1989 Stock Option Plan for Outside Directors or the Company’s 2003 Long-Term Executive Compensation Plans, as follows: Mr. Andrews, 20,291 shares; Mr. Bennett, 150,000 shares; Mr. Bloch, 60,000 shares; Mr. Breeden, 37,595 shares; Mr. Gokey, 745,535 shares; Mr. Lauer, 16,000 shares; Mr. Lewis, 24,000 shares; Mr. Seip, 48,000 shares; and Ms. Shulman, 264,853 shares.

(2)	These amounts reflect share unit balances in the Company’s Deferred Compensation Plan for Directors, the Company’s Deferred Compensation Plan for Executives and/or the 2008 Deferred Stock Unit Plan for Outside Directors. The value of the share units mirrors the value of the Company’s Common Stock. The share units do not have voting rights.

(3)	Mr. Bloch has shared voting and shared investment power with respect to 121,200 of these shares. Mr. Bloch disclaims beneficial ownership of 100,000 shares held by M&H Bloch Partners, LP, except to the extent of his partnership interest therein.

(4)	Mr. Breeden is the managing member of Breeden Capital Partners LLC, managing member and chairman and chief executive of Breeden Capital Management LLC and the Key Principal of Breeden Partners (Cayman) Ltd. Breeden Capital Partners LLC is in turn the general partner of Breeden Partners L.P., Breeden Partners (California) L.P., Breeden Partners (California) II L.P, and Breeden Partners (New York) I L.P. Pursuant to Rule 16a-1(a)(2)(ii)(B) of the Exchange Act, Mr. Breeden in his capacity as managing member and Key Principal, as well as chairman and chief executive officer of Breeden Capital Management LLC, may be deemed to be the beneficial owner of 13,292,143 shares owned by Breeden Partners (Cayman) Ltd., Breeden Partners L.P., Breeden Partners (California) L.P. , Breeden Partners (California) II L.P, and Breeden Partners (New York) I L.P (the “Breeden Funds”). Under the governing documents of Breeden Capital Management LLC and related investment funds, compensation received by Mr. Breeden with respect to stock options included in this figure (37,595 shares) for service as a director of the Company is turned over to the investment funds. Mr. Breeden has no interest in such compensation other than to the extent of his pro rata ownership interest in the investment funds.

(5)	Pursuant to the governing documents of Breeden Capital Management LLC and related investment funds, compensation received by Mr. Breeden for service as a director of the Company is turned over to the investment funds. Mr. Breeden has no interest in such compensation other than to the extent of his pro rata ownership interest in the investment funds.

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(6)	Mr. Gokey resigned as President of U.S. Tax Operations of HRB Tax Group, Inc. on May 8, 2009.

(7)	Includes 6,615 shares of restricted stock granted under the Company’s 2003 Long-Term Executive Compensation Plan and 4,187 shares held in the Employee Stock Purchase Plan (the “ESPP”).

(8)	Includes 11,835 shares of restricted stock granted under the Company’s 2003 Long-Term Executive Compensation Plan.

(9)	Includes shares held by certain family members of such directors and officers or in trusts or custodianships for such members (directly or through nominees) in addition to 1,391,852 shares which such directors and officers have the right to purchase as of September 25, 2010 pursuant to options granted in connection with the Company’s stock option plans.

(10)	Includes 14,893,576 shares held with sole voting and investment powers and 121,200 shares held with shared voting and investment powers.

PRINCIPAL SECURITY HOLDERS –

The following table sets forth the name, address and share ownership of each person or organization known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock of the Company. The information provided is based upon Schedule 13G filings with the Securities and Exchange Commission.

		Percent of
	Shares	Common
Name and Address	Beneficially	Stock
of Beneficial Owner	Owned	Outstanding

Davis Selected Advisers, L.P. 2949 East Elvira Road, Suite 101 Tucson, Arizona 85706	25,557,017	7.62% (1)
BlackRock, Inc. 40 East 52nd Street New York, New York 10022	17,608,407	5.25% (2)
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	17,499,423	5.21% (3)

(1)	Information as to the number of shares and the percent of Common Stock outstanding is as of December 31, 2009 and is furnished in reliance on the Schedule 13G/A of Davis Selected Advisers, L.P. filed on February 12, 2010. The Schedule 13G/A indicates that the number of shares beneficially owned includes 21,370,416 shares with sole voting power and 25,557,017 shares with sole dispositive power.

(2)	Information as to the number of shares and the percent of Common Stock outstanding is as of December 31, 2009 and is furnished in reliance on the Schedule 13G of BlackRock, Inc. filed on January 29, 2010. The Schedule 13G indicates that BlackRock, Inc. has sole voting power and sole dispositive power as to all shares reported.

(3)	Information as to the number of shares and the percent of Common Stock outstanding is as of December 31, 2009 and is furnished in reliance on the Schedule 13G of The Vanguard Group, Inc. filed on February 8, 2010. The Schedule 13G indicates that the number of shares beneficially owned includes 539,020 shares with sole voting power, 17,017,103 shares with sole dispositive power, and 482,320 shares with shared dispositive power.

OTHER MATTERS –

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE –

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and beneficial owners of more than 10% of any class of the Company’s equity securities to file reports of ownership and changes in ownership of the Company’s Common Stock. To the best of the Company’s knowledge, all required reports were filed on time and all transactions by the Company’s directors and executive officers were reported on time.

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REVIEW OF RELATED PERSON TRANSACTIONS –

The Board has adopted a Related Party Transaction Approval Policy (the “Policy”), which is in writing and is administered by the Company’s management and the Governance and Nominating Committee. Under the Policy, the Company’s management will determine whether a transaction meets the requirements of a Related Party Transaction. Upon such a determination, the Governance and Nominating Committee will review the material facts of the Related Party Transaction and either approve or ratify the transaction (subject to certain exceptions which are deemed pre-approved) taking into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than those generally available to an unaffiliated third party under the same or similar circumstances and the extent of the Related Party’s interest in the transaction. If advance approval of a Related Party Transaction is not feasible, the Governance and Nominating Committee must ratify the transaction at its next regularly scheduled meeting or the transaction must be rescinded. No director who is a Related Party with respect to a Related Party Transaction may participate in any discussion or approval of such transaction, except that the director must provide all material information concerning the transaction to the Governance and Nominating Committee.

A Related Party Transaction is any transaction, arrangement or relationship, or any series of transactions, arrangements or relationships in which the Company or any of its subsidiaries is a participant, the amount involved will or may be expected to exceed $120,000 in any fiscal year, and a Related Party has or will have a direct or indirect interest.

A Related Party is any (1) Section 16 executive officer, director or nominee for election as a director, (2) greater than 5% beneficial owner of the Company’s Common Stock, or (3) immediate family member of any of the foregoing.

SHAREHOLDER PROPOSALS AND NOMINATIONS –

For a shareholder proposal to be considered for inclusion in the Company’s proxy statement for the 2011 Annual Meeting pursuant to Rule 14a-8 of the Securities and Exchange Commission, the Company must receive notice at our offices at One H&R Block Way, Kansas City, Missouri 64105, Attention: Corporate Secretary, on or before          , 2011. Applicable Securities and Exchange Commission rules and regulations govern the submission of shareholder proposals and our consideration of them for inclusion in next year’s proxy statement and form of proxy.

Pursuant to the Company’s Amended and Restated Bylaws, for any business not included in the proxy statement for the 2011 Annual Meeting to be brought before the meeting by a shareholder, the shareholder must give timely written notice of that business to the Corporate Secretary. To be timely, the notice must be received no later than          , 2011 (45 days prior to          , 2011). The notice must contain the information required by the Company’s Bylaws. Similarly, a shareholder wishing to submit a director nomination directly at an annual meeting of shareholders must deliver written notice of the nomination within the time period described in this paragraph and comply with the information requirements in our Bylaws relating to shareholder nominations.

A proxy may confer discretionary authority to vote on any matter at a meeting if we do not receive notice of the matter within the time frames described above. A copy of the Company’s Bylaws is available on our website at www.hrblock.com under the “Company” link and then under the heading “Investor Relations” and then “Corporate Governance,” or upon request to: H&R Block, Inc., One H&R Block Way, Kansas City, Missouri 64105, Attention: Corporate Secretary. The Chairman of the meeting may exclude matters that are not properly presented in accordance with the foregoing requirements.

The Board of Directors knows of no other matters which will be presented at the meeting, but if other matters do properly come before the meeting, it is intended that the persons named in the proxy will vote according to their best judgment.

By Order of the Board of Directors
ANDREW J. SOMORA
Secretary

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APPENDIX A
H&R BLOCK, INC.
2003 LONG-TERM EXECUTIVE COMPENSATION PLAN (AS AMENDED)

1. PURPOSES. The purposes of this 2003 Long-Term Executive Compensation Plan are to provide incentives and rewards to those employees and persons largely responsible for the success and growth of H&R Block, Inc. and its subsidiary corporations, and to assist all such corporations in attracting and retaining executives and other key employees and persons with experience and ability.

2. DEFINITIONS.

a. Award means one or more of the following: shares of Common Stock, Restricted Shares, Stock Options, Incentive Stock Options, Stock Appreciation Rights, Performance Shares, Performance Units and any other rights which may be granted to a Recipient under the Plan.

b. Committee means the Compensation Committee described in Section 3.

c. Common Stock means the Common Stock, without par value, of the Company.

d. Company means H&R Block, Inc., a Missouri corporation, and, unless the context otherwise requires, includes its “subsidiary corporations” (as defined in Section 424(f) of the Internal Revenue Code) and their respective divisions, departments and subsidiaries and the respective divisions, departments and subsidiaries of such subsidiaries.

e. Incentive Stock Option means a Stock Option which meets all of the requirements of an “incentive stock option” as defined in Section 422(b) of the Internal Revenue Code.

f. Internal Revenue Code means the Internal Revenue Code of 1986, as now in effect or hereafter amended.

g. Performance Period means that period of time specified by the Committee during which a Recipient must satisfy any designated performance goals in order to receive an Award.

h. Performance Share means the right to receive, upon satisfying designated performance goals within a Performance Period, shares of Common Stock, cash, or a combination of cash and shares of Common Stock, based on the market value of shares of Common Stock covered by such Performance Shares at the close of the Performance Period.

i. Performance Unit means the right to receive, upon satisfying designated performance goals within a Performance Period, shares of Common Stock, cash, or a combination of cash and shares of Common Stock.

j. Plan means this 2003 Long-Term Executive Compensation Plan, as the same may be amended from time to time.

k. Recipient means an employee of the Company or other person who has been granted an Award under the Plan.

l. Restricted Share means a share of Common Stock issued to a Recipient hereunder subject to such terms and conditions, including, without limitation, forfeiture or resale to the Company, and to such restrictions against sale, transfer or other disposition, as the Committee may determine at the time of issuance.

m. Stock Appreciation Right means the right to receive, upon exercise of a stock appreciation right granted under this Plan, shares of Common Stock, cash, or a combination of cash and shares of Common Stock, based on the increase in the market value of the shares of Common Stock covered by such stock appreciation right from the initial day of the Performance Period for such stock appreciation right to the date of exercise.

n. Stock Option means the right to purchase, upon exercise of a stock option granted under this Plan, shares of the Company’s Common Stock.

3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Committee which shall consist of directors of the Company, to be appointed by and to serve at the pleasure of the Board of Directors of the

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Company. A majority of the Committee members shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be valid acts of the Committee, however designated, or the Board of Directors of the Company if the Board has not appointed a Committee.

The Committee shall have full power and authority to construe, interpret and administer the Plan and, subject to the powers herein specifically reserved to the Board of Directors and subject to the other provisions of this Plan, to make determinations which shall be final, conclusive and binding upon all persons including, without limitation, the Company, the shareholders of the Company, the Board of Directors, the Recipients and any persons having any interest in any Awards which may be granted under the Plan. The Committee shall impose such additional conditions upon the grant and exercise of Awards under this Plan as may from time to time be deemed necessary or advisable, in the opinion of counsel to the Company, to comply with applicable laws and regulations. The Committee from time to time may adopt rules and regulations for carrying out the Plan and written policies for implementation of the Plan. Such policies may include, but need not be limited to, the type, size and terms of Awards to be made to Recipients and the conditions for payment of such Awards.

4. ABSOLUTE DISCRETION. The Committee may, in its sole and absolute discretion (subject to the Committee’s power to delegate certain authority in accordance with the second paragraph of this Section 0), at any time and from time to time during the continuance of the Plan, (i) determine which Recipients shall be granted Awards under the Plan, (ii) grant to any Recipient so selected such an Award, (iii) determine the type, size and terms of Awards to be granted (subject to Sections 6, 10 and 11 hereof), (iv) establish objectives and conditions for receipt of Awards, (v) place conditions or restrictions on the payment or exercise of Awards, and (vi) do all other things necessary and proper to carry out the intentions of this Plan; provided, however, that, in each and every case, those Awards which are Incentive Stock Options shall contain and be subject to those requirements specified in Section 422 of the Internal Revenue Code and shall be granted only to those persons eligible thereunder to receive the same.

The Committee may at any time and from time to time delegate to the Chief Executive Officer of the Company authority to take any or all of the actions that may be taken by the Committee as specified in this Section 0 or in other sections of the Plan in connection with the determination of Recipients, types, sizes, terms and conditions of Awards under the Plan and the grant of any such Awards, provided that any authority so delegated (a) shall apply only to Awards to employees of the Company that are not officers of Company under Regulation Section 240.16a-1(f) promulgated pursuant to Section 16 of the Securities Exchange Act of 1934, and (b) shall be exercised only in accordance with the Plan and such rules, regulations, guidelines, and limitations as the Committee shall prescribe.

5. ELIGIBILITY. Awards may be granted to any employee of the Company or to the non- executive Chairman of the Board of the Company. No member of the Committee (other than any ex officio member or the non-executive Chairman of the Board of the Company) shall be eligible for grants of Awards under the Plan. A Recipient may be granted multiple forms of Awards under the Plan. Incentive Stock Options may be granted under the Plan to a Recipient during any calendar year only if the aggregate fair market value (determined as of the date the Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by such Recipient during any calendar year under the Plan and any other “incentive stock option plans” (as defined in the Internal Revenue Code) maintained by the Company does not exceed the sum of $100,000.

6. STOCK SUBJECT TO THE PLAN. The total number of shares of Common Stock issuable under this Plan may not at any time exceed 24,000,000 shares, subject to adjustment as provided herein. All of such shares may be issued or issuable in connection with the exercise of Incentive Stock Options. Shares of Common Stock not actually issued pursuant to an Award shall be available for future Awards. Shares of common Stock to be delivered or purchased under the Plan may be either authorized but unissued Common Stock or treasury shares. The total number of shares of Common Stock that may be subject to one or more Awards granted to any one Recipient during a calendar year may not exceed 1,000,000, subject to adjustment as provided in Section 16 of the Plan.

7. AWARDS.

a. Awards under the Plan may include, but need not be limited to, shares of Common Stock, Restricted Shares, Stock Options, Incentive Stock Options, Stock Appreciation Rights, Performance Shares and Performance Units. The amount of each Award may be based upon the market value of a share of Common

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Stock. The Committee may make any other type of Award which it shall determine is consistent with the objectives and limitations of the Plan.

b. The Committee may establish performance goals to be achieved within such Performance Periods as may be selected by it using such measures of the performance of the Company as it may select as a condition to the receipt of any Award.

8. VESTING REQUIREMENTS. The Committee may determine that all or a portion of an Award or a payment to a Recipient pursuant to an Award, in any form whatsoever, shall be vested at such times and upon such terms as may be selected by it.

9. DEFERRED PAYMENTS AND DIVIDEND AND INTEREST EQUIVALENTS.

a. The Committee may determine that the receipt of all or a portion of an Award or a payment to a Recipient pursuant to an Award, in any form whatsoever, shall be deferred. Deferrals shall be for such periods and upon such terms as the Committee may determine.

b. Unless the Committee provides otherwise in an Award agreement, dividends and dividend equivalents will not be paid with respect to any Award, except for dividends with respect to which the dividend record date is on or after the date of issuance of unrestricted vested shares of Common Stock with respect to such Award. The Committee may provide, in its sole and absolute discretion, that a Recipient to whom an Award is payable in whole or in part at a future time in shares of Common Stock shall be entitled to receive an amount per share equal in value to the cash dividends paid per share on issued and outstanding shares as of the dividend record dates occurring during the period from the date of the Award to the date of delivery of such share to the Recipient. The Committee may also authorize, in its sole and absolute discretion, payment of an amount which a Recipient would have received in interest on (i) any Award payable at a future time in cash during the period from the date of the Award to the date of payment, and (ii) any cash dividends paid on issued and outstanding shares as of the dividend record dates occurring during the period from the date of an Award to the date of delivery of shares pursuant to the Award. Any amounts provided under this subsection shall be payable in such manner, at such time or times, and subject to such terms and conditions as the Committee may determine in its sole and absolute discretion.

10. STOCK OPTION PRICE. The purchase price per share of Common Stock under each Stock Option shall be determined by the Committee, but shall not be less than market value (as determined by the Committee) of one share of Common Stock on the date the Stock Option or Incentive Stock Option is granted. Payment for exercise of any Stock Option granted hereunder shall be made (a) in cash, or (b) by delivery of Common Stock having a market value equal to the aggregate option price, or (c) by a combination of payment of cash and delivery of Common Stock in amounts such that the amount of cash plus the market value of the Common Stock equals the aggregate option price.

11. STOCK APPRECIATION RIGHT VALUE. The base value per share of Common Stock covered by an Award in the form of a Stock Appreciation Right shall be the market value of one share of Common Stock on the date the Award is granted.

12. CONTINUATION OF EMPLOYMENT. The Committee shall require that a Recipient be an employee or director of the Company at the time an Award is paid or exercised. The Committee may provide for the termination of an outstanding Award if a Recipient ceases to be an employee or director of the Company and may establish such other provisions with respect to the termination or disposition of an Award on the death or retirement of a Recipient (or not being re-elected to the Board of Directors) as it, in its sole discretion, deems advisable. The Committee shall have the sole power to determine the date of any circumstances which shall constitute a cessation of employment or term as a director and to determine whether such cessation is the result of retirement, death or any other reason.

13. REGISTRATION OF STOCK. Each Award shall be subject to the requirement that if at any time the Committee shall determine that qualification or registration under any state or federal law of the shares of Common Stock, Restricted Shares, Stock Options, Incentive Stock Options, or other securities thereby covered or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of or in connection with the granting of such Award or the purchase of shares thereunder, the Award may not be paid or exercised in whole or in part unless and until such qualification, registration, consent or approval shall have been effected or obtained free of any conditions the Committee, in its discretion, deems unacceptable.

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14. EMPLOYMENT STATUS. No Award shall be construed as imposing upon the company the obligation to continue the employment or term of a Recipient. No employee or other person shall have any claim or right to be granted an Award under the Plan.

15. ASSIGNABILITY. No Award granted pursuant to the Plan shall be transferable or assignable by the Recipient other than by will or the laws of descent and distribution and during the lifetime of the Recipient shall be exercisable or payable only by or to him or her; provided, however, that a Recipient who was granted an Award in consideration for serving as the Company’s non-executive Chairman of the Board may transfer or assign an Award to an entity that is or was a shareholder of the Company at any time during which the Recipient served as the Company’s non-executive Chairman of the Board (a “Shareholder Entity”) if (i) the Recipient is affiliated with the manager of the investments made by such Shareholder Entity or otherwise serves on the Company’s Board of Directors at the Shareholder Entity’s direction or request, and (ii) pursuant to the Shareholder Entity’s governance documents or any regulatory, contractual or other requirement, any consideration the Recipient may receive as compensation for serving as a director of the Company must be transferred, assigned, surrendered or otherwise paid to the Shareholder Entity.

16. DILUTION OR OTHER ADJUSTMENTS. In the event of any changes in the capital structure of the Company, including but not limited to a change resulting from a stock dividend or split-up, or combination or reclassification of shares, the Board of Directors shall make such equitable adjustments with respect to Awards or any provisions of this Plan as it deems necessary and appropriate, including, if necessary, any adjustment in the maximum number of shares of Common Stock subject to the Plan, the maximum number of shares that may be subject to one or more Awards granted to any one Recipient during a calendar year, or the number of shares of Common Stock subject to an outstanding Award.

17. MERGER, CONSOLIDATION, REORGANIZATION, LIQUIDATION, ETC. If the Company shall become a party to any corporate merger, consolidation, major acquisition of property for stock, reorganization, or liquidation, the Board of Directors shall make such arrangements it deems advisable with respect to outstanding Awards, which shall be binding upon the Recipients of outstanding Awards, including, but not limited to, the substitution of new Awards for any Awards then outstanding, the assumption of any such Awards and the termination of or payment for such Awards.

18. WITHHOLDING TAXES. The Company shall have the right to deduct from all Awards hereunder paid in cash any federal, state, local or foreign taxes required by law to be withheld with respect to such Awards and, with respect to Awards paid in other than cash, to require the payment (through withholding from the Recipient’s salary or otherwise) of any such taxes. Subject to such conditions as the Committee may establish, Awards payable in shares of Common Stock, or in the form of an Incentive Stock Option or Stock Option, may provide that the Recipients thereof may elect, in accordance with any applicable regulations, to satisfy all or any part of the tax required to be withheld by the Company in connection with such Award, or the exercise of such Incentive Stock Option or Stock Option, by electing to have the Company withhold a number of shares of Common Stock awarded, or purchased pursuant to such exercise, having a fair market value on the date the tax withholding is required to be made equal to or less than the amount required to be withheld.

19. COSTS AND EXPENSES. The cost and expenses of administering the Plan shall be borne by the Company and not charged to any Award or to any Recipient.

20. FUNDING OF PLAN. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan.

21. AWARD CONTRACTS. The Committee shall have the power to specify the form of Award contracts to be granted from time to time pursuant to and in accordance with the provisions of the Plan and such contracts shall be final, conclusive and binding upon the Company, the shareholders of the Company and the Recipients. No Recipient shall have or acquire any rights under the Plan except such as are evidenced by a duly executed contract in the form thus specified. No Recipient shall have any rights as a holder of Common Stock with respect to Awards hereunder unless and until certificates for shares of Common Stock or Restricted Shares are issued to the Recipient.

22. GUIDELINES. The Board of Directors of the Company shall have the power to provide guidelines for administration of the Plan by the Committee and to make any changes in such guidelines as from time to time the Board deems necessary.

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23. AMENDMENT AND DISCONTINUANCE. The Board of Directors of the Company shall have the right at any time during the continuance of the Plan to amend, modify, supplement, suspend or terminate the Plan, provided that in the absence of the approval of the holders of a majority of the shares of Common Stock of the Company present in person or by proxy at a duly constituted meeting of shareholders of the Company, no such amendment, modification or supplement shall (i) increase the aggregate number of shares which may be issued under the Plan, unless such increase is by reason of any change in capital structure referred to in Section 16 hereof, (ii) change the termination date of the Plan provided in Section 24, (iii) delete or amend the market value restrictions contained in Sections 10 and 11 hereof, (iv) materially modify the requirements as to eligibility for participation in the Plan, or (v) materially increase the benefits accruing to participants under the Plan, and provided further, that no amendment, modification or termination of the Plan shall in any manner affect any Award of any kind theretofore granted under the Plan without the consent of the Recipient of the Award, unless such amendment, modification or termination is by reason of any change in capital structure referred to in Section 16 hereof or unless the same is by reason of the matters referred to in Section 17 hereof.

24. TERMINATION. The Committee may grant Awards at any time prior to July 1, 2013, on which date this Plan will terminate except as to Awards then outstanding hereunder, which Awards shall remain in effect until they have expired according to their terms or until July 1, 2023, whichever first occurs. No Incentive Stock Option shall be exercisable later than 10 years following the date it is granted.

25. APPROVAL. This restated Plan shall take effect September 30, 2010 (the “Restatement Effective Date”), contingent upon approval by the shareholders of the Company, and shall apply to Awards made on and after the Restatement Effective Date. The Plan as in effect the day before the Restatement Effective Date shall apply to Awards made prior to the Restatement Effective Date, unless the Committee determines in its discretion to apply any provisions of this Plan as in effect upon the Restatement Effective Date to Awards made prior to the Restatement Effective Date.

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APPENDIX B
H&R BLOCK EXECUTIVE PERFORMANCE PLAN
(AS AMENDED ON JULY 27, 2010)

ARTICLE I. GENERAL

SECTION 1.1 PURPOSE. The purpose of the H&R Block Executive Performance Plan (the “Plan”) is to attract and retain highly qualified individuals as executive officers; to obtain from each the best possible performance in order to achieve particular business objectives established for H&R Block, Inc. (the “Company”) and its subsidiaries; and to include in their compensation package a bonus component intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), which compensation would be deductible by the Company under the Code.

SECTION 1.2 ADMINISTRATION. The Plan shall be administered by the Compensation Committee of the Company’s Board of Directors (the “Committee”) consisting of at least two members, each of whom shall be an “outside director” within the meaning of Section 162(m) of the Code. The Committee shall adopt such rules and guidelines as it may deem appropriate in order to carry out the purpose of the Plan. All questions of interpretation, administration and application of the Plan shall be determined by a majority of the members of the Committee then in office, except that the Committee may authorize any one or more of its members, or any officer of the Company, to execute and deliver documents on behalf of the Committee. The determination of the majority shall be final and binding in all matters relating to the Plan. The Committee shall have authority to determine the terms and conditions of the Awards granted to eligible persons specified in Section 1.3 below.

SECTION 1.3 ELIGIBILITY. Awards may be granted only to employees of the Company or any of its subsidiaries who are at the level of Assistant Vice President or at a more senior level and who are selected for participation in the Plan by the Committee. A qualifying employee so selected shall be a “Participant” in the Plan.

ARTICLE II. AWARDS

SECTION 2.1 AWARDS. The Committee may grant annual performance-based awards (“Awards”) to Participants with respect to each fiscal year of the Company, or a portion thereof (each such fiscal year or a portion thereof to constitute a “Performance Period”), subject to the terms and conditions of the Plan. Awards shall be in the form of cash compensation. Within 90 days after the beginning of a Performance Period, the Committee shall establish (a) performance goals and objectives (“Performance Targets”) for the Company and the subsidiaries and divisions thereof for such Performance Period, (b) target awards (“Target Awards”) for each Participant, which shall be a specified dollar amount, and (c) schedules or other objective methods for determining the applicable performance percentage (“Performance Percentage”) to be multiplied by each portion of the Target Award to which a Performance Target relates in arriving at the actual Award payout amount pursuant to Section 2.4 (“Performance Schedules”). The Committee shall specify the Performance Targets applicable to each Participant for each Performance Period and shall further specify the portion of the Target Award to which each Performance Target shall apply. In no event shall a Performance Schedule include a Performance Percentage in excess of 200%.

SECTION 2.2 PERFORMANCE TARGETS. Performance Targets established by the Committee each year shall be based of one or more of the following business criteria: (a) earnings, (b) revenues, (c) sales of products, services or accounts, (d) numbers of income tax returns prepared, (e) margins, (f) earnings per share, (g) return on equity, (h) return on capital, and (i) total shareholder return. For any Performance Period, Performance Targets may be measured on an absolute basis or relative to internal goals, or relative to levels attained in fiscal years prior to the Performance Period.

SECTION 2.3 EMPLOYMENT REQUIREMENT. To be eligible to receive payment of an Award, the Participant must have remained in the continuous employ of the Company or its subsidiaries through the end of the applicable Performance Period, provided that, in the event the Participant’s employment terminates during the Performance Period due to death, disability or retirement, the Committee may, at its sole discretion, authorize the Company or the applicable subsidiary to pay in full or on a prorated basis an Award determined in accordance with Sections 2.4 and 2.5. For purposes of this Section 2.3, (a) “disability” shall be as defined in the employment practices or policies of the applicable subsidiary of the Company in effect at the time of termination of employment, and (b) “retirement” shall mean termination of employment with all subsidiaries of the Company by the Participant after either attainment of age 65 or attainment of age 55 and the completion of at least ten (10) years of employment with the Company or its subsidiaries.

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SECTION 2.4 DETERMINATION OF AWARDS. In the manner required by Section 162(m) of the Code, the Committee shall, promptly after the date on which the necessary financial or other information for a particular Performance Period becomes available, certify the extent to which Performance Targets have been achieved. Using the Performance Schedules, the Committee shall determine the Performance Percentage applicable to each Performance Target and multiply the portion of the Target Award to which the Performance Target relates by such Performance Percentage in order to arrive at the actual Award payout for such portion.

At the time Target Awards are determined, the Committee may specify that the Performance Percentage attributable to any one or more portions of a Participant’s Target Award may not exceed the Performance Percentage attributable to any other portion of the Participant’s Target Award. In the event such specification is made, actual Award payouts shall be determined accordingly.

SECTION 2.5 LIMITATIONS ON AWARDS. The aggregate amount of all Awards under the Plan to any Participant for any Performance Period shall not exceed $2,000,000.

SECTION 2.6 PAYMENT OF AWARDS. Payment of Awards shall be made by the Company or the applicable employer subsidiary as soon as administratively practical following the certification by the Committee of the extent to which the applicable Performance Targets have been achieved and the determination of the actual Awards in accordance with Sections 2.4 and 2.5. All Awards under the Plan are subject to withholding, where applicable, for federal, state and local taxes.

SECTION 2.7 ADJUSTMENT OF AWARDS. In the event of the occurrence during the Performance Period of any recapitalization, reorganization, merger, acquisition, divestiture, consolidation, spin-off, split-off, combination, liquidation, dissolution, sale of assets, other similar corporate transaction or event, any changes in applicable tax laws or accounting principles, or any unusual, extraordinary or nonrecurring events involving the Company which distorts the performance criteria applicable to any Performance Target, the Committee shall adjust the calculation of the performance criteria, and the applicable Performance Targets as is necessary to prevent reduction or enlargement of Participants’ Awards under the Plan for such Performance Period attributable to such transaction or event. Such adjustments shall be conclusive and binding for all purposes.

ARTICLE III.  MISCELLANEOUS

SECTION 3.1 NO RIGHTS TO AWARDS OR CONTINUED EMPLOYMENT. No employee of the Company or any of its subsidiaries shall have any claim or right to receive Awards under the Plan. Neither the Plan nor any action taken under the Plan shall be construed as giving any employee any right to be retained by the Company or any subsidiary of the Company.

SECTION 3.2 NO LIMITS ON OTHER AWARDS AND PLANS. Nothing contained in this Plan shall prohibit the Company or any of its subsidiaries from establishing other special awards or incentive compensation plans providing for the payment of incentive compensation to employees of the Company and its subsidiaries, including any Participants.

SECTION 3.3 RESTRICTION ON TRANSFER. The rights of a Participant with respect to Awards under the Plan shall not be transferable by the Participant other than by will or the laws of descent and distribution.

SECTION 3.4 SOURCE OF PAYMENTS. The Company and its subsidiaries shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Plan. To the extent any person acquires any rights to receive payments hereunder from the Company or any of its subsidiaries, such rights shall be no greater than those of an unsecured creditor.

SECTION 3.5 EFFECTIVE DATE; TERM; AMENDMENT. The Plan is effective as of June 19, 1996, subject to approval by the Company’s shareholders at the Company’s 1996 annual meeting of shareholders, and shall remain in effect until such time as it shall be terminated by the Board of Directors of the Company. If approval of the Plan meeting the requirements of Section 162(m) of the Code is not obtained at the 1996 annual meeting of shareholders of the Company, then the Plan shall not be effective and any Award made on or after June 19, 1996, shall be void ab initio. The Board of Directors may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part.

SECTION 3.6 PROHIBITED OR UNENFORCEABLE PROVISIONS. Any provision of the Plan that is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of the Plan.

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SECTION 3.7 SECTION 162(M) PROVISIONS. Any Awards under the Plan shall be subject to the applicable restrictions imposed by Code Section 162(m) and the Treasury Regulations promulgated thereunder, notwithstanding any other provisions of the Plan to the contrary.

SECTION 3.8 FORFEITURE. If the Company is required to prepare an accounting restatement due to the Company’s material noncompliance with any financial reporting requirement under the securities laws, the Company shall recover from any Participant who is a current or former executive officer of the Company who received payment on an Award during the three-year period preceding the date on which the Company is required to prepare an accounting restatement, based on erroneous data, the amount in excess of what would have been paid to the executive officer under the accounting restatement.

SECTION 3.9 GOVERNING LAW. The Plan and all rights and Awards hereunder shall be construed in accordance with and governed by the laws of the State of Missouri.

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APPENDIX C
SPECIAL MEETING ARTICLE AMENDMENT

Article Fourteen shall be amended and restated in its entirety to read as follows:

Special meetings of the shareholders for any lawful purpose or purposes may be called only by a majority of the Board of Directors, by the holders of not less than a majority of all outstanding shares of stock of the corporation entitled to vote at an annual meeting, by the Chairman of the Board or by the President.

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APPENDIX D
SPECIAL MEETING BYLAW AMENDMENT

Section 5 of the Bylaws shall be amended and restated in its entirety to read as follows:

5. SPECIAL MEETINGS. Special meetings of the shareholders may be called at any time by the chairman of the board, by the chief executive officer or by the president, or at any time upon the written request of a majority of the board of directors, or upon the written request of the holders of not less than a majority of the stock of the corporation entitled to vote in an election of directors. Each call for a special meeting of the shareholders shall state the time, the day, the place and the purpose or purposes of such meeting and shall be in writing, signed by the persons making the same and delivered to the secretary. No business shall be transacted at a special meeting other than such as is included in the purposes stated in the call.

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APPENDIX E
DIRECTOR REMOVAL ARTICLE AMENDMENT

Article Six (D) shall be amended and restated in its entirety to read as follows:

(D) Removal of Directors. Any director, or directors, or the entire Board of Directors of the corporation may be removed, with or without cause, at any time but only by the affirmative vote of the holders of at least a majority of the outstanding shares of each class of stock of the corporation entitled to elect one or more directors at a meeting of the shareholders called for such purpose.

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APPENDIX F
DIRECTOR REMOVAL BYLAW AMENDMENT

Section 15(b) of the Bylaws shall be amended and restated in its entirety to read as follows:

15(b) Removal. Any director, or directors, or the entire board of directors of the corporation may be removed, with or without cause, at any time but only by the affirmative vote of the holders of at least a majority of the outstanding shares of each class of stock of the corporation entitled to elect one or more directors at a meeting of the shareholders called for such purpose.

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APPENDIX G
GOVERNING DOCUMENT ARTICLE AMENDMENT

Article Sixteen shall be amended and restated in its entirety to read as follows:

The affirmative vote of the holders of not less than a majority of the outstanding shares of stock of this corporation entitled to vote generally in the election of directors shall be required to amend, modify, alter or repeal any provision of these Articles of Incorporation. The affirmative vote of the holders of not less than a majority of outstanding shares of stock of this corporation entitled to vote generally in the election of directors and represented in person or by proxy at a meeting at which a quorum is present shall be required to amend, modify, alter, or repeal any provision of the corporation’s Bylaws, provided that the power of the Board of Directors to amend, modify, alter or repeal any Bylaw shall be governed by Section E of Article Six.

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APPENDIX H
GOVERNING DOCUMENT BYLAW AMENDMENT

Section 47(b) of the Bylaws shall be amended and restated in its entirety to read as follows:

47(b) By Shareholders. These bylaws may be amended, modified, altered, or repealed by the shareholders, in whole or in part, only at the annual meeting of shareholders or at the special meeting of shareholders called for such purpose, only upon the affirmative vote of the holders of at least a majority of the outstanding shares of stock of this corporation entitled to vote generally in the election of directors and represented in person or by proxy at a meeting at which a quorum is present.

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APPENDIX I
RELATED PERSON ARTICLE AMENDMENT

The first paragraph of Article Fifteen shall be restated as follows:

ARTICLE FIFTEEN

The affirmative vote of not less than a majority of the outstanding shares of the corporation entitled to vote on the matter and represented in person or by proxy at a meeting at which a quorum is present, unless a greater vote is required by law, shall be required for the approval or authorization of any Business Transaction (as hereinafter defined) with a Related Person (as hereinafter defined), whether or not such Business Transaction was approved prior to the time the Related Person became a Related Person, unless:

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APPENDIX J
RELATED PERSON BYLAW AMENDMENT

Section 45 of the Bylaws shall be amended and restated in its entirety to read as follows:

45. TRANSACTIONS WITH RELATED PERSONS. The affirmative vote of at least a majority of the outstanding shares of the corporation entitled to vote on the matter and present in person or by proxy at a meeting at which a quorum is present, unless a greater approval requirement is required by law, shall be required for the approval or authorization of any business transaction with a related person as set forth in the Articles of Incorporation in the manner provided therein.

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PRELIMINARY COPY
SUBJECT TO COMPLETION
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 1a. Alan M. Bennett 1b. Richard C. Breeden 1c. Robert A. Gerard 1d. Len J. Lauer 2. The approval of an advisory proposal on the Company’s executive pay-for-performance compensation policies and procedures. 1i. Christianna Wood 1h. L. Edward Shaw, Jr. 1g. Tom D. Seip For address changes and/or comments, please check this box and write them on the back where indicated. 1e. David B. Lewis 3. The approval of an amendment to the 2003 Long-Term Executive Compensation Plan to increase the aggregate number of shares of Common Stock issuable under the Plan by 10,000,000 shares (from 14,000,000 shares to 24,000,000 shares). 0 1. Election of Directors. Nominees: The H&R Block, Inc. Board of Directors unanimously recommends a vote “FOR” all the director nominees listed below and “FOR” the other listed proposals. H&R BLOCK, INC. 4. The approval of the material terms of performance goals under the Executive Performance Plan. 5. A shareholder proposal to adopt a simple majority voting standard. 6. The approval of an amendment to the Company’s Amended and Restated Articles of Incorporation to reduce the supermajority voting requirement to call a special meeting of the Company’s shareholders. 7. The approval of an amendment to the Company’s Amended and Restated Articles of Incorporation to reduce the supermajority voting requirement related to the removal of directors. 9. The approval of an amendment to the Company’s Amended and Restated Articles of Incorporation to reduce the supermajority voting requirement regarding the related person transaction provision. 10. The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent accountants for the fiscal year ending April 30, 2011. 8. The approval of an amendment to the Company’s Amended and Restated Articles of Incorporation to reduce the supermajority voting requirement related to amendments to the Company’s Articles of Incorporation and Bylaws. H&R BLOCK, INC. ONE H&R BLOCK WAY KANSAS CITY, MO 64105 H&R BLOCK The foregoing items of business are more fully described in the proxy statement accompanying this notice. The Board of Directors has fixed the close of business on July 27, 2010 as the record date for determining shareholders of the Company entitled to notice of and to vote at the meeting. For Against Abstain 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 1f. Bruce C. Rohde 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 For Against Abstain M26544- P00146-Z53723 VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. EDT on September 29, 2010. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by H&R Block, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. EDT on September 29, 2010. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to H&R Block, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on September 30, 2010: The 2010 Notice, Proxy Statement and Annual Report are available at www.proxyvote.com. M26545- P00146-Z53723 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE HEREOF. IF SIGNED WITHOUT MAKING SUCH SPECIFICATIONS, IT WILL BE VOTED FOR ALL NOMINEES AND PROPOSALS. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders dated August 13, 2010 and accompanying Proxy Statement, and hereby appoints David Baker Lewis, Richard C. Breeden and L. Edward Shaw, Jr., and each of them, the proxies (acting by a majority, or if only one be present, then that one shall have all of the powers hereunder), each with full power of substitution, for and in the name of the undersigned to represent and to vote all shares of common stock of H&R BLOCK, INC., a Missouri corporation, of the undersigned at the Annual Meeting of Shareholders of said corporation to be held at the Copaken Stage of the Kansas City Repertory Theatre in the H&R Block Center, located at One H&R Block Way (corner of 13th Street and Walnut), Kansas City, Missouri, on Thursday, September 30, 2010, at 9:00 a.m. central time, and at any adjournment or postponement thereof, and, without limiting the authority hereinabove given, said proxies or proxy are expressly authorized to vote in accordance with the undersigned’s direction as to those matters set forth on the reverse side hereof and in accordance with their best judgment in connection with the transaction of such other business, if any, as may properly come before the meeting. One H&R Block Way Kansas City, Missouri 64105 H&R BLOCK (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Address Changes/Comments: ___ ___ NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD SEPTEMBER 30, 2010